REORGANIZATION AND EXCHANGE AGREEMENT

                                      AMONG

                                 TRANSTAR, INC.,
                            TRANSTAR HOLDINGS, L.P.,
                                       AND
                                 USX CORPORATION

                                      INDEX
                                                                            Page
I.       The Reorganization
         1.1      Recapitalization of Holdings Companies.......................3
         1.2      Exchange of Holdings Stock...................................3
         1.3      Exchange of Management Stock.................................3
         1.4       Exchange of Management Options..............................4
II.      Asset & Liability Allocations
         2.1      General Rule.................................................4
         2.2      B&LE Dividend in Kind........................................4
         2.3      Intercompany Accounts........................................5
         2.4      Release of Cross Guarantees..................................6
         2.5      Bank Debt Repayment and Allocation...........................8
         2.6      Post-Closing Payments for Pre-Closing Items.................11
III.     Employee Matters
         3.1      Continuation of Employment..................................12
         3.2      Pension Plans...............................................12
         3.3      Thrift Plans................................................17
         3.4      Insurance and Other Welfare Benefit Plans...................19
         3.5      Retirees....................................................21
         3.6      Employee Transfers..........................................21
         3.7      Management Plans............................................21
IV.      Tax Matters
         4.1      Tax Indemnity...............................................22
                  4.1.1    Definitions........................................22
                  4.1.2    Indemnification....................................26
                  4.1.3    Credit Enhancement Provided by Holdings............39
                  4.1.4    Acquisition of 50% or More of Ownership Interests
                           in Holdings........................................43
                  4.1.5    Circumstances for USX Credit Enhancements..........44
                  4.1.6    Duration of Indemnity Provisions/Survival of
                           Indemnification/Successors and Assigns.............46
         4.2      Tax Matters Agreement.......................................46
V.       Transportation Matters
         5.1      Transportation Services Agreements..........................46
         5.2      Non-Interference............................................47
VI.      Amendments to 1988 Agreements
         6.1      Stockholders Agreement......................................48
         6.2      Asbestos Assumption and Indemnification Agreement...........48
         6.3      Environmental Indemnification Agreement.....................49
         6.4      USS Name License Agreement..................................49
         6.5      Agreement Concerning Leases, Licenses and Easement..........50
         6.6       Asset Purchase Agreement...................................50
         6.7      Services and Technical Assistance Agreement.................50
VII.     Inter-Company Services
         7.1      Services Agreement..........................................50
         7.2      B&LE Services Agreement.....................................51
         7.3      Completion of Services Agreement............................51
         7.4      Completion of B&LE Services Agreement.......................60
         7.5      Building Lease..............................................60
VIII.    Mutual Assumptions Concerning Transtar and the Transtar Companies
         8.1      Mutual Assumptions..........................................60
                  8.1.1    Existence and Organization.........................61
                  8.1.2    Corporate Authority................................62
                  8.1.3    Conflicts and Consents.............................63
                  8.1.4    Transtar Disclosure Documents......................63
                  8.1.5    Financial Statements...............................63
                  8.1.6    Legal Proceedings and Violations...................64
                  8.1.7    Changes Since December 31, 1999....................65
                  8.1.8    Taxes..............................................65
                  8.1.9    Benefit Plans......................................66
                  8.1.10   Material Contracts.................................67
                  8.1.11   Insurance..........................................68
                  8.1.12   Title to Properties................................68
                  8.1.13   Condition and Sufficiency of Assets................69
                  8.1.14   Environmental Matters..............................69
                  8.1.15   Labor Matters......................................71
                  8.1.16    No Prior Discussions..............................71
IX.      Representations and Warranties
         9.1      Representations and Warranties of USX.......................72
                  9.1.1    Existence and Organization.........................72
                  9.1.2     Corporate Authority...............................72
                  9.1.3    Conflicts and Consents.............................73
                  9.1.4    No Prior Discussions...............................73
                  9.1.5    Ownership of USX Stock.............................73
         9.2      Representations and Warranties of Holdings..................73
                  9.2.1    Existence and Organization.........................73
                  9.2.2    Authority..........................................74
                  9.2.3    Conflicts and Consents.............................74
                  9.2.4    No Prior Discussions...............................74
                  9.2.5    Ownership of Holdings Stock........................75
         9.3       Representations Exclusive..................................75
X.       Certain Covenants
         10.1     Interim Operations..........................................75
         10.2     Regulatory Approvals........................................78
         10.3     Future Disposition of Units.................................78
         10.4     Consents....................................................80
         10.5     Due Diligence and Access....................................80
         10.6     Relation to Holdings Notes..................................81
         10.7     Post Closing Access.........................................81
         10.8     Further Assurances..........................................81
         10.9     Holdings Officer............................................82
         10.10    Commercially Reasonable Efforts.............................82
XI.      Conditions to Closing
         11.1     Conditions Precedent to Obligations of USX..................83
                  11.1.1   Opinion of Counsel.................................83
                  11.1.2   Representations and Warranties.....................83
                  11.1.3    Covenants and Agreements..........................83
                  11.1.4   Material Adverse Change............................84
                  11.1.5   PBGC...............................................84
                  11.1.6   Good-Standing Certificates.........................84
                  11.1.7   Execution of Documents.............................84
         11.2     Conditions Precedent to Obligations of Holdings.............85
                  11.2.1   Opinions of Counsel................................85
                  11.2.2   Representations and Warranties.....................85
                  11.2.3   Covenants and Agreements...........................85
                  11.2.4   Material Adverse Change............................86
                  11.2.5   Exchanged Stock....................................86
                  11.2.6   Financing..........................................86
                  11.2.7   PBGC...............................................87
                  11.2.8   Good-Standing Certificates.........................87
                  11.2.9   Execution of Documents.............................87
         11.3     Mutual Conditions Precedent.................................87
                  11.3.1   No Injunctions.....................................87
                  11.3.2   STB Approval.......................................87
                  11.3.3   HSR Filing.........................................88
                  11.3.4   Tax Free Reorganization............................88
                  11.3.5    Execution of Accession Agreement by Trustee.......88
XII.     Closing
         12.1     Closing Date................................................88
         12.2     The Closing.................................................88
         12.3     Effective Date..............................................91
         12.4     Termination.................................................91
         12.5     Time Is Of The Essence......................................92
XIII.    Miscellaneous
         13.1     Expenses....................................................92
         13.2     Notices.....................................................93
         13.3     Applicable Laws; Counterparts, Consent to Jurisdiction......94
         13.4     Entire Agreement............................................94
         13.5     Advisors....................................................95
         13.6     Publicity...................................................95
         13.7     Descriptive Heading.........................................95
         13.8     Severability................................................96
         13.9     Survival....................................................96
         13.10    Parties.....................................................96
         13.11    Amendment...................................................96
         13.12    Successors and Assigns......................................96

                             Exhibits and Schedules

Exhibit List

         A                          Speer Agreement

         B                          Accession Agreement

         C                          Tax Matters Agreement

         D                          Substitute Fleet TSA

         E                          Substitute TSA

         F                          Stockholders Agreement Termination

         G                          Asbestos Agreement

         H                          Environmental Indemnification Agreement

         I                          Environmental Agreement Termination

         J                          USS Name License Agreement

         K                          Asset Purchase Agreement Amendment

         L                          1988 Services Agreement Amendment

         M                          White & Case Opinion

         N                          USX Opinion

         O                          Services Charging Formula

         P                          Mediation, Arbitration and Force Majeure

         Q                          Monroeville Building Lease Terms


Schedule List
         2.4(c)                     Speer Calculation

         3.2(x)                     Non-Shared Employees

         3.2(y)                     Shared Employees

         3.6(a)                     Transferred Non-Union Employees

         3.6(b)                     Transferred Union Represented Employees

         8.1.1                      Capitalization of Transtar Companies

         8.1.9 Transtar Plans not filed as exhibits to Transtar Disclosure Documents

         8.1.13(x)                  Excluded Assets of Holdings Companies

         8.1.13(y)                  Excluded Assets of USX Companies

         8.1.14                     Compliance with Environmental Laws

         10.4                       Required Consents

                      REORGANIZATION AND EXCHANGE AGREEMENT


         This Reorganization and Exchange Agreement (this "Agreement") is entered into as of this 4th day of October, 2000 by and among Transtar, Inc., a Delaware corporation ("Transtar"), Transtar Holdings, L.P., a Delaware limited partnership ("Holdings") and USX Corporation, a Delaware corporation ("USX").


                                   WITNESSETH:


         WHEREAS: The authorized capitalization of Transtar consists of 10,000 shares of Class A Voting Common Stock ("A Stock") and 10,000 shares of Class B Non-voting Common Stock ("B Stock");

         WHEREAS: Holdings owns beneficially and of record 5,100 shares of A Stock and 5,100 shares of B Stock (collectively, the "Holdings Stock");

         WHEREAS: USX owns beneficially and of record 4,900 shares of A Stock and 3,900 shares of B Stock (collectively, the "USX Stock");

         WHEREAS: PNC Bank, N.A. (formerly Pittsburgh National Bank), as trustee under the Management Stock Trust Agreement dated December 28, 1988 (the "Trustee"), holds of record 50 shares of B Stock (the "Management Stock") in connection with the Transtar, Inc. Equity Participation Plan, as amended (the "Management Stock Plan");

         WHEREAS: As of the date hereof, of the 1,000 shares of management stock originally issued to the Trustee in connection with the Management Stock Plan, 50 shares remain outstanding as Management Stock and 950 shares are now held in treasury by Transtar, all 950 shares of which have been previously awarded to participants who elected to retire and receive benefits in accordance with the Management Stock Plan;

         WHEREAS: Of all of the options granted to participants under the Transtar, Inc. Stock Option Plan, as amended (the "Management Option Plan"), options representing 400 shares of B Stock are outstanding (the "Management Options");

         WHEREAS: Transtar is a holding company that directly or indirectly owns all of the issued and outstanding stock of Bessemer and Lake Erie Railroad Company ("B&LE"); the Duluth, Missabe and Iron Range Railway Company ("DM&IR"); the Pittsburgh & Conneaut Dock Company ("Dock"); USS Great Lakes Fleet, Inc. ("Fleet"); Birmingham Southern Railroad Company ("B Southern"); Elgin, Joliet and Eastern Railway Company ("EJ&E"); Fairfield Southern Company, Inc. ("F Southern"); The Lake Terminal Railroad Company ("Lake Terminal"); McKeesport Connecting Railroad Company ("MCC"); Mobile River Terminal Company ("MRT"); Union Railroad Company ("URR"); Warrior and Gulf Navigation Company ("W&G"), Mon Valley Railway Company ("Mon Valley"), Tracks Traffic and Management Services, Inc.; GLF Credit Corporation ("GLF Credit"), GLF Great Lakes Corporation ("GLF Lakes"), and Cuyahoga Dock, Inc. ("Cuyahoga") (collectively, the "Transtar Companies");

         WHEREAS: A Stockholders Agreement, dated December 29, 1988, among USX; Blackstone Transportation Partners LP; a Delaware limited partnership and a predecessor in interest to Holdings; Blackstone Capital Partners LP, a Delaware limited partnership and a predecessor in interest to Holdings and Transtar (the "Stockholders Agreement") provides that the By-laws of Transtar (the "By-laws") can be amended by unanimous action of all holders of A Stock, requires that Holdings and USX will vote together to elect three individuals nominated by Holdings and two nominated by USX, and imposes significant restrictions on the ability of any shareholder to dispose of its shares of Transtar;

         WHEREAS: The By-laws provide that most matters require unanimous approval of directors nominated by both USX and Holdings;

         WHEREAS: Holdings and USX have significant differences concerning the future direction of Transtar and its subsidiaries: and

         WHEREAS: In order to resolve these issues and to allow Transtar and its various subsidiaries to continue to operate profitably in their ongoing transportation businesses, the parties have concluded that it is in the best interest of the owners, employees, customers and suppliers of Transtar and its subsidiaries to reorganize to result in USX owning 100% of Transtar and certain of its subsidiaries and in Holdings owning 100% of the remaining Transtar subsidiaries.

         NOW, THEREFORE, in consideration of the mutual covenants contained herein, and intending to be legally bound, the parties do hereby agree as follows:


                                    Article I

                               The Reorganization

Section 1.1    Recapitalization of Holdings Companies.

         On or before the Closing Date, as hereinafter defined, Transtar will cause each of B&LE, DM&IR, Fleet and Dock to convert all of its issued and outstanding shares of common stock into 5,100 shares of voting common stock and 5,100 shares of non-voting common stock each (collectively, the "Exchanged Stock").

Section 1.2    Exchange of Holdings Stock.

         On the Closing Date, Transtar will exchange all of the Holdings Stock for 5,100 shares of voting stock and 5,050 shares of non-voting stock in each of B&LE, DM&IR, Fleet and Dock. (B&LE, DM&IR, Fleet and Dock, together with Mon Valley, Cuyahoga, GLF Credit and GLF Lakes, to hereinafter be collectively called the "Holdings Companies", and individually each to be called a "Holdings Company", and Transtar and all of its other direct and indirect subsidiaries to be collectively called the "USX Companies", and individually each to be called a "USX Company").

Section 1.3    Exchange of Management Stock.

         On the Closing Date, Transtar will exchange a number of shares of non-voting stock in each of the B&LE, DM&IR, Fleet and Dock ("New Management Stock") acceptable to Holdings for all of the Management Stock.

Section 1.4    Exchange of Management Options.

         On the Closing Date, each of the B&LE, DM&IR, Fleet and Dock will have created new management option plans, will reserve stock for issuance pursuant thereto and will exchange stock options in each of the B&LE, DM&IR, Fleet and Dock or, at Holdings option, options on limited partnership interests in Holdings ("New Management Options") for the Management Options.


                                   Article II

                          Asset & Liability Allocations

Section 2.1    General Rule.

         Except as otherwise specifically provided in this Agreement and the Exhibits and Schedules attached hereto, each of the Holdings Companies and the USX Companies shall continue to remain liable for all of their liabilities as they exist on the Closing Date whether known or unknown: absolute or contingent; arising by contract, tort, statute, ordinance, regulation, judicial decree or administrative order; recorded or unrecorded in the accounting and financial record; or arising in the past, present or future. Except as otherwise specifically provided in this Agreement and the Exhibits and Schedules attached hereto, each of the Holdings Companies and the USX Companies shall continue to own or lease all of their existing assets. All parties acknowledge that all assets of the Holdings Companies, on the one hand, and the USX Companies, on the other hand, will be delivered in their "AS IS WHERE IS" condition on the Closing Date and that no party is making any representations express or implied concerning the assets of the USX Companies and the Holdings Companies.

Section 2.2    B&LE Dividend in Kind.

         Immediately prior to the Closing Date, B&LE shall declare and transfer to Transtar as a dividend in kind (i) all of the computer equipment, software, license agreements, furniture, fixtures and other personal property used by B&LE exclusively in the provision of services to the Holdings Companies, USX and the USX Companies, (ii) all books, records and printouts held by the B&LE and related solely to USX and the USX Companies, and (iii) copies of all books, records and printouts held by the B&LE and related to USX and the USX Companies for which the originals are not part of the dividend in (ii) above (the "B&LE Dividend"); provided, however, the B&LE Dividend shall not include any software, license agreements or other personal property used solely by B&LE in connection with the provision of services to one or more of the Holdings Companies. For purposes of this agreement the value of all such assets shall be deemed to be the net book value of such assets.

Section 2.3    Intercompany Accounts.

         (a) On the Closing Date, Transtar shall cause all intercompany accounts (other than those specified in Section 2.3(b) below) between it and any Holdings Company to be settled. Transtar will, as necessary, contribute existing intercompany indebtedness as a capital contribution to one or more of the Holdings Companies or cause one or more of the Holdings Companies to declare and pay dividends to Transtar in order to achieve this result. On the Closing Date, job protection liabilities related to the B&LE employees created as a result of the July 15, 1997 B&LE/TCIU Implementing Agreement shall be allocated to and shall thereafter remain with the company who, immediately following the Closing Date, employs the individual to whom the liability is attributable; provided, however, if such employee is a Union B&LE Transferee (as defined in Section 3.2(d) hereof), such liability shall remain with the B&LE until such time as the employee is actually transferred to a USX Company, whereupon such liability will be transferred to, and shall thereafter remain with, such USX Company.

         (b) On the Closing Date, Transtar shall cause each of the USX Companies, on the one hand, and the Holdings Companies on the other hand to settle all outstanding payables and receivables between them except for (i) matters relating to ordinary course commercial transactions, including, but not limited to, the provision of transportation services by multiple carriers, which shall remain outstanding and be paid in the normal course of business (ii) tax matters which are specifically addressed in the Tax Matters Agreement referred to in Section 4.2 hereof and (iii) Cross Guarantees (as defined in Section 2.4(b) hereof) and allocations related to the Transtar Credit Agreement (as defined in Section 2.5 hereof).

Section 2.4    Release of Cross Guarantees.

         (a) Prior to the Closing Date, the parties shall identify all guarantees, indemnities or other credit support provided between (i) any of the USX Companies (excluding Transtar), on the one hand, and (ii) any Holdings Company, on the other hand, (the "Internal Guaranteed Contracts") and shall enter into good faith negotiations to terminate or modify all Internal Guaranteed Contracts in a manner to release or otherwise relieve any obligation contingent or otherwise on a Holdings Company, in the case of USX or Transtar, or a USX Company (excluding Transtar), in the case of Holdings. To the extent that any such Internal Guaranteed Contract is not so terminated or modified, such Internal Guaranteed Contract shall remain in full force and effect and (i) to the extent any Holdings Company is the beneficiary of any Internal Guaranteed Contract, the relevant Holdings Company shall, in each case, severally and not jointly with any other Holdings Company; indemnify and hold the relevant USX Company harmless from and against any and all damages, losses, obligations, liabilities, claims, encumbrances, deficiencies, costs and expenses (including, without limitation, penalties, fines and reasonable attorneys' fees and other costs and expenses incident to any suit, action, investigation, claim or proceeding) (all hereinafter referred to collectively as "Losses") suffered, sustained, incurred, or required to be paid by such USX Company by reason of such Internal Guaranteed Contract and (ii) to the extent that any USX Company is the beneficiary of any Internal Guaranteed Contract, the relevant USX Company shall, in each case severally and not jointly with any other USX Company, indemnify and hold the relevant Holdings Company harmless from and against any and all Losses suffered, sustained, incurred or required to be paid by such Holdings Company by reason of such Internal Guaranteed Contract.

         (b) Prior to the Closing Date, the parties shall identify all guarantees, indemnities or other credit support provided by Transtar (including, without limitation, instances where Transtar and any Holdings Company are joint obligors) on behalf of any Holdings Company (the "Third Party Guaranteed Contracts" and, collectively with the Internal Guaranteed Contracts, the "Cross Guarantees") and Holdings shall enter into good faith negotiations to terminate or otherwise modify all Third Party Guaranteed Contracts in a manner to release all obligations, contingent or otherwise, upon Transtar. To the extent that any such Third Party Guaranteed Contract is not so terminated or modified, such Third Party Guaranteed Contract shall remain in full force and effect and, Holdings and the relevant Holdings Company shall jointly and severally indemnify and hold Transtar harmless from and against any and all Losses suffered, sustained, incurred or required to be paid by Transtar by reason of such Third Party Guaranteed Contract: provided, however, Holdings shall not be obligated with respect to any such Third Party Guaranteed Contract if one of the following has occurred:

         (i) A third party, with an investment grade credit rating from Moody's or Standard and Poors and otherwise reasonably acceptable to USX and Transtar (it being understood that USX or Transtar, as the case may be, shall be considered reasonable in rejecting any third party that (x) competes with the U.S. Steel Group of USX in the markets in which the U.S. Steel Group is then active or (y) competes directly with Transtar in the provision of transportation services), unconditionally indemnifies Transtar with respect to all Losses suffered, sustained, incurred or required to be paid by Transtar by reason of such Third Party Guaranteed Contract; provided that the other terms of such indemnity must be acceptable to Transtar in its reasonable discretion; or

         (ii) Some other provision has been made to (1) release Transtar from and against any and all liability, contingent or otherwise, under such Third Party Guaranteed Contract or (2) indemnify Transtar from and against any and all Losses suffered, sustained, incurred or required to be paid by Transtar by reason of such Third Party Guaranteed Contract; provided that any such provision must be acceptable to Transtar in its sole discretion.

         Notwithstanding anything to the contrary set forth herein, for so long as Transtar remains obligated in any manner in connection with respect to a Third Party Guaranteed Contract, Holdings shall cause the relevant Holdings Company to carry insurance providing for policy limits, and deductibles substantially similar to those in effect on the date hereof and, subject to any limitations imposed by such Third Party Guaranteed Contract, naming Transtar as an additional insured under any such policy in connection with such Third Party Guaranteed Contract.

         (c) For so long as the Motor Vessel Edgar B. Speer (Official Number 621104) shall be sub-chartered by Fleet from USX, Holdings agrees to cause Fleet to pay to USX an annual fee equal to 3/4 of 1% of the average balance due (as described in Schedule 2.4(c)) under the Charter dated September 1, 1980 between State Street Bank and Trust Company, successor trustee to Connecticut Bank and Trust Company, as owner trustee, and USX, as successor by merger to United States Steel Corporation. USX and Fleet have entered into the written sub-charter attached as Exhibit A (the "Speer Agreement").

         For so long as the Motor Vessel Edgar B. Speer (Official Number 621104) (the "Speer") shall be sub-chartered by Fleet from USX, Holdings shall cause the Fleet to (i) covenant to USX to carry insurance in connection with the Fleet's sub-charter of the Speer which (A) for so long as USX is permitted to self-insure under the Charter, provides for policy limits and deductibles substantially similar to those in effect on the date hereof and (B) for so long as USX is not permitted to self-insure under the Charter, satisfies the insurance requirements of the Charter and, in each case, subject to any limitations imposed by the Charter, names USX as an additional insured and (ii) to covenant to USX to satisfy the financial requirements of the Oil Pollution Act of 1990, as amended from time to time.

Section 2.5    Bank Debt Repayment and Allocation.

         (a) On the Closing Date and immediately after the exchange contemplated by Section 1.2 hereof shall have occurred, all debt outstanding under the Credit Agreement dated as of December 7, 1993, as amended and restated as of August 26, 1999, among Transtar, the lenders named therein and Chase Manhattan Bank (successor to Chemical Bank), as Agent, as amended (the "Transtar Credit Agreement") shall be repaid. The debt repayment shall be allocated between the Holdings Companies on the one hand and the USX Companies on the other hand in accordance with the following formula:

Holdings Companies                      USX Companies

56 % of Transtar Credit Balance         44% of Transtar Credit Agreement Balance

Plus $4,080,416                         Minus $4,080,416
------------------------------------    ------------------------------------
Final Holding Companies Repayment       Final USX Companies Repayment Amount
Amount

For purposes of this Section 2.5, "Transtar Credit Agreement Balance" means the outstanding amount under the Transtar Credit Agreement plus all accrued interest as of the Closing Date.

         Prior to the Closing Date, but in no event more than two business days prior to the Closing Date, Transtar shall, in good faith, prepare and deliver to USX and Holdings an estimate of the actual consolidated cash of Transtar and the Transtar Companies as of the Closing Date (the "Estimated Cash Statements") and, on the Closing Date, shall allocate the aggregate cash to provide the Holdings Companies with 56% of such aggregate cash and the USX Companies with 44% of such aggregate cash. To the extent possible, such allocation shall be made in a manner that does not create or increase any excess loss account, as defined in Treasury Regulation Section 1.1502-19, that Transtar may have in the stock of any Transtar Company. As soon as practicable after the Closing Date, but in any event not later than thirty (30) days after the Closing Date, (i) Holdings and USX agree to cooperate to close the books of each of the Holdings Companies and the USX Companies and (ii) Transtar, Holdings and USX shall, in good faith, jointly determine and prepare statements of the amount of cash held by each of the USX Companies and the Holdings Companies as of the time of closing on the Closing Date (the "Actual Cash Statements"). To the extent that the amount of cash reflected on the Actual Cash Statements of the USX Companies exceeds in the aggregate 44% of the amount of total cash reflected on the Actual Cash
Statements of both the USX Companies and the Holdings Companies in the aggregate, then USX shall cause to be paid to Holdings or a Holdings Company, at the sole discretion of Holdings, within one business day after the determination of the Actual Cash Statements by wire transfer of immediately available funds to an account or accounts designated in writing by Holdings an amount of cash sufficient to ensure that the Holdings Companies in the aggregate have received 56% of the total cash on the books of Transtar and its consolidated subsidiaries as of the Closing Date. To the extent that the amount of cash reflected on the Actual Cash Statements of the Holdings Companies exceeds in the aggregate 56% of the amount of total cash reflected on the Actual Cash Statements of both the Holdings Companies and the USX Companies in the aggregate, then Holdings shall cause to be paid to USX or a USX Company, at the sole discretion of USX, within one business day after the determination of the Actual Cash Statements by wire transfer of immediately available funds to an account or accounts designated in writing by USX an amount of cash sufficient to ensure that the USX Companies in the aggregate have received 44% of the total cash on the books of Transtar and its consolidated subsidiaries as of the Closing Date. Such adjusting payments shall be deemed to be made immediately prior to the Closing and shall be treated as distributions from the paying company or companies to Transtar, and as capital contributions from Transtar to the recipient company or companies. To the extent possible, such payments shall be made in a manner that does not create or increase any excess loss account, as defined in Treasury Regulation
Section 1.1502-19.

         (b) Holdings shall cause the Holdings Companies to pay the Final Holdings Companies Repayment Amount specified in (a) above and USX shall cause the USX Companies to pay the Final USX Companies Repayment Amount specified in
(a) above. Notwithstanding anything to the contrary set forth herein, Holdings may, at its option, elect to assume, or to cause the Holdings Companies to assume, its portion of the Transtar Credit Agreement Balance as specified in
Section 2.5(a) and not to pay such amount; provided that if Holdings elects to assume or cause the assumption of such obligation, Holdings shall obtain a novation, release or other assurances from the lenders under the Credit Agreement, all to the effect (and to the reasonable satisfaction of USX and any USX Company) that none of USX, Transtar or any USX Company shall have any further obligation whatsoever for any such obligation so assumed.

         (c) Prior to the Closing Date, Transtar shall make capital contributions as necessary to eliminate or to reduce to the extent possible any excess loss account, as defined in Treasury Regulation Section 1.1502-19, that it would otherwise have in the stock of any Transtar Company as of the Closing Date. The capital contribution to any Holdings Company will come solely from funds dividended by one or more other Holdings Companies after the execution of this Agreement. The capital contribution to any USX Company will come solely from funds dividended by one or more other USX Companies after the execution of this Agreement. Transtar will cause one or more Holdings Companies or one or more USX Companies to declare and pay dividends to Transtar in order to make such contributions.

Section 2.6    Post-Closing Payments for Pre-Closing Items.

         (a) Holdings and the Holdings Companies shall indemnify the USX Companies for 56% of all amounts paid by any such USX Company after the Closing Date with respect to transaction related costs pertaining to the transactions contemplated by this Agreement and not otherwise addressed herein.

         (b) Transtar and the other USX Companies shall indemnify the Holdings Companies for 44% of all amounts paid by any such Holdings Company after the Closing Date with respect to transaction related costs pertaining to the transactions contemplated by this Agreement and not otherwise addressed herein.

         (c) All costs incurred by Transtar or Tracks Traffic and Management Services, Inc. ("Tracks") relating to Closing Date or pre-Closing Date activity which are not solely for the expense of Transtar or Tracks and which are paid after the Closing Date shall be allocated to the Transtar Company to which such costs relate. If such costs cannot be specifically identified with one or more Transtar Companies, or if such costs were incurred by Transtar in its role as holding company for the Transtar Companies, or were incurred by Tracks in its cash management role for the Transtar Companies, then such costs shall be allocated 56% to the Holdings Companies and 44% to the USX Companies. The Transtar Company or Companies allocated costs under this Section 2.6(c) shall indemnify Holdings, USX or any other Transtar Company for any such allocated costs paid after the Closing Date by Holdings, USX or any other Transtar Company.


                                   Article III

                                Employee Matters

Section 3.1    Continuation of Employment.

         (a) Except as otherwise set forth in this Article III, all non-union employees employed by Transtar or any Transtar Company immediately prior to the Closing Date (the "Non-Union Employees") shall continue to be employed by such Company as employed them immediately prior to the Closing Date and shall receive the same salary or wage as they received and be subject to the same terms and conditions of employment as they were immediately prior to the Closing Date.

         (b) Each USX Company and each Holdings Company shall continue in place each collective bargaining and other agreements in effect between it and any labor union and shall continue to provide all employment and other entitlements provided to employees represented by such labor unions in accordance with the terms of such collective bargaining agreements (the "Union Employees"), except as modified by agreement of the parties or by an arbitrator in order to permit the transfer of employees contemplated by Section 3.6(b) herein.

         (c) For purposes of this Agreement Non-Union Employees and Union Employees shall include all individuals on disability, leave of absence, vacation, holiday, layoff or other status that would entitle such individual to employment by any USX Company or Holdings Company.

Section 3.2    Pension Plans.

         (a) Current Plans. Transtar will remain the sponsor of the Transtar, Inc. Non-Contributory Pension Plan and the Transtar, Inc. Salaried Retirement Plan (the "Transtar Pension Plans").

         (b) Holdings Plans. As soon as possible after the Closing Date and effective as of the Closing Date, Holdings shall establish, or shall cause one of the Holdings Companies to establish, one or more defined benefit pension plan or plans (the "Spinoff Plans") providing pension benefits to the employees of the Holdings Companies (i) that, in the case of represented employees, meet the obligations of all collective bargaining agreements applicable to such employees and (ii) that are generally comparable to those currently provided to such employees.

         (c) Plan Asset Transfers. As soon as practicable, Transtar shall cause to be transferred: (i) from the respective Transtar Pension Plans to the Spinoff Plans, the Accrued Liability (as defined below) for all participants identified as transferring to the respective Holdings Companies and (ii) from the trusts relating to the Transtar Pension Plans to the trust or trusts created under the Spinoff Plans (the "Holdings Trusts"), an amount of allocated assets determined in the manner below (the "Asset Transfer Amount"). Participants transferring to the Holdings Companies (the "Holdings Participants") include active employees transferring to the employment of the Holdings Companies as identified in
Section 3.6 and retired employees transferring to the Holdings Companies as identified in Section 3.5, including associated dependents for both. As soon as practicable following the Closing Date, Transtar will cause Retirement Benefits Services, Inc. (the "Current Actuary") to calculate the Accrued Liability as of the Closing Date (the "Valuation Date") of all participants in the Transtar Pension Plans and then to compare, on a plan-by-plan basis, the Accrued Liability of all the participants in each Transtar Pension Plan to the fair market value of the assets in the respective Transtar Pension Plans as of the Valuation Date. If the Accrued Liability as of the Valuation Date of all participants in a Transtar Pension Plan is less than the fair market value of the assets as of the Valuation Date in such Transtar Pension Plan, then Transtar will cause assets (determined as of the Valuation Date) to be transferred from such Transtar Pension Plan to the Holdings Trusts to the corresponding Spinoff Plan equal to the product of (x) such fair market value of the assets in such Pension Plan multiplied by (y) a fraction, the numerator of which is the projected benefit obligation ("PBO") of the Holdings Participants for such Transtar Pension Plan as of the Valuation Date, and the denominator of which is the PBO of all participants in such Transtar Pension Plan as of the Valuation Date. For purposes of the preceding sentence, the PBO shall be determined on the basis of each employee's age, service and compensation, and the terms of the respective Transtar Pension Plans in effect on the Valuation Date, using: (i) the 30-year Treasury rate in effect on the Valuation Date plus 100 basis points rounded to the nearest one-half (1/2) percent for the discount rate; (ii) a lump sum rate that is 200 basis points less than the discount rate used; (iii) salary scales for determining the accrued benefits liability at an average annual rate of 4% for salaried employees and 3.5% for wage employees; and (iv) all other actuarial assumptions and methods identical to those used by Transtar for SFAS No. 87 disclosures for the year ended December 31, 1999. If the Accrued
Liability as of the Valuation Date of all participants in a Transtar Pension Plan is equal to or greater than the fair market value as of the Valuation Date of the assets in such Transtar Pension Plan, then the Current Actuary will determine the amount of assets allocable to the Accrued Liabilities attributable to Holdings Participants based on Section 4044 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (the "Section 4044 Amount"), and Transtar will cause assets equal in value to the Section 4044 Amount applicable to Holdings Participants under such Transtar Pension Plan to be transferred from such Transtar Pension Plan to the Holdings Trust for the corresponding Spinoff Plan. The Asset Transfer Amount for the respective Plans shall be the dollar amount of allocated assets determined in accordance with the above, increased or decreased by the actual return on the market value of assets, and decreased by the amount of actual benefit payments for the Holdings Participants subsequent to the Valuation Date and prior to the date of transfer; provided, however, that in no event shall the Asset Transfer Amount be less than the amount necessary to satisfy Section 414 (l) of the Code (as defined in Section 4.1.1 hereof). Upon the transfer of the Asset Transfer Amount the Spinoff Plan will assume all benefit liabilities and obligations of the corresponding Transtar Pension Plan, solely with respect to Holdings Participants under such Transtar Pension Plan from which that transfer was made and will become with respect to such Holdings Participants responsible for all acts, omissions and transactions under or in connection with such Transtar Pension Plan, whether arising before or after the Closing, other than to the extent resulting from acts or omissions of Transtar or its affiliates after the Closing. With respect to each Spinoff Plan, Transtar will continue to administer benefit claims for Holdings Participants until the first of the month following the transfer date of the Asset Transfer Amounts to the Holdings Trusts. As used in this Agreement, "Accrued Liability" shall mean the termination liabilities of the applicable participants under the respective Transtar Plans calculated in accordance with Sections 401(a)(12) and 414(l) of the Code, including the use of the Pension Benefit Guarantee Corporation ("PBGC") interest rate applicable to immediate and deferred annuities for the termination of single employer plans in effect on the first day of the month containing the Valuation Date. These are the same liabilities used in the allocation of assets for the Section 4044 Amount, if required.

         (d) If the authorized representatives of the Union B&LE Transferees (defined below) have not signed a TCIU Implementation Agreement indicating TCIU approval of transfer of the employment of the Union B&LE Transferees to a USX Company (the "TCIU Approval") as of the Closing Date, all pension liabilities and any assets held in trust for the satisfaction of liabilities associated with such Union B&LE Transferees at the Closing Date will be transferred from the Transtar, Inc. Non-Contributory Pension Plan to the Spinoff Plan and the Holdings Trust covering union employees as part of the transfers contemplated in Sections 3.2(b) and 3.2(c). "Union B&LE Transferees" shall mean the union administrative employees to be transferred from the B&LE to a USX Company (the number of such employees to be up to 60 non-shared union administrative employees and up to 25 shared union administrative employees) and so identified in Schedules 3.2(x) and 3.2(y). For purposes of this Section 3.2, it is agreed that the employees of the USX Companies and the Holdings Companies listed in
Schedule 3.2(x) are non-shared employees and that the employees of the USX Companies listed in Schedule 3.2(y) are shared employees. At the end of the month in which the actual payroll responsibility for the Union B&LE Transferees is transferred to a USX Company (the "Holdings Transfer Return Date), a spin-off of pension liabilities and corresponding assets ("Holdings Transfer Return Amount') will be made from the Spinoff Plan to the Transtar, Inc. Non-Contributory Pension Plan, or a successor USX pension plan, (the "Holdings Transfer Return") consistent with the allocation methodology identified in Sections 3.2(c) and 3.2(h) as it pertains to the Union B&LE Transferees, without regard to the de minimis test of Section 414(l) of the Code. If the assets allocated respecting the Union B&LE Transferees' liabilities consistent with the methodology identified in Section 3.2(c) had been reduced by an amendment or early termination program adopted by the Spinoff Plan in which Union B&LE Transferees participate after the Closing Date but prior to the Holdings Transfer Return Date and a comparable amendment or early termination program is not adopted by the Transtar, Inc. Non-Contributory Pension Plan, or a successor USX pension plan, the excess, if any, of (a) the Holdings Transfer Return Amount computed as if such amendment or program were not adopted over (b) the Holdings Transfer Return Amount shall be paid, together with interest up to the date of transfer using the rate paid on 30-day U.S. Treasury Bills and an additional gross-up amount to reflect USX's effective federal and state income tax rates, to Transtar in cash by Holdings at the same time the Holdings Transfer Return Amount is transferred to the trust associated with the Transtar, Inc. Non-Contributory Pension Plan, or a successor USX pension plan.

         (e) Multi-Employer Plans. After the Closing Date, Holdings shall or shall cause Fleet to contribute to multi-employer pension plans in respect of Union Employees employed by Fleet pursuant to any collective bargaining agreements to which Fleet may be a party. Holdings Companies shall be responsible for all contributions with respect to their own employees for all multi-employer plans.

         (f) As soon as practical Holdings shall take or shall cause the Holdings Companies to take all steps reasonably necessary to qualify the Spinoff Plans under the Code.

         (g) Non-qualified Plans. The USX Companies shall continue to maintain the Transtar non-qualified plans and the Holdings Companies shall establish non-qualified plans designed to provide benefits in excess of the limits imposed by Sections 415 and 401(a)(17) of the Code for defined benefit plans as appropriate for the participants respectively assigned to each party (as defined under Section 3.6 and Section 3.5, including dependents of such participants); and to the extent that any plan is funded the USX Companies shall transfer or assign to Holdings or a Holdings Company any assets held for the satisfaction of benefit obligations to participants assigned to Holdings or a Holdings Company under Section 3.5 or Section 3.6 of this Agreement. Further, liabilities recorded on Transtar's books with respect to participants of such plans prior to the Closing Date shall be transferred on the Closing Date to the company which will employ such participant immediately following the Closing Date.

         (h) In the event that either USX or Holdings disagrees with any calculations made by the Current Actuary they may, at their sole expense, have the calculations reviewed by another actuary of their choice. If USX and Holdings mutually determine that they are unable to resolve such disagreement then each shall select an actuary (who may be the actuary chosen pursuant to the preceding sentence) and these two such actuaries shall select a third actuary whose determination shall be final and binding upon all parties. Each party shall pay the cost of the actuary it selects and each shall pay one half of the cost of the third actuary. The Current Actuary, Holdings and Transtar will each cause to be provided to any actuary designated by Holdings, Transtar or USX all information in its possession or under its control that is reasonably necessary to review the determination and the calculation of the Accrued Liability,
Section  4044  Amount  and  other  determinations  or  calculations  related  to pensions, in all respects, and to verify that such determinations and calculations have been performed in a manner consistent with the terms of this Agreement.

Section 3.3    Thrift Plans.

         (a) Transtar shall remain the sponsor of the Transtar, Inc. Savings Plan for Salaried Employees and the Transtar, Inc. Savings Plan for Represented Employees ("Transtar Thrift Plans").

         (b) As soon as practical after the Closing Date, Holdings shall establish a thrift plan, or plans, (the "Holdings Thrift Plan") substantially similar to the Transtar Thrift Plans.) As of the Closing Date, Holdings Companies' employees will cease to be eligible to actively participate in the Transtar Thrift Plans. Upon the establishment of the Holdings Thrift Plan Transtar shall cause the Transtar Thrift Plans to transfer to the Holdings Thrift Plan the accounts of all participants in the Transtar Thrift Plans who are employed by the Holdings Companies, including those transferred to the Holdings Companies pursuant to Section 3.6 hereof, or who retired from a Holdings Company (the "Holdings Thrift Plan Participants"). Transtar shall cause the trust maintained under the Transtar Thrift Plans to transfer to the trust established under the Holdings Thrift Plan the assets attributable to the Holdings Thrift Plan Participants under the Transtar Thrift Plans; provided that amounts invested in loans to such participants shall be transferred in kind. Contingent upon the transfer of assets attributed to the Holdings Thrift Plan Participants, Holdings will assume all benefit obligations of the Transtar Thrift Plans relating to the Holdings Thrift Plan Participants. The amount of assets transferred will be equal to the sum of (x) the excess of (A) the Holdings Thrift Plan Participants accounts under the Transtar Thrift Plans determined as of the last date of the month preceding the transfer date over (B) any benefit payments made to Holdings Thrift Plan Participants under the Transtar Thrift Plans during the period from the preceding month end to the transfer date and (y) interest on such excess amount from the preceding month end to the transfer date using the rate paid on 30 day Treasury Bills on the transfer date.

         (c) The USX Companies shall continue to maintain the Transtar non-qualified plans and the Holdings Companies shall establish non-qualified plans designed to provide benefits in excess of the limits imposed by Sections 415 and 401(a)(17) of the Code for thrift plans as appropriate for the participants respectively assigned to each party pursuant to Section 3.5 and
Section 3.6; and, to the extent that any plan is funded, the USX Companies shall transfer or assign to Holdings or a Holdings Company any assets held for the satisfaction of benefit obligations to participants assigned under Section 3.5 or Section 3.6 of this Agreement. Further, liabilities recorded on Transtar's books with respect to participants of such plans prior to the Closing Date shall be transferred on the Closing Date to the company which will employ such participant immediately following the Closing Date.

         (d) If the TCIU Approval has not been obtained as of the Closing Date, all Transtar Thrift Plan assets attributable to the accounts of the Union B&LE Transferees at the Closing Date will be transferred to the trust associated with the Holdings Thrift Plan as part of the transfers contemplated in Section 3.3(b). At the end of the month in which actual payroll responsibility for the Union B&LE Transferees is transferred to a USX Company, all Holdings Thrift Plan assets attributable to the Union B&LE Transferees will be transferred back to the Transtar Thrift Plan consistent with the methodology described in Section 3.3(b).

Section 3.4    Insurance and Other Welfare Benefit Plans.

         (a) Continuation of Current Plans. Transtar shall or shall cause each of the other USX Companies to maintain the medical, life and other insurance programs currently provided to employees and retirees of the USX Companies.

         (b) Establishment of Holdings Plans. Holdings shall or shall cause each of the Holdings Companies to establish medical, life and other insurance programs providing benefits comparable to those currently provided to employees and retirees of the Holdings Companies.

         (c) Interim Provisions of Benefits. Transtar shall continue to administer claims and shall cause payments to be made to employees of the Holdings Companies who were participants in Transtar medical, life, vision, dental, supplemental sickness and other insurance programs for up to 180 days following the Closing Date to allow Holdings to establish its own plans. Transtar shall continue to administer runout claims until they are completed. Holdings shall reimburse Transtar weekly for all amounts paid and costs incurred in connection with such services upon receipt of appropriate documentation thereof.

         (d) Other Programs. Transtar shall cause the USX Companies and Holdings shall cause the Holdings Companies to continue to provide vacation, leave and other employee policies substantially similar to those currently provided.

         (e)  Service  Recognition.  All  benefit  programs  referred to in this
Section 3.4 of USX, Holdings, the USX Companies or the Holdings Companies shall recognize service of any employees of the Transtar Companies employed by USX, Holdings, any such USX Company or any such Holdings Company, respectively, after the Closing Date with any of USX, the USX Companies or the Transtar Companies for all purposes and shall recognize all co-payments and deductibles incurred in the calendar year of the Closing Date under corresponding programs of the Transtar Companies prior to the Closing Date.

         (f) If TCIU Approval has been obtained as of the Closing Date, all medical, life, other insurance liabilities and other employee benefit liabilities currently provided to such employees and any assets held in trust for the satisfaction of such liabilities associated with such employees at the Closing Date will not be transferred from the Transtar plans or trusts covering union employees to the Holdings Companies' newly created medical, life, and other welfare plans and associated trusts as part of the transfers contemplated under other subsections of this Section 3.4. If TCIU Approval has not been obtained as of the Closing Date, all medical, life, other insurance liabilities and other employee benefit liabilities currently provided to such employees and any assets held in trust for the satisfaction of such liabilities associated with such employees at the Closing Date will be transferred from the Transtar plans or trusts covering union employees to the Holdings Companies' newly created medical, life, and other welfare plans and associated trusts as part of the transfers contemplated under other subsections of this Section 3.4. Again, if TCIU Approval has not been obtained as of the Closing Date, at the end of the month in which actual payroll responsibility for the Union B&LE Transferees is transferred to a USX Company, all medical, life and other insurance liabilities attributable to the Union B&LE Transferees will be transferred back to Transtar along with all assets held for the satisfaction of such liabilities.

         (g) General. Unless specifically provided otherwise in this Agreement, responsibility for employee benefit liabilities, including without limitation compensation, workers' compensation, incentive, employment, split dollar life insurance policies, VEBA, supplemental unemployment benefits or other payroll or benefit liabilities, for employees of the Transtar Companies shall be the sole responsibility of the USX Company or Holdings Company which employed such employee as of the Closing Date. Any assets held for the satisfaction of benefit obligations to such employees so employed by a Holdings Company on the Closing Date, whether held in trust or otherwise, shall be transferred to such Holdings Company or a trust designated by it and, in the case of split dollar life deposits, such transfer shall occur on the Closing Date.

Section 3.5    Retirees.

         For all purposes under this Article III, responsibility for benefits payable to persons who retired from any of the Transtar Companies in the past and are receiving or entitled to receive any retirement benefits now or in the future shall be the sole responsibility of the last Transtar Company to have employed such person. This liability allocation shall include legal liability, accounting treatment such as OPEB and administrative responsibility.

Section 3.6    Employee Transfers.

         (a) Non-Union Employees. Effective immediately prior to the Closing Date, certain non-union employees of the Transtar Companies shall be transferred as set forth in the Schedule attached hereto as Schedule 3.6(a) or as shall otherwise be agreed upon by USX and Holdings.

         (b) Union Employees. Effective immediately prior to the Closing Date, or as soon thereafter as possible under amendments to applicable collective bargaining agreements or arbitration decisions, certain union employees of the Transtar Companies shall be transferred as set forth in the Schedule attached hereto as Schedule 3.6(b).

Section 3.7    Management Plans.

         On the Closing Date and effective as of the Closing Date, Holdings shall assume all of the obligations of Transtar under the Management Stock Plan and the Management Stock Option Plan (the "Management Plans") and shall enter into amendments to the Management Plans reasonably acceptable to Holdings and the Trustee which shall preserve for the participants under the Management Plans the economic benefits of such plans immediately prior to the Closing Date.


                                   Article IV

                                   Tax Matters

Section 4.1    Tax Indemnity.

         Section 4.1.1     Definitions.

         For purposes of this Section 4.1 the following definitions shall apply:

         "Applicable Credit Amount" means the sum of (i) the B&LE Credit Amount, if B&LE is a Holdings Company described in Section 4.1.3(a) below; and (ii) the DMIR Credit Amount, if DM&IR is a Holdings Company described in Section 4.1.3(a) below; and (iii) the Fleet Credit Amount, if Fleet is a Holdings Company described in Section 4.1.3(a) below; and (iv) the Dock Credit Amount, if Dock is a Holdings Company described in Section 4.1.3 (a) below. For purposes of the definition of Applicable Credit Amount and Applicable Taxes, a Holdings Company is described in Section 4.1.3(a) below if (a) in a transaction other than a Permitted Transfer, (i) Holdings sells, transfers, assigns or otherwise disposes of such Holdings Company's stock (or if such Holdings Company disposes of substantially all of its assets) during the Credit Period, or (ii) one or more persons are treated as acquiring directly or indirectly the stock of such Holdings Company and each condition set forth in Section 4.1.4(a) is met or (b) Holdings elects to provide credit enhancement pursuant to Section 4.1.3(a)3,
Section 4.1.3(a)4 or Section 4.1.3(a)5 with respect to Taxes arising from or based on the Split-off of such Holdings Company; provided, however, a Holdings Company is not described in Section 4.1.3(a) to the extent that it previously has been described in Section 4.1.3(a) and one of the forms of credit enhancement set forth in 4.1.3(b)1 has been obtained with respect thereto.

         "Applicable Taxes" means the sum of (i) B&LE Taxes, if B&LE is a Holdings Company described in Section 4.1.3(a) below; and (ii) DMIR Taxes, if DM&IR is a Holdings Company described in Section 4.1.3(a) below; and (iii) Dock Taxes, if Dock is a Holdings Company described in Section 4.1.3(a) below; and
(iv) Fleet Taxes, if Fleet is a Holdings Company described in Section 4.1.3(a) below.

         "B&LE Credit Amount" means $15,810,000.

         "B&LE Taxes" means all Taxes  resulting from the Split-off of B&LE that
(i) are caused by a Holdings Triggering Event, or (ii) result from any breach by Holdings of either the representation in Section 9.2.4 or covenant in Section 10.3(a).

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Credit Period" means the period from the date of the Split-off through the earlier of: (i) the expiration of the statute of limitations for Taxes imposed on Transtar that are triggered by the Split-off and (ii) the fourth anniversary of the Split-Off.

         "DMIR Credit Amount" means $48,200,000.

         "DMIR Taxes" means all Taxes resulting from the Split-off of DM&IR that are caused by (i) a Holdings Triggering Event, or (ii) result from any breach by Holdings of either the representation in Section 9.2.4 or covenant in Section
10.3 (a).

         "Dock Credit Amount" means $3,860,000.

         "Dock Taxes" means all Taxes resulting from the Split-off of Dock that are caused by (i) a Holdings Triggering Event, or (ii) result from any breach by Holdings of either the representation in Section 9.2.4 or covenant in Section
10.3 (a).

         "Finally Determined" means that one of the following has occurred: (1) a decision, judgment, decree or other order by any court of competent jurisdiction, which decision, judgment, decree or other order has become final (e.g., when all allowable appeals thereof have been exhausted by either party to the action or the time for filing such appeal has expired) or the acceptance of the terms of an administrative determination if Transtar consents in writing to such acceptance, (2) the exhaustion of all administrative remedies if a contest cannot be currently brought in a court of competent jurisdiction, (3) a closing agreement entered into under Section 7121 of the Code or any other settlement agreement entered into in connection with an administrative or judicial proceeding, or (4) the expiration of the time for instituting a claim for refund, or if such a claim was filed, the expiration of the time for instituting suit with respect thereto.

         "Fleet Credit Amount" means $32,130,000.

         "Fleet Taxes" means all Taxes resulting from the Split-off of Fleet that are caused by (i) a Holdings Triggering Event, or (ii) result from any breach by Holdings of either the representation in Section 9.2.4 or covenant in
Section 10.3 (a).

         "Holdings Taxes" means all Taxes resulting from the Split-off that are caused by (i) a Transtar Triggering Event, or (ii) result from any breach by USX of either the representation in Section 9.1.4 or covenant in Section 10.3 (b).

         "Holdings Triggering Event" means, (A) any acquisition (including a redemption), directly or indirectly (excluding all indirect acquisitions which in the aggregate do not exceed 10% of the outstanding stock of such Holdings
Company), of the stock (or substantially all of the assets) of a Holdings Company during the Triggering Period; (B) any acquisition (including a redemption), directly or indirectly, of the stock of a Holdings Company after the Triggering Period that, together with the Split-off, is determined to be part of a plan (or series of related transactions), within the meaning of
Section 355(e) of the Code, pursuant to which 1 or more persons acquire directly or indirectly stock representing a 50% or greater interest in a Holdings Company and that causes Section 355(e) of the Code to apply to the Split-off (whereby stock of one or more of the Holdings Companies is not treated as qualified property for purposes of Section 355(c) of the Code); or (C) the sale, termination or substantial change of a business of a Holdings Company within the Triggering Period if, due to such sale, termination or substantial change, a Holdings Company is not engaged in the active conduct of a trade or business immediately after the Split-off (within the meaning of Section 355(b) of the Code).

         "No-Fault Taxes" means all Taxes described in Section 4.1.2 (c).

         "Permitted Transfer" means (1) an issuance of employee stock options or
(2) a sale or other transfer of primary or secondary equity securities or (3) any other direct or indirect transfer of the stock of one or more Holdings Companies or one or more USX Companies; provided that (a) after all such issuance of options or such sale or other transfers described in (1), (2) or
(3), the percentage of stock owned directly or indirectly in the Holdings Company or USX Company whose stock is involved, by all persons owning stock in such corporation immediately after the Split-off, has not decreased in the aggregate by 50% or more (by vote or value) (after applying the aggregation and attribution rules set forth in Code Section 355(e)(4)(C)) or (b) such issuance, sale or transfer involves the acquisition by a person of stock or securities in any successor corporation of a Holdings Company or USX Company by reason of holding stock or securities in such Holdings Company or USX Company (for purposes of this Section 4.1, such stock or securities in such successor corporation shall be treated as stock or securities in such Holdings Company or such USX Company, as the case may be). In addition, a Permitted Transfer shall include any transfer proposed by (i) Holdings and consented to by Transtar or
(ii) proposed by Transtar and consented to by Holdings, such consent not to be unreasonably withheld or delayed. Whether such consent is unreasonably withheld or delayed shall be determined based solely on whether such issuance, sale or transfer might reasonably result in Taxes subject to indemnity under this
Section 4.1. If a party requests the consent of the other to make a transfer, such other party shall be deemed to have consented in writing to such transfer unless such other party otherwise sends a written response within 45 days after a written request to make such a transfer is sent.

         "Split-off" means the distribution of the stock of the Holdings Companies in exchange for all of the Holdings Stock and the Management Stock.

         "Taxes" means (1) all taxes, assessments or other governmental charges, including, without limitation, all federal, state, local or foreign taxes, charges, fees, duties, levies or other assessments including, without limitation, net or gross income, gross receipts, net or gross proceeds, ad valorem, real and personal property (tangible and intangible), sales, use, franchise, user, transfer, value-added, fuel, excess profits, occupational, employees' income withholding, unemployment, Social Security, Railroad Retirement, Railroad Unemployment Insurance, alternative or add-on minimum, estimated, environmental and franchise taxes, including interest, penalties or additions to tax attributable to or imposed on or with respect to such taxes, which are imposed by any governmental body whether disputed or not, and shall include any liability for such amounts as a result of either being a member of a combined, consolidated, unitary or affiliated group or of a contractual obligation to indemnify any person or other entity and (2) related costs and attorneys fees.

         "Transtar Triggering Event" means, (A) any acquisition (including a redemption), directly or indirectly (excluding all indirect acquisitions which in the aggregate do not exceed 10% of the outstanding stock of Transtar), of the stock (or substantially all of the assets) of Transtar during the Triggering Period; (B) any acquisition (including a redemption), directly or indirectly, of the stock of Transtar after the Triggering Period that, together with the Split-off, is determined to be part of a plan (or series of related transactions), within the meaning of Section 355(e) of the Code, pursuant to which 1 or more persons acquire directly or indirectly stock representing a 50% or greater interest in Transtar and that causes Section 355(e) of the Code to apply to the Split-off (whereby stock of one or more of the Holdings Companies is not treated as qualified property for purposes of Section 355(c) of the
Code); or (C) the sale or termination of, or substantial change in, an active business of Transtar within the Triggering Period if, due to such sale, termination or substantial change, Transtar is not engaged in the active conduct of a trade or business immediately after the Split-off (within the meaning of Section 355(b) of the Code).

         "Triggering Period" means the period from the date of the Split-off through the date of the second anniversary of the Split-off.

         Section 4.1.2     Indemnification.

         (a)      Holdings Companies' Indemnification

                  1. B&LE shall indemnify and hold harmless Transtar and each USX Company against any B&LE Taxes.

                  2. DM&IR shall indemnify and hold harmless Transtar and each USX Company against any DMIR Taxes.

                  3. Fleet shall indemnify and hold harmless Transtar and each USX Company against any Fleet Taxes.

                  4. Dock shall indemnify and hold harmless Transtar and each USX Company against any Dock Taxes.

         (b) USX's and Transtar's Indemnification. USX and Transtar shall jointly and severally indemnify and hold harmless Holdings, any direct or indirect owner of an interest in Holdings, and each Holdings Company against any Holdings Taxes.

         (c)      Sharing of No-Fault Taxes.

                  1. Notwithstanding Section 4.1.2(a) and Section 4.1.2(b), the sole remedy for No-Fault Taxes are pursuant to this Section 4.1.2(c). In the event Transtar or Holdings (or any direct or indirect owner of an interest in Holdings) incurs any Taxes resulting from the Split-off that result solely from the Split-off failing to meet the requirements of
                           Section 355 of the Code and that are not caused by a Holdings Triggering Event or a Transtar Triggering Event or a breach of a representation or covenant by USX or Holdings in Sections 9.1.4, 9.2.4, 10.1(n), 10.3(a) or 10.3(b) (referred to herein as "No-Fault Taxes"), such No-Fault Taxes shall be shared between the Holdings Companies and Transtar in the ratio of 56%/44%.

                  2. The Holdings Companies' share of No-Fault Taxes shall be allocated to each Holdings Company based upon the Ratio of the Credit Amount for such Holdings Company to the total Credit Amounts for all Holdings Companies.

                  3. Transtar's share of No-Fault Taxes shall be allocated among the USX Companies as follows: B Southern - 17.50%; EJ&E - 51.65%; F Southern - .59%; Lake
                           Terminal - 3.14%; MCC - 1.19%; MRT - 7.56%; and URR -
                           18.37%. Transtar and each of the USX Companies shall jointly and severally indemnify Holdings (or any direct or indirect owner of an interest in Holdings) against Transtar's share of No-Fault Taxes allocated to such USX Company.

         (d)      Taxes Saved.

                  1.       In the  case  of  Holdings  Taxes  indemnified  under
                           Section   4.1.2(b)  or  No-Fault  Taxes  incurred  by
                           Holdings (or any direct or indirect owner of an interest in Holdings) and indemnified by Transtar or another USX Company under Section 4.1.2(c), "Taxes Saved" in the future shall be repaid to USX, Transtar or such other USX Company, as the case may be, when such Taxes Saved are "Realized."

                  2. "Taxes Saved" shall equal: (i) the actual reduction in Taxes for a particular taxable period that otherwise would have been due and payable for such taxable period, which reduction is solely due to (x) Holding's tax basis in the Holdings Companies or (y) the tax basis of a direct or indirect owner in Holdings in the entity through which such direct or indirect owner of Holdings owns its direct or indirect interest in Holdings (such ownership interest referred to as a "Holdings Interest"), being higher than it would have been if the Split-off were tax-free pursuant to Section 355 of the Code, multiplied by (ii) the Allocation Rate. The "Allocation Rate" shall be (A) 100% if the indemnified party recovered Holdings Taxes pursuant to 4.1.2(b) and (B) 44% if the indemnified party recovered No-Fault Taxes pursuant to Section 4.1.2(c).

                  3. Taxes Saved are "Realized" at the time the Taxes Saved for such taxable period otherwise would have been due and payable to a taxing authority.

                  4. For the avoidance of doubt, the following examples clarify when Taxes Saved have been Realized (in the amount of the actual reduction in Taxes for a particular taxable period as determined under Section 4.1.2(d)2 above) and when Taxes Saved have not been
                           Realized:

                           (i) If, in a taxable transaction, a direct or indirect owner of Holdings transfers or exchanges its Holdings Interest, or Holdings transfers its interest in a Holdings Company, such transfers might cause Taxes Saved to be Realized (as determined pursuant to Section 4.1.2(d)2 above). If, however, such transfer is pursuant to a tax-free transaction, there would be no Taxes Saved Realized at the time of the transfer. Such property received in a tax-free transaction ("Substituted Property") by a direct or indirect owner of Holdings or by Holdings, as the case may be, shall be (for purposes of this Section 4.1.2(d)) treated as the Holdings Interest transferred (in the case of a transfer by a direct or indirect owner of Holdings) or the stock of the Holdings Company transferred (in the case of a transfer by Holdings of a Holdings Company). If such Substituted Property is subsequently transferred in a taxable transaction, such transfer might cause Taxes Saved to be Realized (as determined pursuant to Section 4.1.2(d)2 above). If, however, such Substituted Property is exchanged for different property in a tax-free exchange, there would be no Taxes Saved Realized and such different property received would be the new Substituted Property (that would be treated like the original Holdings Interest transferred (in the case of a transfer of the Substituted Property by a direct or indirect owner of Holdings) or the stock of the Holdings Company transferred (in the case of a transfer of the Substituted Property by Holdings)).

                           (ii) To the extent that (x) Holdings' increased tax basis in a Holdings Company or (y) a direct or indirect owner's increased tax basis in its Holdings Interest, causes (or increases) a loss that is not used by a person to offset Taxes in a taxable period or an earlier taxable period, Taxes Saved have not been Realized. Such person generally would have Taxes Saved Realized in a subsequent taxable period to the extent such loss were used to offset Taxes otherwise due and payable in such subsequent taxable period.

                           (iii) If a partner that is required to pay any remaining Taxes Saved when Realized dies and the tax basis in such partner's Holdings Interest is stepped up to fair market value pursuant to Code Section 1014, any Taxes Saved that have not been Realized prior to such partner's death will never be Realized (and thus will never have to be repaid).

                           (iv) If a partner disposes of its Holdings Interest or Substituted Property in a
                                    taxable   transaction,   or  in  a  tax-free
                                    transaction   not   described   in   Section
                                    4.1.2(d)4(v) or (vi), and all Taxes Saved are not Realized by such Partner at the time of the disposition, a subsequent disposition by Holdings of the stock of a Holdings Company will not cause any Taxes Saved to be Realized by such partner.

                           (v) If a direct or indirect owner of Holdings transfers its Holdings Interest in a tax-free transaction, other than a transfer at death, to either (i) a Conduit Entity (as defined below) owned more than 50% by such owner (at the time Holdings sells or disposes of a Holdings Company) or (ii) to an entity that is not a Conduit Entity and that is owned more than 80% by such owner (at the time Holdings sells or disposes of a Holdings Company), and such transfer does not result in Taxes Saved at the time of the transfer, then at the time Holdings sells or otherwise disposes of a Holdings Company, such direct or indirect owner of Holdings shall be treated as having Taxes Saved Realized equal to (x) the amount of Taxes Saved such owner would have Realized as a result of the sale or other disposition by Holdings of such Holdings Company if such owner had not transferred its Holdings Interest to such entity multiplied by (y) the percentage of beneficial ownership such owner has in the Holdings Interest at the time Holdings sells or otherwise disposes of such Holdings Company. A Conduit Entity means an entity which is not treated for federal income tax purposes as a corporation or an association taxable as a corporation. For purposes of this Section 4.1.2(d)4(v), an interest in an entity (whether or not it is a Conduit Entity) owned by a member of the family (as defined in Code Section 267(c)(4)) of a direct or indirect owner of Holdings shall be treated as owned by such direct or indirect owner.

                           (vi) If a direct or indirect owner of Holdings transfers its Holdings Interest to a member of such owner's family (as defined in Code
                                    Section 267(c)(4)),  Taxes Saved Realized by
                                    such family member shall be treated as Taxes
                                    Saved Realized by such direct or indirect owner of Holdings.

                  5. Notwithstanding anything to the contrary, the total Taxes Saved for the current taxable period and all prior taxable periods with respect to a particular party shall not exceed the total amounts paid to such party by USX, Transtar or another USX Company pursuant to Section 4.1.2(b) and 4.1.2(c).

                  6. USX's and Transtar's indemnity obligation with respect to a particular person under Section 4.1.2(b) and Transtar's (and the other USX Companies') indemnity obligation under Section 4.1.2(c) with respect to a particular person shall be reduced by any Taxes Saved that are Realized by that person at or prior to the time the claim for indemnification is made. Such person shall have no obligation to pay back to USX, Transtar or any other USX Company any such Taxes Saved that are Realized that reduce USX's, Transtar's or such other USX Company's indemnity obligation under Section 4.1.2(b) or 4.1.2(c).

                  7. Only the party that received payment from USX, Transtar or a USX Company shall be liable to pay Taxes Saved when Realized and nothing in this Agreement shall require any transferee of a direct or indirect interest in Holdings to pay any Taxes Saved with respect to such direct or indirect interest in Holdings (whether or not such transferor owes Taxes saved at the time of the transfer to such transferee).

         (e)      Procedure  for Direct and Indirect  Owners of  Holdings.  This
                  Section 4.1.2(e) provides (1) the procedure pursuant to which direct and/or indirect owners of Holdings must make a claim against (i) Transtar and/or USX for indemnification for Holdings Taxes (as provided in Section 4.1.2(b)) and (ii) Transtar and the other USX Companies for indemnification for No-Fault Taxes (as provided in Section 4.1.2(c)) (USX, Transtar and any other USX Company referred to in this Section 4.1.2(e) as an "Indemnitor") and (2) the procedure pursuant to which such direct and/or indirect owners of Holdings are required to return any Taxes Saved to an Indemnitor.

                  1.       Claims against Transtar and/or USX.

                           (i) The parties to this Agreement intend to make all direct and/or indirect owners of Holdings third-party beneficiaries to
                                    Section 4.1 of this Agreement.  Accordingly,
                                    each  direct   and/or   indirect   owner  of
                                    Holdings  has a  direct  claim  against  (A)
                                    Transtar and/or USX for  indemnification for
                                    Holdings   Taxes  (as  provided  in  Section
                                    4.1.2(b)) and (B) Transtar and the other USX
                                    Companies for  indemnification of Transtar's
                                    44% share of No-Fault Taxes (as provided in Section 4.1.2(c)).

                           (ii) Holdings agrees to use commercially reasonable efforts to (a) act as agent for the direct and/or indirect owners of Holdings that have a direct claim against an Indemnitor and (b) cause such direct and /or indirect owners of Holdings to use Holdings as such an agent. Holdings' sole responsibilities as agent will be to collect indemnity claims (and other information set forth in Section 4.1.2(e)1(iii) below) from such direct and/or indirect owners of Holdings, forward such claims (and any other information set forth in Section 4.1.2(e)1(iii) below) to the Indemnitor and to forward payments made by the Indemnitor pursuant to such claims to such owner. If Holdings fails to act as agent, or a direct and/or indirect owner of Holdings chooses not to use Holdings as an agent for its claims against an Indemnitor, claims by such direct or indirect owner of Holdings shall not be prejudiced in any way. In addition, except as set forth in Section 4.1.2(e)1(v) below, no act or omission of Holdings (while acting as or not acting as agent of an owner)  shall  prejudice,  in any way,  such
                                    owner's  ability  to  make  a  direct  claim
                                    against  such  Indemnitor  or the  amount to
                                    which  the  owner  is   entitle  to  collect
                                    directly from the Indemnitor.

                           (iii) To make a claim against an Indemnitor, each direct or indirect owner of Holdings may either present to Holdings or directly to the Indemnitor its claim for indemnity against an Indemnitor, together with the signed agreement described in Section 4.1.2(e)2(ii) and such documentation as the Indemnitor may reasonably request to support such owner's indemnity claim. If a direct or indirect owner submits a certificate from a nationally recognized firm of certified public accountants, such as a so-called "Big Five" public accounting firm, that sets forth the amount of Taxes incurred by such owner as a result of Holdings Taxes or No-Fault Taxes (and, for purposes of the tax gross-up, the amount of Taxes that would be owed as a result of payments by an Indemnitor to such owner) (an "Accountant's Certificate"), it will be deemed unreasonable for the Indemnitor to request any further documentation to support such owner's indemnity claim. If an owner provides (x) an Accountant's Certificate or
                                    (y)  a  certificate   from  an   independent
                                    certified public accountant that sets forth such owner's marginal federal and state income tax rates for the taxable year at issue, then under no circumstances shall the owner be required to disclose any other Tax return information to the Indemnitor in order to receive payment for an indemnity claim. Holdings, if the direct or indirect owner uses Holdings as its agent, shall forward such claim, agreement and supporting documentation to the Indemnitor for payment.

                           (iv) Within 30 days after the Indemnitor has received the claim for indemnification, the signed agreement described in Section 4.1.2(e)2(ii), and the supporting documentation referenced in Section 4.1.2(e)1(iii) for the claim from Holdings (if the direct or indirect owner uses Holdings as its agent) or from the direct or indirect owner of Holdings, it shall pay such claim to Holdings (if the direct or indirect owner uses Holdings as its agent) or directly to such direct or indirect owner of Holdings, unless it reasonably disputes such claim, in which case it will attempt to resolve the dispute with Holdings or with such direct or indirect owner as soon as practicable.

                           (v) An Indemnitor's liability for an indemnity claim made by a direct or indirect owner of Holdings through Holdings is relieved to the extent the Indemnitor makes payment to Holdings under this Section 4.1.2(e) with respect to such claim.

                           (vi) It is the parties' intention that Holdings will act solely as an agent of its direct and indirect owners that submit claims through Holdings with respect to the indemnity obligations of the Indemnitors under this Section 4.1.2, and Holdings has no direct obligation to such owners or to the Indemnitors with respect to the indemnity obligations of the Indemnitors. Holdings shall have no liability to the direct and indirect owners of Holdings or to USX, Transtar or a USX Company for any acts or omissions with respect to its role as agent under this Agreement.

                  2.       Return of Taxes Saved.

                           (i) If a direct and/or indirect owner of Holdings makes a claim pursuant to section 4.1.2(e)1, such direct and/or indirect owner (or a successor to such direct and/or indirect owner's interest) will agree to become directly liable to the Indemnitor for any Taxes Saved when such Taxes Saved are Realized.

                           (ii) Prior to indemnifying a direct or indirect owner of Holdings pursuant to Section 4.1.2(b) or Section 4.1.2(c), the Indemnitor may reasonably require such direct or indirect owner of Holdings to enter into a written agreement to be directly liable for Taxes Saved when Taxes Saved are Realized.

                           (iii) Holdings does not agree to act as agent with respect to Taxes Saved.

         (f)      Delay of Indemnity Payments if the Other Party is Delinquent.

                  1. USX, Transtar or another USX Company may delay all or a portion (as described further below) of a payment of an indemnity claim made by a direct or indirect owner of Holdings if each of the following conditions are met at the time payment would otherwise be due to Holdings or a direct or indirect owner of Holdings under Section 4.1.2(e)1(iv).

                           (i) Transtar has incurred No-Fault Taxes that are Finally Determined.

                           (ii) Transtar has made an indemnity claim against a Holdings Company for reimbursement of such Holdings Company's allocable portion of the Holdings Companies' 56% share of such No-Fault Taxes.

                           (iii) At the time Transtar presents its claim described in (ii) above, such Holdings Company is owned at least 50%, directly or indirectly, by Holdings.

                           (iv) Within 90 days after Transtar presents its claim described in (ii) above, such Holdings Company has not paid such claim in its entirety or has not provided a reasonable basis for failure to pay such claim in its entirety.

                                    If each of conditions (i) through (iv) above
                                    are  met,  then  USX,  Transtar  or such USX
                                    Company,  as the  case  may  be,  may  delay
                                    payment  of an  indemnity  claim  made  by a
                                    direct or indirect owner of Holdings,  up to
                                    a pro-rated  portion (as described below) of
                                    the amount  such  Holdings  Company  has not
                                    paid (and for which a  reasonable  basis for
                                    the  failure to pay such amount has not been
                                    provided)  within  90  days  after  Transtar
                                    presents its claim  described in (ii) above,
                                    until  30  days  after  (x)  the  delinquent
                                    Holdings Company has paid such amount due on
                                    Transtar's  indemnity  claim or (y) Transtar
                                    and such Holdings  Company have resolved any
                                    dispute   over   the   unpaid   portion   of
                                    Transtar's  indemnity claim (Transtar to use
                                    such  reasonable  efforts  so as to obtain a
                                    resolution as quickly as  practicable).  The
                                    pro-rated  portion  shall  be  based on such
                                    direct or indirect  owner's  indemnity claim
                                    over the total of all such  claims for which
                                    USX, Transtar or a USX Company is seeking to
                                    delay payment under this Section  4.1.2(f)1.
                                    In no event shall the total payments delayed
                                    under  this  Section  4.1.2(f)1  exceed  the
                                    unpaid   portion  of  Transtar's   indemnity
                                    claim.   No  interest  shall  accrue  on  an
                                    indemnity claim of a direct or indirect owner of Holdings during the period USX, Transtar, or such USX Company is allowed to defer payment of such claim under this
                                    Section 4.1.2(f)1.

                  2. A Holdings Company may delay payment of all or a portion (as described further below) of an indemnity claim made by Transtar for No-Fault Taxes if each of the following conditions are met at the time the indemnify claim is presented by Transtar.

                           (i) A direct or indirect owner of Holdings has incurred No-Fault Taxes that are Finally Determined.

                           (ii) Holdings, on behalf of such direct or indirect owner, or a direct or indirect owner of Holdings, has made an indemnity claim against Transtar or another USX Company for reimbursement of such USX Company's allocable portion of Transtar's 44% share of such No-Fault Taxes.

                           (iii) Within 90 days after Holdings or such direct or indirect owner presents the claim described in (ii) above, Transtar or such USX Company has not paid such claim in its entirety or has not provided a reasonable basis for failure to pay such claim in its entirety.

                                    If  each of  conditions  (i)  through  (iii)
                                    above are met,  then a Holdings  Company may
                                    delay   making  an   indemnity   payment  to
                                    Transtar,  up to an amount that  Transtar or
                                    such USX Company has not paid (and for which
                                    a  reasonable  basis for the  failure to pay
                                    such amount has not been provided) within 90
                                    days  after   Holdings  or  such  direct  or
                                    indirect  owner  of  Holdings  presents  its
                                    claim described in (ii) above, until 30 days
                                    after (x)  Transtar  or such USX Company has
                                    paid such amounts due on the indemnity claim
                                    described  in (ii) above or (y) Holdings and
                                    Transtar or such USX Company  have  resolved
                                    any dispute over the unpaid  portion of such
                                    indemnity   claim   (Holdings  to  use  such
                                    reasonable   efforts   so  as  to  obtain  a
                                    resolution  as quickly as  practicable).  No
                                    interest    shall   accrue   on   Transtar's
                                    indemnity claim during the period that the Holdings Company is allowed to defer payment of such claim under this Section 4.1.2(f)2.

         (g) Gross-up for Taxes. All payments required by Section 4.1.2 shall be made on an after-tax basis, so that the net amount retained by the payee (after payment by the payor and payee of all Taxes imposed on such payment and all payments made pursuant to this gross-up provision) equals the amount owed pursuant to Section 4.1.2. For example, if the partners of Holdings incur $100 of No-Fault Taxes and thus Transtar is obligated to pay 44% of this amount to such partners pursuant to Section 4.1.2(c), if such partners would be subject to income tax (and all other Taxes) equal to 40% on payments by Transtar (or a USX Company) to such partners, Transtar (or a USX Company) must gross-up such payment pursuant to this paragraph by $29.33 for a total payment to the partners of $73.33 ($44 + 29.33).

         Section 4.1.3   Credit Enhancement Provided by Holdings.

         (a) Holdings shall provide credit enhancement in an amount not to exceed $100,000,000 to protect against Applicable Taxes for the Applicable Credit Amount in each of the following cases.

                  1. Except with respect to a Permitted Transfer or a transaction that does not occur during the Credit Period, at or prior to the time Holdings sells, transfers, assigns or otherwise disposes of the stock of a Holdings Company (or if a Holdings Company disposes of substantially all of its assets).

                  2. Within 30 days after USX notifies Holdings that the conditions in Section 4.1.4(a) have been met.

                  3. At the option of Holdings, within 30 days after USX notifies Holdings that USX or Transtar has received from the Internal Revenue Service or any other taxing authority any written notice of deficiency, claim or adjustment of Taxes that arises from or is based in whole or in part on the breach of a representation in
                           Section 9.2.4 or a covenant in Section 10.3(a).

                  4. At the option of Holdings, within 30 days after USX notifies Holdings that USX or Transtar has received from the Internal Revenue Service or any other taxing authority any written notice of deficiency, claim or adjustment of Taxes that includes in whole or in part No-Fault Taxes.

                  5. At the option of Holdings, within 30 days after USX notifies Holdings that the conditions in Section 4.1.4(b) have been met.

         (b)      Operating Principles of Credit Enhancement

                  1.       Holdings   shall   determine   the  form  of   credit
                           enhancement, which shall, at the option of Holdings, consist of one or more of the following:

                           (i) One or more of the following provided by an entity with an investment grade rating from Moody's or Standard & Poors.

                                    a.      Insurance for the Applicable  Credit
                                            Amount

                                    b.      Letter of credit for the  Applicable
                                            Credit Amount

                                    c.      Surety   bond  for  the   Applicable
                                            Credit Amount

                                    d.      Cash  for  the   Applicable   Credit
                                            Amount

                                    e.      Any other form of credit enhancement
                                            for  the  Applicable  Credit  Amount
                                            reasonably  acceptable  to  USX  and
                                            Transtar.

                           (ii) An undertaking by each partner of Holdings to severally (but not jointly) indemnify USX and Transtar against Applicable Taxes in the aggregate not in excess of the Applicable Credit Amount. If, at the time the credit enhancement is provided, more than 25% of the partnership interests in Holdings are held by persons or entities that were not partners at the time of the Split-off, USX has the right to review the new partners for credit quality. If any new partner is below investment-grade credit quality or, in the case of an individual, is not of credit quality reasonably acceptable to USX, then
                                    USX may  object  to  having  such  partner's
                                    indemnity qualify as credit enhancement,  in
                                    which case Holdings shall either  substitute
                                    another    of   the    permissible    credit
                                    enhancements or require that such partner's indemnity obligation be transferred to the person or entity that held such partnership interest at the time of the Split-off.

                           (iii) Holdings may choose a combination of credit enhancements set forth herein as long as the total dollar value of the credit enhancement is equal to the Applicable Credit Amount.

                  2. In the case of (a) a Holdings Triggering Event that is not a Permitted Transfer that occurs during the Triggering Period, (b) a situation described in
                           Section 4.1.4(a) and (c) any breach of either the representation in Section 9.2.4 or covenant in
                           Section 10.3 (a), the credit enhancement procured shall be the primary recourse of Transtar, USX and the USX Companies in seeking to enforce an indemnity under this Section 4.1 (in which case the relevant Holdings Company shall be secondarily liable for any indemnity payments owed pursuant to this Section 4.1). For purposes of this subsection, an acquisition of the stock (or substantially all of the assets) of a Holdings Company, either directly or indirectly (including the acquisition of a partnership or other interest in Holdings), shall be deemed to occur no later than such time as a binding agreement of sale or a letter of intent is entered into, or a regulatory filing with respect to such acquisition is made.

                  3. If Credit Enhancement is provided with respect to a Holdings Company pursuant to this Section 4.1.3 and such Credit Enhancement remains in full force and effect, but the situation giving rise to such credit enhancement is not covered by Section 4.1.3(b)2 above (which situations include, but are not limited to (i) a Permitted Transfer that occurs at any time, (ii) the election by Holdings to procure credit enhancement for No-Fault Taxes pursuant to Section 4.1.3(a)4 and (iii) the election by Holdings to procure credit enhancement pursuant to Section 4.1.3(a)5), the credit enhancement procured shall be the sole recourse of Transtar, USX and the USX Companies in seeking to enforce an indemnity (in which case the relevant Holdings Company shall not be liable for any indemnity payments owed pursuant to this Section 4.1).

                  4. If Holdings does not procure credit enhancement to protect against No-Fault Taxes, then each Holdings Company shall be primarily liable, on a several but not joint basis, for any indemnity payments with respect to such No-Fault Taxes owed pursuant to this Agreement.

                  5. If the amount of credit enhancement procured with respect to a Holdings Company exceeds the amount of Applicable Taxes Finally Determined with respect to such Holdings Company, the amount of credit enhancement procured or to be procured with respect to any other Holdings Company chosen by USX for which Taxes have not been Finally Determined, shall be increased by a pro-rata share of such excess, with such share based on a ratio of the Credit Amount of such Holdings Company to the sum of the Credit
                           Amounts for all such Holdings Companies. If the credit enhancement amount for a Holdings Company is increased pursuant to this subsection, such increased amount shall be taken into account in applying this subsection when the Taxes of such Holdings Company are Finally Determined.

                  6. The credit enhancement provided pursuant to Section 4.1.3(a)1 and Section 4.1.3(a)2 shall remain in full force and effect for as long as the indemnifications secured by such enhancement survive pursuant to this Agreement.

         Section 4.1.4 Acquisition of 50% or More of Ownership Interests in Holdings.

         (a) Holdings shall provide credit enhancement pursuant to Section 4.1.3(a)2 if each of the following conditions has been met.

                  1. During the Triggering Period there is an acquisition of a partnership interest (or other interest) in Holdings, provided that after such acquisition, with respect to each Holdings Company owned by Holdings at the time, the percentage of stock owned directly or indirectly in such Holdings Company, by all persons owning stock in such corporation immediately after the Split-off, has decreased in the aggregate by 50% or more (by vote or value) (after applying the aggregation and attribution rules in Section 355(e)(4)(C)), and

                  2. Within 5 years from the date of the Split-off, USX or Transtar has received from the Internal Revenue Service or any other taxing authority any written notice of deficiency, claim or adjustment (including Internal Revenue Service Form 5701, "Notice of Proposed Adjustment") involving Taxes that arise from or are in significant part due to an acquisition of a partnership or other interest in Holdings described in Section 4.1.4(a)1 above. Neither USX or Transtar shall voluntarily notify or otherwise advise the Internal Revenue Service as to any acquisition of a partnership or other interest in Holdings; provided, however, that USX or Transtar may provide any information requested by the Internal Revenue Service in the course of an audit concerning Transtar, including information concerning acquisitions of partnership or other interests in Holdings.

         (b) If the condition in Section 4.1.4(a)1 above is met and the written notice of deficiency, claim or adjustment described in
                  Section 4.1.4(a)2 is received more than 5 years from the date of the Split-off, then each Holdings Company (i) owned 50% or more by Holdings at the time an indemnity payment is owed pursuant to Section 4.1.2(a) and (ii) for which Holdings has not made the election under Section 4.1.3(a)5 to provide credit enhancement, shall have joint and several liability with every other such Holdings Company satisfying (i) and (ii) of this Section 4.1.4(b) for the Taxes described in Section
                  4.1.4(a)2 with respect to all such Holdings Companies satisfying (i) and (ii) of this Section 4.1.4(b).

         Section 4.1.5     Circumstances for USX Credit Enhancements.

         (a) In the event that all or substantially all of the assets or the stock of the U.S. Steel Group of USX are sold, transferred, assigned or otherwise disposed of, including (without limitation) a spin off to all or a portion of the shareholders of USX, in one or a series of related transactions during the Credit Period, then USX shall either
                  (1) provide credit enhancement as provided in Section 4.1.5(b), or (2) require any purchaser, transferee, assignee or other recipient of the U.S. Steel Group assets to assume joint and several liability for the obligations of USX and Transtar under this Section 4.1.

         (b) USX shall determine the form of credit enhancement, which shall be in an amount specified in Section 4.1.5(c) and which shall, at the option of USX, consist of one or more of the following.

                  1. One or more of the following provided by an entity with investment grade rating from Moody's or Standard & Poors.

                           (i)      Insurance

                           (ii)     Letter of credit

                           (iii)    Surety bond

                  2.       Cash

                  3. Any other form of credit enhancement reasonably acceptable to Holdings.

         (c) The amount of the credit enhancement shall be $80,000,000 in the case of a sale, transfer, assignment or other disposition of all or substantially all of the assets or the stock of the U.S. Steel Group during the Triggering Period; in all other instances the amount of the credit enhancement shall be $40,000,000.

         (d) USX may choose a combination of credit enhancements as set forth in Section 4.1.5(b) as long the total dollar amount of the credit enhancement is equal to the amount specified in
                  Section 4.1.5(c).


         Section   4.1.6   Duration  of  Indemnity   Provisions  /  Survival  of
Indemnification/Successors and Assigns.

         This Section 4.1 shall become effective as of the date of the Split-off and, except as otherwise provided herein, shall continue in full force and effect indefinitely.

         (a) The indemnifications provided herein shall survive until 30 days after the expiration of the applicable statute of limitations (including any applicable extensions thereto).

         (b) Any reference in this Section 4.1 to a person, party or entity shall include any successor or assign to such person, party or entity whether by merger, consolidation, asset transfer or otherwise.

Section 4.2    Tax Matters Agreement.

         Effective as of the Closing Date, USX, Holdings, the USX Companies and the Holdings Companies shall enter into a Tax Matters Agreement in substantially the form of Exhibit C attached hereto.


                                    Article V

                             Transportation Matters

Section 5.1    Transportation Services Agreements.

         (a) Effective as of the Closing Date, USX and Fleet shall agree to an extension of the termination date from March 15, 2005 until March 15, 2009 of the Transportation Services Agreement dated December 21, 1998, but effective July 1, 1998 by and among USX; USS/Kobe Steel Company, an Ohio general partnership, and Fleet, such agreement to be substantially in the form of Exhibit D (the "Substitute Fleet TSA"). Holdings shall use all commercially reasonable efforts to negotiate the same extension with Republic Technologies International, LLC ("RTI").

         (b) Effective as of the Closing Date, USX, DM&IR and B&LE shall enter into a Transportation Services Agreement identical in substance to the Transportation Services Agreement dated December 21, 1998 but effective July 1, 1998 by and between USX and Transtar except that the "Initial Term" as defined in Section 2 thereof shall be through June 30, 2008 instead of December 31, 2004, such agreement to be in substantially the form of Exhibit E (the "Substitute TSA").

Section 5.2    Non-Interference.

         Each party hereby agrees that unless required to do so by law or compelled to act by subpoena or other judicial or regulatory process, for a period of five (5) years after the Closing Date, it will not, and shall not permit any of its directors and agents (but only in such individual's capacity as a director or agent), officers, representatives, counsel, subsidiaries or affiliates to (and shall not encourage or assist its employees to) (i) comment in an adverse manner or in any manner express an adverse opinion on behalf of any person including, without limitation, by submitting any adverse written, oral or other comments or testimony before any federal, state or local legislative body, court or other tribunal, governmental agency, commission or other instrumentality (each a "Governmental Entity") in respect of any proposed sale or other transaction involving the disposition by the other party of any of Holdings Companies or the USX Companies (a "Unit Sale"); (ii) in any way on behalf of such party or any other person to assist, encourage or provide information to any other person, entity or group seeking to comment in an adverse manner and/or in any manner express an opinion which in any way opposes any proposed Unit Sale; (iii) respond on behalf of such party or any other person in an adverse manner to any investigation, inquiry, or request for comment or information by or from any Governmental Entity or any other person, group or entity in respect of any proposed Unit Sale; or (iv) take any action on behalf of such party to oppose a proposed Unit Sale. Nothing in this Section 5.2 shall be construed or interpreted to prevent or preclude either party from providing exclusively factual information and/or data in response to any request from a Governmental Entity. The restrictions set forth in this paragraph shall not apply to (i) a sale of the DM&IR to the Burlington Northern Santa Fe Railway ("BNSF") or to any successor to the BNSF rail assets utilized for the transportation and/or transloading of taconite pellets in Minnesota; or (ii) a sale of Fleet, to a competitor, if the effect of such sale is to leave less than two major competitors providing transportation of bulk commodities on the Great Lakes. The parties agree that there currently are four major competitors providing such service on the Great Lakes: Fleet; American Steamship Company; The Interlake Steamship Company; and Oglebay Norton.


                                   Article VI

                          Amendments to 1988 Agreements

Section 6.1    Stockholders Agreement.

         (a) Effective as of the Closing Date, USX and Holdings shall terminate the Stockholders Agreement in substantially the form set forth as Exhibit F (the "Stockholders Agreement Termination").

         (b) Transtar shall pay each of USX and Holdings a pro rata portion of the monitoring fee pursuant to Section 8.3 of the Stockholders Agreement payable for the one month period in which the Closing Date occurs, such pro rata portion to be based on the number of days elapsed in such period.

         (c) On the Closing Date,  Holdings shall cause James J. Mossman,  Peter
G. Peterson and Stephen A. Schwarzman or any replacements (collectively, the "Blackstone Directors") to resign as directors of Transtar.

Section 6.2    Asbestos Assumption and Indemnification Agreement.

         Effective as of the Closing Date, the Assumption and Indemnification Agreement dated as of December 28, 1988 by and among USX, Transtar and Fleet (the "Assumption Agreement") shall be amended and restated to provide that (i) USX shall continue its indemnification obligation set forth in Section 1 thereof; (ii) Section 2 thereof shall be modified such that (a) for claims filed pursuant to Section 2 thereof and filed prior to the Closing Date, (x) Fleet shall indemnify USX for 56% of all liability incurred by USX and arising with respect to such claims and (y) Transtar shall indemnify Fleet for 44% of all liability incurred by Fleet and arising with respect to such claims, and (b) for claims filed pursuant to Section 2 thereof and filed on or after the Closing Date, Fleet shall indemnify USX for 100% of all liability arising with respect to such claims; (iii) other than as set forth in clause (ii)(a)(y) above, Transtar shall be released from its indemnification obligation set forth in
Section 2 thereof; and (iv) claims subject to the Assumption Agreement which have been filed prior to the Closing Date and which have been "administratively dismissed" by a court of competent jurisdiction and which are subsequently re-filed or otherwise revived by the plaintiff shall, for purposes of the Assumption Agreement and the amendments contemplated hereby, be deemed to have been filed on the date on which the original claim to which such re-filed or revived claim relates was filed, all such amendments to be memorialized in an agreement to be entered into by and among USX, Transtar and Fleet, to be called the Amended and Restated Assumption and Indemnification Agreement, and to be substantially in the form of Exhibit G (the "Asbestos Agreement").

Section 6.3    Environmental Indemnification Agreement.

         (a) Effective as of the Closing Date, USX, Holdings and the Holdings Companies shall enter into a new Environmental Indemnification Agreement identical in substance to the Environmental Indemnification Agreement dated as of December 28, 1988 (the "1988 Environmental Agreement") except that (i) the only beneficiaries of such new agreement shall be Holdings and (ii) the Holdings Companies and the USX Deductible Amount (as defined in such agreement) shall be $1,158,826, such agreement to be in substantially the form of Exhibit H (the "Environmental Indemnification Agreement").

         (b) Effective as of the Closing Date, USX and Holdings shall cause Transtar and the Transtar Companies to terminate the 1988 Environmental Agreement, such termination to be substantially in the form of Exhibit I (the "Environmental Agreement Termination").

Section 6.4    USS Name License Agreement.

         Effective as of the Closing Date, USX shall and Holdings shall cause Fleet to enter into an amendment of the License Agreement dated as of December 28, 1988 among USX and Fleet in substantially the form of Exhibit J (the "USS Name License Agreement") to provide that the term specified in Section 9 thereof shall terminate on the second anniversary of the Closing Date and that Fleet shall take the steps specified upon termination within one year thereafter.

Section 6.5    Agreement Concerning Leases, Licenses and Easement.

         The Agreement Concerning Leases, Licenses and Easements dated as of December 28, 1988 by and among USX, Transtar and the Transtar Companies shall remain in full force and effect so far as they apply to any of the Holdings Companies.

Section 6.6    Asset Purchase Agreement.

         USX, Holdings, Transtar and each Transtar Company shall enter into an amendment of the Asset Purchase Agreement dated as of December 15, 1988 (the "1988 Asset Purchase Agreement") to amend Section 10.11 thereof, such amendment to be substantially in the form of Exhibit K (the "Asset Purchase Agreement Amendment").

Section 6.7    Services and Technical Assistance Agreement.

         Effective as of the Closing Date, USX and Transtar shall enter into an amendment of the Services and Technical Assistance Agreement dated as of December 28, 1988 (the "1988 Services Agreement") to delete all references to, and any obligations implied with respect thereto, the Corresponding Companies (Direct and Indirect), their respective agents, successors and assigns, such amendment to be substantially in the form of Exhibit L (the "1988 Services Agreement Amendment").


                                   Article VII

                             Inter-Company Services

Section 7.1    Services Agreement.

         Effective as of the Closing Date, Transtar will, or will cause a subsidiary of Transtar reasonably acceptable to Holdings, to, enter into a services agreement (the "Services Agreement") with Holdings and the Holdings Companies to provide services to the Holdings Companies (the "Services") on terms and conditions consistent with Section 7.3 hereof and otherwise reasonably acceptable to each of Transtar, USX and Holdings, such services agreement to become effective on the Closing Date. Upon execution of this Agreement, Transtar, Holdings and the Holdings Companies shall negotiate in good faith to enter into a mutually acceptable agreement.

Section 7.2    B&LE Services Agreement.

         Unless the TCIU Approval has occurred and the Union B&LE Transferees have been transferred as of the Closing Date, Holdings will cause B&LE to enter into a services agreement (the "B&LE Services Agreement") with USX and the USX Companies to provide services (the "B&LE Services") on terms and conditions consistent with Section 7.4 hereof and otherwise reasonably acceptable to each of Transtar, USX and Holdings, such services agreement to become effective on the Closing Date. Upon execution of this Agreement, Holdings, B&LE, USX and the USX Companies shall negotiate in good faith to enter into a mutually acceptable agreement.

Section 7.3    Completion of Services Agreement.

         USX and Holdings shall complete negotiation of the final terms of the Services Agreement and the B&LE Services Agreement adhering to the following principles:

         (a)      General Terms of Services.

                  (i) Services should be provided to both the USX Companies and the Holdings Companies on a non-discriminatory basis and, unless otherwise mutually agreed, based on the same priorities as those on which Services were provided immediately prior to the date of this Agreement; provided, that nothing set forth herein shall prohibit Transtar from making changes to such service priorities which are, individually and in the aggregate, immaterial.

                  (ii) Services should be charged based upon costs, without any mark-up reflecting profits or a return on investment. Costs of services purchased from USX by Transtar for the account of the Holdings Companies shall be based upon the prices paid for such services under the 1988 Services Agreement, as in effect on the date hereof, with no material adjustments to the costs of such services.

                  (iii) Costs for services will be charged based on the principles set forth in Exhibit O attached hereto. Holdings may once every six months, in conjunction with the review specified in clause (iv) reduce its service requirements by written notice delivered to Transtar; provided that no more than one such notice may be delivered in any six month period. If Holdings makes such a reduction, the parties will, in conjunction with the next succeeding scheduled Service review, provide for an appropriate reduction in rates to reflect the effects of reduced utilization resulting from such reduced Service requirements.

                  (iv) The parties to the Services Agreement shall meet every six months, or more frequently if they so agree, to perform the reviews specified in Exhibit O attached hereto and to discuss and attempt to resolve any requested adjustments to, or disputes or disagreements regarding, the Services as may exist at the time of such meeting and will attempt to resolve any errors or misunderstandings with respect thereto.

                  (v) To the extent that Transtar finds it necessary or reasonably desirable to use any software, books, records or printouts currently used by the B&LE in providing services to USX, the USX Companies or the Holdings Companies, which are retained by B&LE and not transferred to Transtar as a part of the B&LE Dividend (the "Non-Transferred B&LE Assets") in connection with the provision of Services, B&LE shall, and Holdings shall cause B&LE to, upon the written request of Transtar, license or otherwise make available to Transtar such Non-Transferred B&LE Assets in order to allow Transtar to fulfill its obligations under the Services Agreement. To the extent that Transtar requests access to any Non-Transferred B&LE Assets in accordance with the immediately preceding sentence and B&LE fails to make available such assets in violation of the requirements of such sentence, then Transtar shall not be obligated to provide any Services with respect to which the use of such unavailable Non-Transferred B&LE Assets is necessary or reasonably desirable until such time as such Non-Transferred B&LE Assets are licensed or otherwise made available to Transtar, to Transtar's reasonable satisfaction, by B&LE.

         (b) Intellectual Property Rights. The Services Agreement should make clear that each of the USX Companies and the Holdings Companies will have, other than with respect to third-party licenses, trade marks, trade names or service marks, either title to or a perpetual, freely transferable, non-exclusive, royalty-free license to use all of the intellectual property currently used in their respective businesses, including without limitation, all computer software (including all customizations thereof through closing, all source code and all object code related thereto). In the event of the discontinuance of any MIS Services elected by Transtar, the USX Companies shall assist the Holdings Companies in migrating from the discontinued MIS Services to the replacement stand-alone MIS system, including assistance with related interfaces.

         (c) Legal Services. The parties shall discuss and mutually agree upon allocation of the Transtar legal department services, including the assignment of at least one Transtar lawyer to the Holdings Companies, and a mutually acceptable contingency plan in the event that conflicts of interest arise.

         (d)      Quality Standards.

                  (i)      The  Services   provider  shall  be  responsible  for
                           maintaining consistent quality levels for all Services. Services will be provided on the basis of (including, without limitation, frequency, schedule, level of detail and other matters), and at least at, the quality at which they are currently provided; provided, that nothing set forth herein shall prohibit the Service provider from making changes to the basis on which Services are provided (including, without limitation, frequency, schedules, level of detail and other matters) which are, individually and in the aggregate, immaterial. The quality and level of services which are currently purchased from USX pursuant to the 1988 Services Agreement shall be provided by Transtar to Holdings and the Holdings Companies based upon the quality and level of such services currently received under the 1988 Services Agreement, as in effect on the date hereof, with no material adjustments to the quality or level of such services.

                  (ii) Additional Services or changes to Services may be requested by the Services recipient and, if provided, will be provided based upon terms to be negotiated at the time.

                  (iii) The Services provider will ensure that the management information systems relevant to the Services provided under the Services Agreement are maintained consistent with customary Transtar service levels. Upgrades may be requested and, if provided, will be provided based upon terms to be negotiated at the time.

                  (iv) In order to assure Services quality, the parties will establish mutually agreeable quality benchmarks, based on current Transtar performance standards. All costs to develop such benchmarks, and any systems relating thereto, shall be shared equally by Holdings and Transtar.

                  (v) Following notice and reasonable opportunity to cure, the material and recurring failure on the part of the Services provider to maintain Services consistent with the quality of service currently being provided will provide the Services recipient with the right to give notice that a "Service Alarm" has occurred. Upon the declaration of a Service Alarm, the parties shall immediately consult regarding the best way to resolve such Service Alarm in a mutually satisfactory manner. If within 7 calendar days of the declaration of a Service Alarm there remains a good faith dispute as to whether or not the conditions necessary to cause a Service Alarm have occurred, either party may request mediation or arbitration of the dispute in accordance with the provisions of Exhibit P, attached hereto. If either party requests arbitration, the parties shall proceed directly to arbitrate the dispute in accordance with Exhibit P, unless the parties mutually agree to mediation, in which case the arbitration shall be stayed pending the outcome of such mediation. Once the parties have entered such arbitration, the Service recipient shall pay into escrow all sums due in respect of any Services being so disputed; provided, however, upon final determination of such arbitration process, all such escrowed payments, including any interest in respect of such escrowed funds, shall be delivered as promptly as practicable to the party whom the arbitrators determined is entitled to such sums.

         (e)      Termination; Renewal Option.

                  (i) Subject to the following renewal and discontinuance options, the Services Agreement shall have a term of four years; provided that, subject in all cases to the applicable renewal option, the Services Agreement shall terminate as to any Holdings Company on the date which is six months after the date of the sale of all or substantially all of the outstanding capital stock of such Holdings Company by Holdings (or, if all or substantially all of the general partnership interest owned by Blackstone Transportation Company, Inc., or any of its affiliates, is sold), the Services Agreement will terminate in its entirety six months after such sale. Such six month period will be extended up to an additional six months in the event that a Holdings Company (or Holdings) is purchased by a buyer who elects to so extend the six month period. Upon termination of the Services Agreement, in whole or in part, the Services provider will cooperate in good faith with the Services recipient to assist in a reasonable transition of the relevant Services and, if not otherwise being used by the Services provider, the related infrastructure to the Services recipient, Holdings or the purchaser of the applicable Holdings Company, as the case may be. Other than to assist and cooperate with the migration to a new service provider, the Services provided pursuant to this agreement do not include transition and installation services.

                  (ii) Any Services with respect to any Holdings Company (including any portion of the Services) under the Services Agreement may be discontinued by the recipient in accordance with Section 7.3(a)(iii) of this Agreement.

                  (iii) The Services Agreement will provide that, upon the sale of any Holdings Company (or the sale of all or substantially all of the general partnership interest owned by Blackstone Transportation Company, Inc., or any of its affiliates), USX will negotiate in good faith with the purchaser of such Holdings Company regarding the renewal of the Services Agreement for period of up to two years from the termination date (including any extension period available to such purchaser) set forth in clause (i) above. Any party wishing to renew the Services Agreement will agree to negotiate in good faith regarding the fees to be paid for such services which shall be charged on an arm's-length basis.

                  (iv) Upon termination of the Services Agreement, USX, at Holdings' request, will provide Holdings or the relevant Holdings Company with the opportunity to hire any redundant or excess Transtar personnel involved in providing Services to the Holdings Companies and shall take reasonable steps to cooperate with Holdings in making known to such employees the option to be employed by Holdings. To the extent that Transtar personnel elect to become employed by Holdings or any Holdings Company (or such personnel decline employment with Holdings or any Holdings Company and are thereafter terminated by Transtar or any other USX Company), Transtar shall make available to the Holdings Companies the computer workstations and related physical assets of such personnel at no additional cost to the Holdings Companies or Holdings; provided, however, such workstations and assets will not be so provided unless such workstations and assets are owned by the USX Companies and are not otherwise being used by the USX Companies.

         (f)      Miscellaneous.

                  (i) If a USX Company, other than Transtar, is sold, Transtar will retain all personnel necessary to perform all functions required under the Services Agreement or, alternately, transfer such function to USX or another USX Company without diminution or disruption in service levels or quality.

                  (ii) If Transtar is sold, USX will assume or cause the purchaser to assume the obligations under the Services Agreement without diminution or disruption in service levels or quality.

                  (iii) All Services provided pursuant to the Services Agreement will be subject to a force majeure provision substantially in the form of Section 3 of Exhibit P.

                  (iv) No warranty, implied or otherwise, is provided with any Service or transition assistance. USX and the USX Companies disclaim all liability, including that arising from the negligence of USX and the USX
                           Companies or any of their directors, officers, employees, agents, contractors or suppliers for any Service provided or any failure to perform under the Services Agreement, except for that which arises out of the bad faith, gross negligence or intentional misconduct of USX or the USX Companies. Holdings and the Holdings Companies' sole remedy for breaches of the Services Agreement shall lie under the arbitration provisions of Exhibit P. No officer, director, employee or consultant of USX or any USX Company shall have any personal liability for a breach of this Agreement other than liability based on such person's gross negligence or intentional misconduct.

                  (v) Holdings and the Holdings Companies ("Indemnitors") shall defend, indemnify and save harmless USX and the USX Companies and their directors, officers, employees, agents, contractors or suppliers (collectively, "Indemnitees") from and against any and all obligations, liabilities, claims suits, demands, losses and expenses, including reasonable attorneys' fees, (collectively "Damages") arising out of the work to be performed under the Services Agreement, and asserted against the Indemnitees by any persons or entity (including employees of the Indemnitors) provided that any such Damages are attributable to bodily injury, sickness, disease or death, or to injury to or destruction of tangible property (other than the work itself) including loss of use resulting therefrom. The Indemnitors agree to defend, indemnify and save harmless the Indemnitees hereunder regardless of whether or not said Damages are caused or are alleged to be caused in part by the negligent acts or omissions of the Indemnitees. The parties specifically understand and agree that this indemnity and hold harmless shall not apply to Damages caused by the sole negligence of the Indemnitees.

                  (vi) Transtar may decline to provide any Service herein if such Service would conflict with any applicable law, regulation or ordinance, would, with respect to legal Services, result in a conflict of interest (such conflict of interest to be determined according to the applicable professional disciplinary code) or would be inconsistent with any provision of the Services Agreement. In any such event, Transtar shall provide prompt written notice to Holdings and/or the relevant Holdings Company, specifying the basis therefor, and Transtar agrees to assist such company in obtaining substitute services. Notwithstanding the foregoing, Transtar agrees to use reasonable efforts to resolve any such conflict of law, regulation or ordinance or conflict of interest.

                  (vii) The Services Agreement is to be governed by the laws of the Commonwealth of Pennsylvania, except for the conflicts provisions thereof.

                  (viii) The Services Agreement is to provide that there shall be no assignment of rights and obligations by any party (except that Transtar may (i) assign to or subcontract with USX or (ii) assign to any wholly owned, direct or indirect, subsidiary of USX or subcontract with a third-party as long as Transtar remains obligated) and there shall be no third-party beneficiary rights; provided that nothing in this clause (viii) shall be construed to deny any purchaser of Holdings or any Holdings Company the benefits of Section 7.3(e)(i) of this Agreement.

                  (ix) Holdings and the Holdings Companies agree to indemnify and save harmless USX and the USX Companies for any sales or use taxes of similar-type taxes imposed on services performed under the Services Agreement.

                  (x) Once executed and delivered, the Services Agreement shall supersede this Section 7.3.

Section 7.4    Completion of B&LE Services Agreement.

         Simultaneously with the negotiation of the Services Agreement, the parties shall negotiate the terms of the B&LE Services Agreement based upon the applicable principles set forth in Section 7.3 of this Agreement, applied mutatis mutandis, in light of the changes in the parties, roles and the services to be delivered.

Section 7.5    Building Lease.

         B&LE and Transtar shall enter into a lease (the "Monroeville Building Lease") on the terms set forth in Exhibit Q hereto, and otherwise on terms mutually acceptable to the parties in their reasonable discretion.


                                  Article VIII

                          Mutual Assumptions Concerning
                       Transtar and the Transtar Companies

Section 8.1    Mutual Assumptions.

         In deciding to enter into the transactions contemplated herein, USX and Holdings have made the following assumptions about Transtar and each of the Transtar Companies:

         8.1.1    Existence and Organization.

                  (a) Each of Transtar and the Transtar Companies is a corporation duly incorporated, validly existing and in good standing under the law of the state of its incorporation and is duly qualified and in good standing as a foreign corporation in each jurisdiction where such qualification is required to carry out its obligations hereunder or where the failure to be so qualified would result in a material adverse effect on the business, properties, financial condition or results of operations (a "Material Adverse Effect") of the Transtar Companies, taken as a whole. For purposes of this Agreement, "Material Adverse Effect" shall not include effects resulting from (i) changes in laws and regulations impacting the transportation industry generally, or (ii) except with respect to Section 11.1.4(b) and 11.2.4(b), the impact on Transtar or any of the Transtar Companies business of the loss or reduction of any customer or supplier relationship, other than USX or an affiliate (as such term is defined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended) or the resignation of any employee resulting from the transactions contemplated by this Agreement.

                  (b) No amendments or modifications thereto have been adopted or are contemplated to the Certificate of Incorporation, By-laws or other constituent document (the "Constituent Documents") of each of Transtar and the Transtar Companies and each remains in full force and effect on the date hereof.

                  (c) None of Transtar or the Transtar Companies is the subject of any voluntary or involuntary bankruptcy, liquidation, reorganization, or dissolution and none is contemplated.

                  (d) The authorized capital stock of Transtar and each of the Transtar Companies is as set forth in its Constituent Documents; the number of shares outstanding for Transtar as of the date hereof is set forth in the recitals of this Agreement and the number of shares outstanding for each of the Transtar Companies is as set forth in Schedule 8.1.1. There are no options, warrants, or other rights outstanding obligating any of Transtar or the Transtar Companies to issue any shares of its capital stock.

                  (e) Each share of Transtar Company stock (a) has been duly and validly authorized and issued, is fully paid and non assessable and is not the subject of any preemptive or other right; and (b) is legally and beneficially owned by Transtar on the date hereof free and clear of any lien, encumbrance or other claim.

         8.1.2    Corporate Authority.

                  (a) Each of Transtar and the Transtar Companies has full power and authority to own its properties and to conduct its business and operations as currently conducted.

                  (b) The execution and delivery of this Agreement and the consummation of the transactions contemplated herein have been approved by the Board of Directors of Transtar and by USX and Holdings as the sole holders of A Stock and no other shareholder or other corporate approval or action is required on the part of Transtar or any of the Transtar Companies. This Agreement constitutes a legal, valid and binding obligation of Transtar enforceable against it in accordance with its terms, except to the extent that its enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights generally and by general equitable principles.

         8.1.3 Conflicts and Consents. The execution and delivery by Transtar of this Agreement and the consummation of the transactions contemplated herein does not conflict with, violate, constitute an event of default, require the consent of any government entity or other third party or result in the creation of a lien or encumbrance under (a) the Constituent Documents of Transtar or any of the Transtar Companies; (b) any law, regulation, ordinance, judicial decree or administrative order binding upon Transtar, the Transtar Companies or their respective properties except for approvals required from (i) the Surface Transportation Board ("STB") under the Interstate Commerce Commission Termination Act of 1995 and (ii) the Department of Justice or the Federal Trade Commission under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended ("HSR"), and (c) any mortgage, indenture, lease, contract or other agreement binding upon Transtar, any Transtar Company or their respective properties, except with respect to clause (c) for such violations or defaults which would not have a material adverse effect on the business, properties, financial condition or results of operation of Transtar and the Transtar Companies, taken as a whole.

         8.1.4 Transtar Disclosure Documents. USX and Holdings have true and complete copies of the Annual Report on Form 10-K for the year ended December 31, 1999; Quarterly Reports on Form 10-Q for the Quarters ended March 31 and June 30, 2000 and the Current Report on Form 8-K dated July 17, 2000 of Holdings (the "Transtar Disclosure Documents").

         8.1.5    Financial Statements.

         (a) The consolidated financial statements of Transtar and the Transtar Companies contained in the Transtar Disclosure Documents were prepared in accordance with generally accepted accounting principles consistently applied (except for changes noted therein, if applicable) and fairly present in all material respects the financial position of Transtar and the Transtar Companies on a consolidated basis as of the dates thereof and the results of operations and statement of cash flows of Transtar and the Transtar Companies on a consolidated basis. The periods ended on such dates are subject in the case of unaudited interim financial statements to normal year-end adjustments. PricewaterhouseCoopers, LLP, whose report on the annual financial statements contained therein, are independent public accountants as defined by regulations of the Securities and Exchange Commission.

         (b) In contemplation of this transaction, Transtar has previously delivered to USX and Holdings monthly income statements for each month of 1999 and 2000 (through June in the case of 2000) and balance sheets as of the end of each month of 1999 and 2000 (through June in the case of 2000) for each Transtar Company (the "Unit Financial Statements"). The Unit Financial Statements fairly present in all material respects the financial position of each Transtar Company as of the dates thereof and the results of operations, subject in each case to normal year-end and consolidating adjustments.

         8.1.6 Legal Proceedings and Violations. Except as disclosed in the Transtar Disclosure Documents and a letter from Transtar dated the date hereof (the "Transtar Disclosure Letter"), (a) there are no legal proceedings pending or threatened against Transtar or any of the Transtar Companies which, individually or in the aggregate, if adversely decided, would have a Material Adverse Effect on the USX Companies, taken as a whole; or the Holdings Companies, taken as a whole, (b) none of the Transtar Companies is in violation of any law, regulation, ordinance, judicial decree or administrative order (including, but not limited to, any environmental or employee benefit law) which violation, individually or in the aggregate, would have a Material Adverse Effect on the USX Companies, taken as a whole; or the Holdings Companies, taken as a whole, and (c) each of the Transtar Companies has all licenses, permits and other governmental grants of authority ("Permits") necessary to own its respective assets and conduct its business as currently conducted except for the absence of Permits which, individually or in the aggregate, would not have a Material Adverse Effect on the USX Companies, taken as a whole; or the Holdings Companies, taken as a whole.

         8.1.7 Changes Since December 31, 1999. Since December 31, 1999, a) the business of Transtar and the Transtar Companies has been conducted in the ordinary course, consistent with past practice; (b) none of Transtar or the Transtar Companies or their respective properties has suffered any fire, loss or other casualty that has resulted in or is likely to result in the future in a Material Adverse Effect on the USX Companies, taken as a whole; or the Holdings Companies, taken as a whole, and (c) there has not occurred any condition that has had, or with the passage of time, the giving of notice or both, will have a Material Adverse Effect on the USX Companies taken as a whole; or the Holdings Companies, taken as a whole.

         8.1.8    Taxes.

                  (a) As used herein "Taxes and Code" shall have the meanings given in Section 4.1.

                  (b) Each of Transtar and each Transtar Company has filed or caused to be filed on a timely basis all material tax returns, statements, schedules or other written notice required to be filed with the Internal Revenue Service ("IRS") or any state or local taxing authority relating to Taxes ("Tax Returns"). Each such Tax Return was complete and accurate in all respects except for deficiencies which will not have a Material Adverse Effect on the USX Companies, taken as a whole; or the Holdings Companies, taken as a whole.

                  (c) All Taxes to be paid pursuant to any Tax Return have been paid, or fully reserved in the Interim Financial Statements, and no other Taxes are due and payable by Transtar or any Transtar Company except for deficiencies which will not have a Material Adverse Effect on the USX Companies taken as a whole, or the Holdings Companies, taken as a whole.

                  (d) All Taxes under the Code have been resolved except for all fiscal years following 1995.

                  (e) No legal proceeding, audit or review is pending or threatened against Transtar or any Transtar Company regarding any Taxes except for matters that, individually and in the aggregate, will not have a Material Adverse Effect on the USX Companies, taken as a whole, or the Holdings Companies, taken as a whole.

                  (f) Except as contemplated by Section 4.2 hereof, neither Transtar or any Transtar Company is party to or bound by any material tax sharing, indemnity, allocation or similar agreement.

         8.1.9    Benefit Plans.

                  (a) All pension, retirement, profit sharing, Section 401(k), thrift-savings, individual retirement account, excess benefit plan, deferred compensation, incentive compensation, stock bonus, stock option, restricted stock, cash bonus, employee stock ownership (including, without limitation, payroll related employee stock ownership), severance pay, cafeteria, flexible compensation, life insurance, medical, dental, disability, or vacation plans or arrangements of any kind and any other Employee Pension Benefit Plan or Employee Welfare Benefit Plan (as defined in Section 3 of ERISA), incentive compensation plan or fringe benefit or any combination of the foregoing established, maintained, sponsored, contributed to or otherwise participated in by any of Transtar or the Transtar Companies for any of its current or past employees have been filed by Transtar as exhibits to the Transtar Disclosure Documents or are set forth in Schedule 8.1.9 (the "Transtar Plans").

                  (b) Each Transtar Plan has been administered in compliance with the terms of such plan and all applicable laws, regulations and rules except for such failures that individually or in the aggregate would not have a Material Adverse Effect on the USX
                           Companies, taken as a whole; or the Holdings Companies, taken as a whole.

                  (c)      No  "Reportable  Event"  as such term is  defined  in
                           Section 4043 of ERISA has occurred with respect to any Transtar Plan (other than as a result of or with respect to the transactions contemplated by this Agreement) and no accumulated funding deficiency as such term is defined in Section 412 of the Code has occurred in relation to any Transtar Plan.

                  (d)      Each  Employee  Pension  Benefit  Plan (as defined in
                           Section 3 of ERISA) is the subject of a favorable determination letter issued by the IRS under Section 401(a) of the Code, no challenge to such determination is pending or threatened and no facts or circumstances exist that would be grounds for revocation of such determination letter.

                  (e) An Annual Report on Form 5500 for each Transtar Plan as of December 31, 1999 has been filed and the financial statements and other information contained therein are complete and accurate in all material respects.

         8.1.10   Material Contracts.

                  (a) "Material Contracts" shall mean any contract, indenture, purchase order or other agreement to which Transtar or any Transtar Company is a party and which
                           (i) is outside of the  ordinary  course of  business;
                           (ii) one of the ten largest in terms of year 2000 transaction dollars for each of the purchase, sale or lease of any goods and services, other than those with USX, USS/Kobe Steel Company, U.S. Steel Mining LLC, or Republic Technologies International LLC as successor by merger to USS/Kobe Steel Company; (iii) one of the ten largest in terms of 2000 transaction dollars for transportation services other than those with USX, USS/Kobe Steel Company, U.S. Steel Mining LLC, or Republic Technologies International LLC as successor by merger to USS/Kobe Steel Company; (iv) involves expenditures or receipts by Transtar or the Transtar Companies of more than $1,000,000 other than those detailed in (ii) and (iii); and (v) any agreement with any governmental body.

                  (b) Except as disclosed in the Transtar Disclosure Letter, all Material Contracts are in full force and effect and neither Transtar nor the Transtar Companies has given or received written notice of any event of force majeure, breach, default or condition which, with the passage of time, the giving of notice or both would constitute a breach or default.

         8.1.11 Insurance. All insurance in effect covering Transtar and the Transtar Companies at any time since January 1, 2000 remains in full force and effect and there have been no claims made, or facts and circumstances existing, that would be grounds for a claim except for matters that, individually and in the aggregate, will not have a Material Adverse Effect on the USX Companies taken as a whole, or the Holdings Companies, taken as a whole.

         8.1.12 Title to Properties. The Transtar Companies own or lease all of their assets, including rights of way, free and clear of any and all security interests, mortgages or other monetary lien, except for (a) precautionary security interest filings in connection with leases, (b) liens granted under the Transtar Credit Agreement, or (c) other matters which, individually or in the aggregate, would not have a Material Adverse Effect on the USX Companies, taken as a whole, or the Holdings Companies, taken as a whole.

         8.1.13 Condition and Sufficiency of Assets. The physical condition of the assets owned or leased by the Transtar Companies (a) are adequate for the uses to which they are being put; (b) are in good operating condition consistent with their age and ordinary wear and tear; and (c) have been maintained consistent with standard practice in the transportation industry except in each case for such defects which, individually or in the aggregate, would not have a Material Adverse Effect on the USX Companies, taken as a whole, or the Holdings Companies, taken as a whole. Except as set forth on Schedule 8.1.13 (x), the assets owned, leased or licensed by the Holdings Companies after the Closing Date are all of the material assets currently used in the conduct of the business of the Holdings Companies and are sufficient to allow Holdings and the Holdings Companies to conduct the business of the Holdings Companies as currently conducted. Except as set forth on Schedule 8.1.13 (y), the assets owned, leased or licensed by the USX Companies after the Closing Date are all of the material assets currently used in the conduct of the business of the USX Companies and are sufficient to allow USX and the USX Companies to conduct the business of the USX Companies as currently conducted. Immediately following the Closing Date, the Holdings Companies and the USX Companies, as the case may be, shall own the assets reflected on the balance sheet of each such company provided in the June 30, 2000, Unit Financial Statements, together with any assets thereafter acquired by such company, less (i) all assets disposed of in transactions expressly permitted or required hereunder and (ii) all assets sold, transferred or otherwise disposed of to persons who are not affiliates of Transtar in the ordinary course of business consistent with past practice.

         8.1.14   Environmental Matters.

         (a) As used herein, "Environmental Law" shall mean federal, state and local laws, implementing regulations and applicable regulatory permits relating to pollution or protection of the environment, including laws concerning hazardous and toxic substances, emissions, releases and discharges of pollutants, wastes and other substances into ambient air, surface water, ground water or land including, but not limited to, the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, the Resource Conservation and Recovery Act, the Hazardous Material Transportation Act, and the Emergency Planning and Community Right to Know Act.

         (b) As used herein, "Hazardous Materials" means petroleum or any byproducts or fractions thereof; asbestos in any form;
                  polychlorinated biphenyl; urea formaldehyde and any other chemical, material or substance (whether in solid, liquid or gaseous form) defined in, or included in, the definition of "hazardous substances," "hazardous waste," "hazardous materials," "extremely hazardous substances," "restricted hazardous waste," "toxic substances" or "toxic pollutants" or words of similar import under any applicable Environmental Law and any other chemical, material or substance (whether in solid, liquid or gaseous form), exposure to which is prohibited, limited or regulated by any governmental authority under, or which may otherwise form the basis of liability (whether for cleanup or otherwise), under any Environmental Law.

         (c) Except as set forth in the Transtar Disclosure Documents and the Transtar Disclosure Letter, Transtar and the Transtar Companies are in full and complete compliance with Environmental Laws except for violations that, individually or in the aggregate, would not have a Material Adverse Effect on the USX Companies, taken as a whole, or the Holdings Companies, taken as a whole.

         (d) No Hazardous Materials have been disposed of on the properties of any of the Transtar Companies except for amounts that the cleanup of which in accordance with Environmental Laws individually or in the aggregate would not have a Material Adverse Effect on the USX Companies, taken as a whole, or the Holdings Companies, taken as a whole.

         (e) Except for the environmental reports commissioned by USX and Holdings in connection with the 1988 Asset Purchase Agreement there are no reports, studies, audits or other analysis of compliance, non-compliance or possible liability of Transtar or any of the Transtar Companies under any Environmental Laws.

         (f) There are no proceedings or investigations pending or threatened by any governmental entity against Transtar or any Transtar Company concerning compliance, non-compliance or possible liability under any Environmental Laws.

         (g) There are no consent or other judicial decrees, administrative orders or findings or agreements with any governmental authority relating to Environmental Laws binding upon Transtar, any Transtar Company or any of their properties.

         8.1.15   Labor Matters.

         (a) There is no labor strike, lockout or other work stoppage in effect or threatened against Transtar or any of the Transtar Companies.

         (b) There are no labor arbitration, grievance or complaint pending against Transtar or any of the Transtar Companies except for those where an adverse determination, individually or in the aggregate, would not result in a Material Adverse Effect on the USX Companies, taken as a whole; or the Holdings Companies, taken as a whole.

         (c)      There  is  no  union  organizing   campaign  or  vote  pending
                  involving Transtar or any of the Transtar Companies.

         (d) Transtar and the Transtar Companies have complied in all material respects with the provisions of all collective bargaining agreements except for matters that, individually or in the aggregate, would not result in a Material Adverse Effect on the USX Companies, taken as a whole; or the Holdings Companies, taken as a whole.

         8.1.16 No Prior Discussions. As of the date this Agreement is executed, neither Transtar or any Transtar Company is party to any agreement, understanding, arrangement or substantial negotiations concerning the sale, transfer or other disposition, either directly or indirectly, of the stock of Transtar or any Transtar Company or substantially all of the assets of Transtar or a Transtar Company and there have been no substantial negotiations concerning such a sale, transfer or other disposition by any officer, employee or advisor or agent (if such advisor or agent is acting pursuant to the direction of such officer or employee) of Transtar.


                                   Article IX

                         Representations and Warranties

9.1  Representations and Warranties of USX.

         USX represents and warrants to Holdings the following:

         9.1.1 Existence and Organization. USX is a corporation duly incorporated, validly existing and in good standing under the law of the State of Delaware and is duly qualified and in good standing as a foreign corporation in each jurisdiction where such qualification is required to carry out its obligations hereunder.

         9.1.2    Corporate Authority.

         (a) USX has full power and authority to own its properties and to conduct its business and operations as currently conducted.

         (b) The execution and delivery of this Agreement and the consummation of the transactions contemplated herein have been approved by the Board of Directors of USX and no shareholder or other corporate approval or action is required on the part of USX. This Agreement constitutes a legal, valid and binding obligation of USX enforceable against it in accordance with its terms, except to the extent that its enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights generally and by general equitable principles.

         9.1.3 Conflicts and Consents. The execution and delivery by USX of this Agreement and the consummation of the transactions contemplated herein does not conflict with, violate, constitute an event of default, require the consent of any government entity or other third party or result in the creation of a lien or encumbrance under (a) the Constituent Documents of USX; (b) any law, regulation, ordinance, judicial decree or administrative order binding upon USX or its properties except for approvals required from the STB and under HSR and
(c) any material mortgage, indenture, lease, contract or other agreement binding upon USX or its properties except with respect to clause (c) for violations or defaults which will not have a Material Adverse Effect on the Holdings Companies taken as a whole, and will not affect the ability of USX, Transtar and The Transtar Companies to consummate the transactions contemplated hereby.

         9.1.4 No Prior Discussions. As of the date this Agreement is executed, neither USX or any affiliate of USX is party to any agreement, understanding, arrangement or substantial negotiations concerning the sale, transfer or other disposition (other than a Permitted Transfer), either directly or indirectly, of the stock of Transtar or any USX Company or substantially all of the assets of Transtar or a USX Company and there have been no substantial negotiations concerning such a sale, transfer or other disposition by any director, officer, employee or advisor or agent (if such advisor or agent is acting pursuant to the direction of such director, officer or employee) of USX or any affiliate of USX.

         9.1.5 Ownership of USX Stock. USX owns beneficially and of record all of the USX Stock free and clear of any lien claim or encumbrance.

9.2      Representations and Warranties of Holdings.

         Holdings represents and warrants to USX the following:

         9.2.1 Existence and Organization. Holdings is a limited partnership duly formed, validly existing under the law of the State of Delaware and is duly qualified and in good standing as a foreign limited partnership in each jurisdiction where such qualification is required to carry out its obligations hereunder.

         9.2.2    Authority.

         (a) Holdings has full power and authority to own its properties and to conduct its businesses and operations as currently conducted.

         (b) The execution and delivery of this Agreement and the consummation of the transactions contemplated herein have been approved by the appropriate governing body of Holdings and no partner or other similar approval or action is required on the part of Holdings. This Agreement constitutes a legal, valid and binding obligation of Holdings enforceable against it in accordance with its terms, except to the extent that its enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights generally and by general equitable principles.

         9.2.3 Conflicts and Consents. The execution and delivery by Holdings of this Agreement and the consummation of the transactions contemplated herein do not conflict with, violate, constitute an event of default, require the consent of any government entity or other third party or result in the creation of a lien or encumbrance under (a) the Constituent Documents of Holdings; (b) any law, regulation, ordinance, judicial decree or administrative order binding upon Holdings or its properties except for approvals required from the STB and under HSR, and (c) any material mortgage, indenture, lease, contract or other agreement binding upon Holdings or its properties other than the 13 3/8% Series B Senior Discount Notes due December 15, 2003 issued by Holdings and Transtar Capital Corporation (the "Holdings Notes") except with respect to clause (c) for violations or defaults which will not have a Material Adverse Effect on the financial position or results of operation of the USX Companies, taken as a whole and will not affect the ability of Holdings, Transtar and the Transtar Companies to consummate the transactions contemplated hereby.

         9.2.4 No Prior Discussions. As of the date this Agreement is executed, neither Holdings or any affiliate of Holdings is party to any agreement, understanding, arrangement or substantial negotiations concerning the sale, transfer or other disposition (other than a Permitted Transfer), either directly or indirectly, of the stock of Transtar or any Holdings Company or substantially all of the assets of a Holdings Company and there have been no substantial negotiations concerning such a sale, transfer or other disposition by any partner, officer, employee or advisor or agent (if such advisor or agent is acting pursuant to the direction of such partner, officer or employee) of Holdings or any affiliate of Holdings.

         9.2.5 Ownership of Holdings Stock. Holdings owns beneficially and of record all of the Holdings Stock free and clear of any lien, claim or encumbrance, and on the Closing Date, upon the consummation of the closing of the redemption contemplated herein, will deliver to Transtar good and marketable title to the Holdings Stock free and clear of any lien, claim or encumbrance.

9.3      Representations Exclusive.

         The  parties  acknowledge  that the  representations  set forth in this
Article IX are the sole and exclusive representations of the parties. Without limiting the foregoing the parties acknowledge that none of the matters set forth in Article VIII constitutes a representation by any of the parties hereto or any of the Transtar companies.


                                    Article X

                                Certain Covenants

Section 10.1      Interim Operations.

         From the date hereof and until the Closing Date, (i) USX and Holdings agree that they will cause Transtar and each of the Transtar Companies to and
(ii) Transtar will and will cause each of the Transtar Companies to:

         (a) Except as expressly contemplated by, or as required to implement this Agreement, conduct their business and maintain their assets only in the ordinary course and consistent with past practice;

         (b) Duly and punctually pay and perform all of its contractual obligations in accordance with the terms thereof;

         (c) Not sell, pledge or assign any capital stock of any Transtar Company nor issue or agree to issue any share of its capital stock;

         (d) Except as expressly contemplated by, or as required to implement this Agreement, not amend any of the Constituent Documents of Transtar or any of the Transtar Companies;

         (e) Not acquire any assets or the securities of any person other than in the ordinary course of business consistent with past practice;

         (f) Not dispose of any assets other than (i) the sale of obsolete equipment and supplies in the ordinary course of business consistent with past practice or (ii) the sale or lease of real property in the ordinary course of business consistent with past practice;

         (g) Not make any capital authorizations or expenditures, or enter into any agreements in connection therewith, other than for amounts and items in the form of and contemplated in the 2000 Capital Plan (including the amendment in respect of the Bessemer Car Fleet specified in the Letter dated May 30, 2000 from Robert Rosati to James Mossman and Robert Hernandez) and which do not exceed $31,434,000 in the aggregate with respect to USX Companies and $16,526,000 in the aggregate with respect to Holdings Companies;

         (h) Except as contemplated in the 2000 Business Plan, not enter into any contract or agreement that would (i) constitute a Material Contract or (ii) any contract for a term longer than six months (assuming that all cancellation rights are promptly exercised on the Closing Date or as soon thereafter as possible);

         (i) Not establish nor amend any employee benefit plan except as contemplated in Article III hereof;

         (j) Not grant any salary or wage increase or pay any bonus except for increases granted to employees other than elected officers in accordance with the existing program or except as explicitly agreed to in writing by USX and Holdings;

         (k) Not incur, guarantee or become liable for any indebtedness for money borrowed, except for guarantees (i) made by one of the Holdings Companies for the benefit of another Holdings Company; or (ii) made by one of the USX Companies for the benefit of another USX Company.

         (l) Not declare, set aside, pay or make any distribution in respect of any of its capital stock or purchase, redeem, otherwise acquire any of its capital stock or make any capital contributions (except as authorized by Sections 2.2, 2.3 and 2.5 hereof);

         (m)      Not grant any stock or options under the Management Plans;

         (n) Not allow any substantial negotiations by the officers, employees, or agents (if such agents are acting pursuant to the direction of such officers or employees) of Transtar or the Transtar Companies concerning any agreement, understanding, or arrangement concerning the sale, transfer or other disposition, either directly or indirectly, of the stock of Transtar or any Transtar Company or substantially all of the assets of Transtar or a Transtar Company.

         (o) Not enter into, modify, amend, supplement or terminate any binding agreement or contract with any affiliate of Holdings or USX (other than the Transtar Companies), except in the ordinary course of business, consistent with past practice.

         (p) Not agree to any material change in any insurance policy, including, but not limited to, any change which would impair Transtar's, or any of the Transtar Companies', rights to extend the discovery period for claims made against any claims made insurance policies.

         (q) Not authorize or agree with any person nor make any commitment to do any of (c) through (p) above.

Section 10.2      Regulatory Approvals

         (a) Promptly upon the execution of this Agreement Transtar, Holdings and USX shall apply to the STB for approval under and for an exemption from the requirements of the ICC Termination Act of 1995 (49 USC 11323).

         (b) Promptly upon the execution of this Agreement, Transtar, Holdings and USX shall make all filings necessary with the Federal Trade Commission and the Department of Justice under HSR.

Section 10.3      Future Disposition of Units.

         (a) Holdings agrees that until the six-month anniversary of the Closing Date, it will not (i) sell, transfer, or assign (or enter into a definitive agreement to sell) the stock of any Holdings Company (except for a Permitted Transfer); (ii) actively solicit its partners to sell, transfer or assign a partnership or other interest in Holdings to another person (other than a Permitted Transfer) or actively initiate or promote such a sale, transfer or assignment (but Holdings shall not be prevented from taking any action required to be taken by it under the Holdings Limited Partnership Agreement in respect to the sale or transfer of a limited partnership interest in Holdings), (iii) allow the sale, transfer or assignment of all or substantially all of the assets of any Holdings Company; (iv) enter into substantial negotiations to do (i), (ii) or (iii) above; or (v) allow any Holdings Company to fail to continue to conduct its current business such that such Holdings Company is not engaged in the active conduct of a trade or business within the meaning of Section 355(b) of the Code.

         (b) USX agrees that until the six month anniversary of the Closing Date, it will not (i) sell, transfer, or assign (or enter into a definitive agreement to sell) the stock of any USX Company (except for a Permitted Transfer); (ii) allow the sale, transfer or assignment of all or substantially all of the assets of any USX Company; (iii) enter into substantial negotiations to do (i) or (ii) above; or (iv) allow any USX Company to fail to continue to conduct its current business such that such USX Company is not engaged in the active conduct of a trade or business within the meaning of Section 355(b) of the Code.

         (c) USX agrees that if at any time prior to the fourth anniversary of the Closing Date, it directly or indirectly sells, transfers, assigns or otherwise disposes of all of the capital stock of EJ&E or allows EJ&E to sell all or substantially all of its assets in a transaction or series of related transactions for a purchase price in excess of the Base EJ&E Price (defined below), it will pay to Holdings 56% of the proceeds (including without limitation, (i) the proceeds of any dividend to USX, or its affiliates, by EJ&E financed through the issuance of any indebtedness to the extent EJ&E, or the purchaser, remains liable for any such indebtedness at the time of such sale, transfer, assignment or other disposition and (ii) the amount of any indebtedness of USX or its subsidiaries (other than EJ&E) which is assumed by the acquirer in such transaction) received above the Base EJ&E Price. The "Base EJ&E Price" shall mean $205 million, increased by the fair market value of any indebtedness for borrowed money retained by USX or an affiliate of USX (or, in the case of the last proviso of this section, such purchaser) in a transaction or series of related transactions contemplated by this Section 10.3(c). In the event that the capital stock or assets of EJ&E are sold, transferred, assigned or otherwise disposed of as part of a transaction or series of related transactions including additional stock or assets, then (x) the provisions of this Section 10.3(c) shall have no effect upon such sale, transfer, assignment or other disposition (whether by merger, consolidation, sale, contribution or otherwise) in one or a series of related transactions if (i) all or substantially all of the properties of the U. S. Steel Group of USX are sold, transferred, assigned or otherwise disposed of in such transaction; or (ii) the revenues of EJ&E during the last calendar year prior to such transaction were 25% or less of the total revenue of all the legal entities or businesses sold, transferred, assigned or otherwise disposed of in such transaction; provided however, that, notwithstanding anything to the contrary in this Section 10.3(c), that in the case of a transaction contemplated by clause (i) or (ii) above, USX and Transtar shall require any such purchaser to assume the remaining obligations of USX and Transtar under the provisions of this Section 10.3(c) and
(y) if the revenues of EJ&E during the last calendar year prior to such transaction were in excess of 25%, but less than 100% of the total revenues of all legal entities or businesses sold, transferred, assigned or otherwise disposed of, then the proceeds received in such sale which are attributable to EJ&E and to which this Section 10.3(c) shall apply, shall be determined by taking the total proceeds realized from such sale, transfer, assignment or other disposition, and multiplying them by a fraction, the numerator of which shall be the revenues of EJ&E during the last calendar year and the denominator of which shall be the revenues during the last calendar year of all of the legal entities or businesses sold, transferred, assigned or otherwise disposed of to generate such proceeds. In the event that all or a portion of the proceeds are in a form other than cash, the fair market value of such non-cash proceeds as of the closing of the transaction shall be used for purposes of this Section 10.3(c).

Section 10.4      Consents.

         Schedule 10.4 sets forth a list of all Material Contracts that require the consent of the other parties thereto for the consummation of the transactions contemplated herein ("Required Consents") or where the other parties thereto have indicated that they intend to change the nature or level of their business relationship with Transtar or a Transtar Company as a consequence of the consummation of the transactions contemplated herein. Holdings shall use all commercially reasonable efforts to assist in obtaining Required Consents that relate to the Holdings Companies and USX shall use all commercially reasonable efforts to assist in obtaining Required Consents that relate to the USX Companies.

Section 10.5      Due Diligence and Access.

         Promptly after the execution and delivery of this Agreement, USX and Holdings will cause Transtar and the Transtar Companies to grant to USX, Holdings, institutions or other persons potentially providing financing to Holdings and their respective partners, directors, officers, employees and agents full and complete access to the property and records of Transtar and the Transtar Companies and to provide any information reasonably requested of them.

Section 10.6      Relation to Holdings Notes.

         Holdings acknowledges that none of USX, Transtar or any USX Company has any responsibility or any obligation under the Holdings Notes.

Section 10.7      Post Closing Access.

         From and after the Closing Date, USX shall cause the USX Companies to supply or make available to Holdings, and Holdings shall cause the Holdings Companies to supply or make available to USX, all information, records and other matters as such party may reasonably request in connection with all matters occurring prior to the Closing Date or as may be reasonably necessary to defend any litigation or investigate any related claim, prepare financial statements, public disclosure documents, Tax Returns or other governmental filings.

Section 10.8      Further Assurances.

         From and after the Closing Date, USX shall take and shall cause the USX Companies to take any and all actions that are reasonably requested by Holdings to vest in Holdings directly or indirectly good and marketable title and ownership to the capital stock of the Holdings Companies. From and after the Closing Date, Holdings shall take and shall cause the Holdings Companies to take any and all actions that are reasonably requested by USX to vest in USX directly or indirectly good and marketable title and ownership to the capital stock of the USX Companies. In the event that there is any title defect or lien upon the stock of the Holdings Companies resulting from actions by USX, USX shall be solely responsible for the cost of removing such lien or curing such defect. In the event that there is any title defect or lien upon the stock of the USX Companies resulting from actions by Holdings, Holdings shall be solely responsible for the cost of removing such lien or curing such defect. In the event that there is any title defect or lien upon the stock of either a USX Company or a Holding Company that arose after December 28, 1988 and prior to the Closing Date other than through an action by USX or Holdings, then Holdings shall be responsible for 56% of the cost of removing such lien or curing such defect and USX shall be responsible for 44% of such cost.

Section 10.9      Holdings Officer.

         If Holdings designates, after the date hereof and prior to the Closing Date, a person to serve as chief executive officer of Holdings after the Closing Date (the "Holdings Designee"), Transtar agrees to provide the Holdings Designee with the necessary access to information, and to take all such other action as may be reasonably necessary, to allow the Holdings Designee to familiarize himself with the business of the Holdings Companies in a manner sufficient to allow the Holdings Designee to manage the business of the Holdings Companies after the Closing Date.

10.10    Commercially Reasonable Efforts.

         Each of USX and Holdings agrees to use all commercially reasonable efforts to take, or cause to be taken, and to cooperate with all other parties in taking or causing to be taken, all actions which are necessary and proper to cause the satisfaction of the conditions to closing set forth herein, including, without limitation, in the case of Holdings, using its commercially reasonable efforts and acting in good faith to obtain the financing contemplated by Section 11.2.6; it being understood that no party hereto shall be required to pay or increase any fees (except for customary commitment fees, agency fees and other similar fees to be paid by Holdings in connection with the financing contemplated by Section 11.2.6) or assume or create any additional liability or offer or grant any material accommodation to any third party or agree to do any of the foregoing; provided that no person shall be obligated to commence any litigation in order to comply with this covenant. This covenant shall not limit any rights of any party set forth herein and, in particular and without limitation, shall not limit the right of Holdings to approve, in its sole discretion, the terms of the financing contemplated by Section 11.2.6 of this Agreement.


                                   Article XI

                              Conditions to Closing

11.1     Conditions Precedent to Obligations of USX.

         All obligations of USX arising pursuant to this Agreement are subject to the satisfaction of each of the following conditions, unless expressly waived in writing by USX.

         11.1.1 Opinion of Counsel. USX shall be furnished with the opinion of White & Case LLP in substantially the form of Exhibit M attached hereto.

         11.1.2 Representations and Warranties. The representations and warranties made by Holdings in Section 9.2 herein and Trustee in the agreement signed by Trustee and the parties hereto in substantially the form of Exhibit B attached herewith (the "Accession Agreement") shall be true and correct in all material respects (except to the extent such representations and warranties contain a materiality qualification in which case they shall be true and correct in all respects) on and as of the Closing Date with the same force and effect as though all representations and warranties had been made on and as of such date, and the General Partner shall have so certified on behalf of Holdings.

         11.1.3 Covenants and Agreements. Holdings, Transtar and the Transtar Companies shall have performed or complied in all material respects with all obligations, covenants and agreements required by this Agreement to be performed or complied with by them by the time of Closing Date, and the General Partner of Holdings shall have certified on behalf of Holdings and the President and Chief Executive Officer, Vice President Finance and Chief Financial Officer, Vice
President Marketing, Vice President Law, Vice President Operations, Vice President Administration, Treasurer, and Comptroller (collectively the "Transtar Officers") shall have so certified on behalf of Transtar.

         11.1.4   Material Adverse Change.

         (a) The assumptions set forth in Article VIII shall be true and correct as of the Closing Date except for such matters as individually or in the aggregate would not constitute a Material Adverse Effect on the USX Companies, taken as a whole, and the Transtar Officers shall have so certified.

         (b) All Required Consents relating to the USX Companies shall have been received except for those that, individually or in the aggregate, would not constitute a Material Adverse Effect on the USX Companies, taken as a whole, and the Transtar Officers shall have so certified.

         (c) There shall have occurred no event nor shall there exist any condition which has had or would reasonably be expected to have a Material Adverse Effect on the USX Companies.

         11.1.5 PBGC. No action shall have been taken or threatened by the PBGC to terminate any of the Transtar Pension Plans, to impose any additional liability on USX or the USX Companies or to require any accelerated contributions to the Transtar Pension Plans.

         11.1.6 Good-Standing Certificates. Transtar shall have delivered to USX a Certificate of Good Standing for each of the USX Companies from the Secretary of State of such state in which such USX Company is duly qualified evidencing such USX Company's good standing therein.

         11.1.7 Execution of Documents. Each of Holdings, Transtar, the Holdings Companies and the Trustee shall have executed and delivered the following documents (the "Ancillary Agreements") to which it is a party: the Speer Agreement, the Tax Matters Agreement, the Substitute Fleet TSA, the Substitute TSA, the Stockholders Agreement Termination, the Asbestos Agreement, the
Environmental    Indemnification    Agreement,   the   Environmental   Agreement
Termination, the USS Name License Agreement, the Asset Purchase Agreement Amendment, the 1988 Services Agreement Amendment, the Services Agreement, the B&LE Services Agreement (if required, pursuant to Section 7.2), and the Monroeville Building Lease.

11.2     Conditions Precedent to Obligations of Holdings.

         All obligations of Holdings arising under this Agreement are subject to the satisfaction of each of the following conditions, unless expressly waived in writing by Holdings.

         11.2.1   Opinions of Counsel.

         (a) Holdings shall be furnished with the opinion of Richard J. Munsch, Assistant General Counsel or Robert M. Stanton, Senior General Attorney-Corporate in substantially the form attached hereto as Exhibit N.

         (b) Holdings shall be furnished with the opinion of Reed, Smith, Shaw & McClay LLP that the shares of Exchanged Stock delivered to Holdings on the Closing Date have been duly authorized and issued and are fully paid and non-assessable, which opinion to be reasonably satisfactory to counsel for Holdings.

         11.2.2 Representations and Warranties. The representations and warranties made by USX in Section 9.1 herein and Trustee in the Accession Agreement shall be true and correct in all material respects (except to the extent such representations and warranties contain a materiality qualification, in which case they shall be true and correct in all respects) on and as of the Closing Date with the same force and effect as though all such representations and warranties have been made on and as of such date and USX's Chairman of the Board of Directors, Vice Chairman & Chief Financial Officer, or Vice President & Treasurer shall have so certified on behalf of USX.

         11.2.3  Covenants  and  Agreements.  USX,  Transtar  and  the  Transtar
Companies shall have performed or complied in all material respects with all obligations, covenants and agreements required by this Agreement to be performed or complied with by them by the Closing Date and USX's Chairman of the Board of Directors, Vice Chairman & Chief Financial Officer or Vice President & Treasurer shall have so certified on behalf of USX and the Transtar Officers shall have certified on behalf of Transtar.

         11.2.4   Material Adverse Change.

         (a) The assumptions set forth in Article VIII shall be true and correct as of the Closing Date except for such matters as individually or in the aggregate would not constitute a Material Adverse Effect on the Holdings Companies, taken as a whole, and the Transtar Officers shall have so certified.

         (b) All Required Consents relating to the Holdings Companies shall have been received except for those that individually or in the aggregate would not constitute a Material Adverse Effect on the Holdings Companies, taken as a whole, and the Transtar Officers shall have so certified.

         (c) There shall have occurred no event nor shall there exist any condition which has had or would reasonably be expected to have a Material Adverse Effect on the Holdings Companies.

         11.2.5  Exchanged  Stock.  The  Exchanged  Stock  shall  have been duly
authorized,  validly  issued  to  Holdings,   non-accessible  and  free  of  any
preemptory or other rights.

         11.2.6 Financing. Holdings (i) shall have received, on terms satisfactory to Holdings in its sole discretion, at least $255.0 million (reduced by the amount of any indebtedness of Transtar which is assumed and not refinanced) of proceeds from one or more bank financings or offering of debt securities, and (ii) shall have entered into a revolving credit facility with available commitments of not less than $20.0 million, which such amount and commitment (together with any assumption of indebtedness) shall in the aggregate be sufficient to (a) refinance the outstanding obligations under the Holdings Notes (including, without limitation, any principal, interest or premium owed with respect thereto), (b) refinance, to the extent it is refinanced and not assumed, the outstanding share of the Holdings Companies debt under the Transtar Credit Agreement (including any make-whole premium incurred), (c) sufficiently finance working capital of the Holdings Companies and (d) pay the fees and expenses of Holdings, the Holdings Companies, Blackstone Capital Partners LP and Blackstone Transportation Partners LP related to (a), (b) and (c)).

         11.2.7 PBGC. No action shall have been taken or threatened by the PBGC to terminate any of the Transtar Pension Plans, to impose any additional liability on Holdings or the Holdings Companies or to require any accelerated contributions to the Transtar Pension Plans.

         11.2.8 Good-Standing Certificates. Transtar shall have delivered to Holdings a Certificate of Good Standing for each of the Holdings Companies from the Secretary of State of such state in which such Holdings Company is duly qualified evidencing such Holdings Company's good standing therein.

         11.2.9 Execution of Documents. Each of USX, Transtar and the USX Companies shall have executed and delivered each of the Ancillary Agreements to which it is a party and RTI will have executed the Substitute Fleet TSA.

11.3     Mutual Conditions Precedent.

         The obligations of both USX and Holdings shall be subject to the satisfaction on or prior to the Closing Date of each of the following, unless expressly waived in writing by both parties.

         11.3.1 No Injunctions. No temporary or permanent restraining order, preliminary or permanent injunction or other legal restraint or prohibition against the consummation of the transactions contemplated herein shall be in effect; no action seeking such an order, injunction or prohibition is pending and no governmental authority, including without limitation, the STB, the Federal Trade Commission, the Department of Justice or any state attorney general is threatening such an action (collectively an "Injunctive Action").

         11.3.2 STB Approval. The STB has granted an approval or exemption for the transactions contemplated herein; such approval or exemption remains in full force and effect ("STB Approval") and no action or proceeding is pending or threatened challenging such approval or exemption (an "STB Challenge").

         11.3.3 HSR Filing. All waiting periods under HSR have expired or the Federal Trade Commission and the Department of Justice have granted early termination to such waiting periods.

         11.3.4 Tax Free  Reorganization.  Each of USX and  Holdings  shall have
received  assurances   reasonably   satisfactory  to  it  that  the  transaction
contemplated herein qualifies as a tax free under Section 355 of the Code.

         11.3.5 Execution of Accession Agreement by Trustee. The Trustee shall have agreed to become a party to this Agreement through the execution and delivery of the Accession Agreement.


                                   Article XII

                                     Closing

12.1     Closing Date.

         The closing of this transaction shall occur on the second Business Day following the satisfaction of the conditions set forth in Article XI hereof. "Business Day" shall mean any day other than a Saturday, Sunday or day on which commercial banks are permitted to be closed in New York, NY, or Pittsburgh, PA (the "Closing Date").

12.2     The Closing.

         (a) The Closing shall be held at the offices of USX at 600 Grant Street, Pittsburgh, PA, or such other place as the parties shall agree, at 11:00 A.M. on the Closing Date.

         (b) A pre-closing shall be held on the Business Day immediately prior to the Closing Date and, to the extent possible, all documents delivered by either party shall be examined at the pre-closing.

         (c)      At the Closing, USX shall deliver:

                  (i)      The   opinion   of  counsel   specified   in  Section
                           11.2.1(a);

                  (ii) The certificates on behalf of USX specified in Sections 11.2.2 and 11.2.3;

                  (iii)    Evidence of due authorization of this Agreement; and

                  (iv) Such other documents and certificates as Holdings or its counsel may reasonably request.

         (d)      At the Closing, Holdings shall deliver:

                  (i)      To Transtar,  certificates  representing the Holdings
                           Stock;

                  (ii)     The resignations of the Blackstone Directors;

                  (iii)    The opinion of counsel specified in Section 11.1.1;

                  (iv) The officer's certificate specified in Section 11.1.2 and 11.1.3;

                  (v) Evidence satisfactory to USX of the cancellation of all Management Options;

                  (vi)     Evidence of due authorization of this Agreement; and

                  (vii) Such other documents and certificates as USX or its counsel may reasonably request.

         (e) At the Closing, Trustee shall deliver (pursuant to the Accession Agreement):

                  (i)      To Transtar, certificates representing the Management
                           Stock.

         (f)      At the Closing, Transtar shall deliver:

                  (i)      To Holdings,  certificates representing the Exchanged
                           Stock;

                  (ii)     To  Trustee,   certificates   representing   the  New
                           Management Stock;

                  (iii) The officers certificates on behalf of Transtar specified in Sections 11.1.3, 11.1.4, 11.2.3 and 11.2.4;

                  (iv)     The opinion specified in Section 11.2.1(b);

                  (v)      Evidence  of  repayment   of  the   Transtar   Credit
                           Agreement   and   release   of  all   liens   granted
                           thereunder;

                  (vi) Evidence of release of the Cross Guarantees, to the extent such releases have been obtained prior to the Closing Date;

                  (vii) Such other agreements and certificates as USX and Holdings shall agree to be delivered; and

                  (viii) Certificates of Good Standing for Transtar and each Transtar Company.

         (g) At the Closing, the following parties shall execute and deliver:

                  (i)      USX,    Holdings,    Transtar   and   each   Transtar
                           company--the Tax Matters Agreement;

                  (ii)     USX and Fleet-- the Substitute Fleet TSA;

                  (iii)    USX, Holdings, DM&IR and B&LE--the Substitute TSA;

                  (iv)     USX,   Holdings  and  Transtar--   the   Stockholders
                           Agreement Termination;

                  (v)      USX,  Transtar,  Holdings  and Fleet  --the  Asbestos
                           Agreement;

                  (vi)     USX,    Holdings,    Transtar   and   each   Transtar
                           Company--the Environmental Agreement;

                  (vii)    USX and Fleet--the USS Name License Agreement;

                  (viii)   USX,  Holdings and the Holdings  Companies,  Transtar
                           and  each  Transtar   Company--the   Asset   Purchase
                           Agreement Amendment;

                  (ix)     USX  and   Transtar--the   1988  Services   Agreement
                           Amendment;

                  (x) Holdings, the Holdings Companies, Transtar and each Transtar Company--the Services Agreement;

                  (xi)     USX,   Transtar   (the  USX   Companies),   B&LE  and
                           Holdings--the B&LE Services Agreement; and

                  (xii) USX, Transtar and each Transtar Company -- the Environmental Agreement Termination.

12.3     Effective Date.

         The transaction shall be effective as of the close of business on the Closing Date.

12.4     Termination.

         (a) This Agreement may be terminated by either USX or Holdings by written notice to the other if:

                  (i)      The Closing does not occur by March 31, 2001; or


                  (ii) A permanent non-appealable order, decree or judgment has been issued by a court of competent jurisdiction which prevents the consummation of the transactions contemplated herein.

         (b) This Agreement may be terminated by USX by written notice to Holdings if:

                  (i) There is a material breach by Holdings of this Agreement which is not remedied within 30 days of written notice thereof; or

                  (ii) The USX Companies taken as a whole suffer a Material Adverse Effect;

         (c) This Agreement may be terminated by Holdings by written notice to USX if:

                  (i) There is a material breach by USX of this Agreement which is not remedied within 30 days of written notice thereof; or

                  (ii) The Holdings Companies, taken as a whole, suffer a Material Adverse Effect;

         (d) Except in the case of a material breach of this Agreement, in the event of such termination, no party shall be liable to the other party for any damages, costs or expenses incurred in connection with the negotiation and execution of this Agreement and no party shall have any further obligation under this Agreement.

12.5     Time Is Of The Essence.

         The parties agree that time is of the essence in this Agreement.


                                  Article XIII

                                  Miscellaneous

13.1     Expenses.

         Except as expressly provided in this Agreement, whether or not the transactions contemplated hereunder shall be consummated, each party shall pay its own expenses incident to the preparation of this Agreement and for consummating the transaction, including all outside counsel and accountant fees incurred by it. Each party shall also pay all filing fees and other expenses required to be paid by it under applicable laws, regulations or contracts to perform the covenants and obligations hereunder. Notwithstanding anything contrary contained herein, if the transactions contemplated hereunder are not consummated, Transtar shall reimburse each of Holdings and USX for their reasonable expenses incurred in connection herewith. For purposes of determining USX's expenses (other than filing fees) for reimbursement above, USX's expenses (other than filing fees) shall be deemed to be the same as Holdings' reimbursable expenses (excluding filing fees).

13.2     Notices.

         All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been given if actually delivered by any reasonable means or if mailed by registered or certified mail, return receipt requested, to the following addresses or to such other address as any party may subsequently designate in writing:

         (a)      If to USX, then to:

                  USX Corporation
                  600 Grant Street
                  Pittsburgh, PA  15219-4776
                  Attention:   E. F. Guna
                               Vice President & Treasurer

                  With copy to:

                  Richard J. Munsch, Esquire
                  Assistant General Counsel
                  USX Corporation
                  600 Grant Street
                  Pittsburgh, PA  15219-4776

         (b)      If to Holdings, then to:

                  Transtar Holdings, L.P.
                  345 Park Avenue
                  New York, NY 10154-0191
                  Attention:   James Mossman
                               President

                  With a copy to:

                  William F. Wynne, Jr., Esquire
                  White & Case LLP
                  1155 Avenue of the Americas
                  New York, NY 10036-2787

         (c)      If to Transtar then to:

                  Transtar, Inc.
                  135 Jamison Lane
                  Monroeville, PA
                  Attention: Thomas W. Sterling
                             President

                  With copies to:

                  Transtar Holdings Company LP
                  345 Park Avenue
                  New York, NY 10154-0191
                  Attention:   James Mossman
                               President

                  USX Corporation
                  600 Grant Street
                  Pittsburgh, PA  15219-4776
                  Attention:   E. F. Guna
                               Vice President & Treasurer

13.3     Applicable Laws; Counterparts, Consent to Jurisdiction.

         (a) This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute but one and the same instrument.

         (b) Each party hereby consents to the jurisdiction of the United States District Court for Delaware, the Chancery Court of the State of Delaware or the Court of Common Pleas of New Castle County Delaware for the resolution of any matter under this Agreement. Each party also waives any right it may have to challenge the venue or to argue the non-convenience of any such court.

13.4.    Entire Agreement.

         This Agreement, including the Exhibits hereto and any document incorporated by reference therein and herein or executed simultaneously herewith, contains the full agreement between the parties hereto, supersedes any and all agreements and amendments thereto, which may have been heretofore negotiated or entered into between them. There are no further understandings written or oral between the parties.

13.5.    Advisors.

         USX acknowledges that it has consulted with Goldman Sachs in connection with this matter and that any fees or compensation due Goldman Sachs shall be paid solely by USX. Except for the foregoing, neither party has retained any advisor or broker and each party shall indemnify the other against any claim arising for an action taken by such party concerning any commission or other fees.

13.6.    Publicity.

         Each Party agrees to issue a joint press release promptly upon the execution and delivery of this Agreement and USX and Holdings may file a Current Report on Form 8-K with the Securities and Exchange Commission within ten (10) days of the date hereof. Except for such disclosure or as otherwise required by law or pursuant to request of any governmental agency, each party agrees that neither it nor its attorneys, advisors, accountants and agents shall make any press release or other disclosure concerning the transactions contemplated herein without the consent of the other party, which consent shall not be unreasonably withheld or delayed. Each party agrees that prior to making any press release or other disclosure concerning the transactions, it will make available a copy of the proposed press release or other disclosure for the other party's comments. Notwithstanding anything to the contrary contained herein, Holdings may make any disclosure concerning the transactions contemplated herein to any limited partner of Holdings or to any financing source for purposes related to the transactions contemplated herein.

13.7.    Descriptive Heading.

         The descriptive headings of this Agreement are inserted for convenience only and are not intended to indicate all of the matter following them. Accordingly, they shall not control or affect the meaning or construction of any of the provisions hereof.

13.8.    Severability.

         If any provisions of this Agreement shall be determined to be invalid or unenforceable, the remainder of this Agreement shall not be affected thereby and shall remain enforceable to the maximum extent permitted by law.

13.9.    Survival.

         All representations, warranties and covenants of the parties shall terminate on the Closing Date except for those covenants specified in Articles III, IV, and Sections 2.4, 2.5, 2.6, 5.2, 10.3, 10.6, 10.7 and 10.8. All such covenants (other than the covenants specified in Article IV, which shall survive for the periods specified therein) shall survive until the earliest of (a) the termination date specified within the section related to such covenant, (b) the expiration of the statute of limitations applicable thereto or (c) the date that is ten years from the Closing Date.

13.10    Parties.

         This Agreement is intended solely for the benefit of the parties and no rights are created or intended to be created in favor of any third parties. This Agreement cannot be assigned by either party hereto without the written consent of the other party.

13.11    Amendment.

         This Agreement may not be amended or modified other than by written agreement executed by the parties hereto expressly stating that it is a modification of this Agreement.

13.12    Successors and Assigns.

         This agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors administrators, successors and assigns.

         IN WITNESS WHEREOF, the undersigned parties hereto have duly executed this Agreement as of the date first set above.

                                         TRANSTAR, INC.

                                         By:/s/ Thomas W. Sterling
                                            ------------------------------------
                                            Name:   Thomas W. Sterling
                                            Title:  President


                                         USX CORPORATION

                                         By:/s/ E. F. Guna
                                            ------------------------------------
                                            Name:   E. F. Guna
                                            Title:  Vice President & Treasurer


                                         TRANSTAR HOLDINGS, L.P.

                                         By:  BLACKSTONE TRANSPORTATION COMPANY,
                                              INC., its General Partner

                                         By:/s/ James Mossman
                                            ------------------------------------
                                            Name:   James Mossman
                                            Title:  President

SCHEDULE 2.4(C)             CALCULATION OF ANNUAL FEE PAYABLE FROM FLEET TO USX


                                                                                      75 bp mtc fee
                                        (Lease                                        on avg oustdng
   Charter           (Principal)        Payment)      (Interest)         (Total)
 Hire Payment        Applicable        Applicable     Applicable        Applicable
    Date              Amount A          Amount B       Amount C          Amount D
 ------------      -------------       ----------     ----------        -----------
  3/19/00          1,302,893.75             1.54      1,621,005.90      2,923,901.19
  9/19/00          1,381,067.37             1.02      1,524,917.49      2,905,985.88

  3/19/01          1,463,931.42             1.23      1,423,063.77      2,886,996.42       403,196
  9/19/01          1,551,767.30             1.16      1,315,098.83      2,866,867.29

  3/19/02          1,644,873.34             1.12      1,200,655.99      2,845,530.45       378,502
  3/19/02          1,743,565.74             1.13      1,079,346.58      2,822,913.45

  3/19/03          1,848,179.69             1.14        950,758.60      2,798,939.43       350,756
  9/19/03          1,959,070.47             1.30        814,455.35      2,773,527.12

  3/19/04          2,076,614.70             0.97        669,973.91      2,746,589.58       319,580
  3/19/04          2,201,211.58             1.57        516,823.57      2,718,036.72

  3/19/05          2,333,284.27             1.14        354,484.22      2,687,769.63       284,551
  9/19/05          2,473,281.39             0.99        182,404.50      2,655,686.88

  3/19/06                  0.00     2,621,678.22                        2,621,678.22       245,782
  9/19/06                  0.00     2,621,678.22                        2,621,678.22

  3/19/07                  0.00     2,621,678.22                        2,621,678.22       206,457
  9/19/07                  0.00     2,621,678.22                        2,621,678.22

  3/19/08                  0.00     2,621,678.22                        2,621,678.22        88,482
  9/19/08                  0.00     2,621,678.22                        2,621,678.22

  3/19/09                  0.00     2,621,678.22                        2,621,678.22        68,819
  9/19/09                  0.00     2,621,678.22                        2,621,678.22

  3/19/10                  0.00     2,621,678.22                        2,621,678.22        49,156
  9/19/10                  0.00     2,621,678.22                        2,621,678.22

  3/19/11                  0.00     2,621,678.22                        2,621,678.22        29,494
  9/19/11                  0.00     2,621,678.22                        2,621,678.22

  3/19/12                  0.00     2,621,678.22                        2,621,678.22         9,831
  9/19/12                  0.00     2,621,678.22                        2,621,678.22
                           ----     ------------                        ------------

    Total         21,979,741.02    36,703,495.08     11,652,988.71     70,336,239.12


SCHEDULE 2.4(C)             CALCULATION OF ANNUAL FEE PAYABLE FROM FLEET TO USX


                                                                                     Outstanding
                                                                                       Lease
                              Verification                                           Obligation

   Charter                     Beginning           Ending
 Hire Payment                   Principal          Principal          Interest
    Date                         Amount             Amount            Payment
 ------------                -------------      -------------      ------------

  3/19/00                    21,979,741.02      20,676,847.27      1,621,005.90
  9/19/00                    20,676,847.27      19,295,779.90      1,524,917.49

  3/19/01                    19,295,779.90      17,831,848.48      1,423,063.77
  9/19/01                    17,831,848.48      16,280,081.18      1,315,098.83

  3/19/02                    16,280,081.18      14,635,207.84      1,200,655.99
  3/19/02                    14,635,207.84      12,891,642.10      1,079,346.58

  3/19/03                    12,891,642.10      11,043,462.41        950,758.60
  9/19/03                    11,043,462.41       9,084,391.94        814,455.35

  3/19/04                     9,084,391.94       7,007,777.24        669,973.91
  3/19/04                     7,007,777.24       4,806,565.66        516,823.57

  3/19/05                     4,806,565.66       2,473,281.39        354,484.22
  9/19/05                     2,473,281.39              -0.00        182,404.50         36,703,495

  3/19/06                            -0.00              -0.00             -0.00         34,081,817
  9/19/06                            -0.00              -0.00             -0.00         31,460,139

  3/19/07                            -0.00              -0.00             -0.00         28,838,460
  9/19/07                            -0.00              -0.00             -0.00         26,216,782

  3/19/08                            -0.00              -0.00             -0.00         23,595,104
  9/19/08                            -0.00              -0.00             -0.00         20,973,426

  3/19/09                            -0.00              -0.00             -0.00         18,351,748
  9/19/09                            -0.00              -0.00             -0.00         15,730,069

  3/19/10                            -0.00              -0.00             -0.00         13,108,391
  9/19/10                            -0.00              -0.00             -0.00         10,486,713

  3/19/11                            -0.00              -0.00             -0.00          7,865,035
  9/19/11                            -0.00              -0.00             -0.00          5,243,356

  3/19/12                            -0.00              -0.00             -0.00          2,621,678
  9/19/12                            -0.00              -0.00             -0.00                  0
                                     -----              -----             -----

    Total                                                         11,652,988.70



          Schedule 3.2(x) Listing of Non-Shared Union B&LE Transferees
          ------------------------------------------------------------

Union employees identified at time of sale as non-shared employees:

                                                               Active
                                                              Employee
CC                      DEPT                                   Count
--                      ----                                   -----
Assumed to be assigned to a USX Transtar Company (a.)
815                     Asset                                    2
873                     ACCTG                                   34
874                     ACCTG                                   22
875                     FSERV                                    1
878                     TAX                                      1
Subtotal of Above                                               60

(a.) Union employees are assumed to be assigned from cost centers as shown, however the ultimate assignment will not be known until TCIU Approval is reached with the Union. All Union counts identified above are B&LE administrative employees.

            Schedule 3.2(y) Listing of Shared Union B&LE Transferees
            --------------------------------------------------------

Union employees identified at time of sale as shared employees:

                                                               Active
                                                              Employee
CC                      DEPT                                   Count
--                      ----                                   -----
Assumed to be assigned to a USX Transtar Company (a.)
819                     Asset                                    3
828                     ACCTG                                    7
872                     ACCTG                                   13
886                     FSERV                                    2
Subtotal of Above                                               25

(a.) Union  employees  are  assumed  to be assigned  from cost centers as shown;
     however the ultimate assignment will not be known until TCIU Approval is reached with the Union. All Union counts identified above are B&LE administrative employees.

                                                                 Schedule 3.6(a)
                                                                 ---------------

           Non-Union Employees Identified to Holdings and USX Transtar
           -----------------------------------------------------------

All non-union active employees of the following companies as of the Closing Date will become employees of Holdings with the exception of individuals identified below by count by cost center. Also listed below by count and cost center are non-union employees identified to Transtar's headquarters location who will transfer to Holdings as of the Closing Date. Employees not identified as Holdings' on this listing either by way of their direct employment in a company being transferred to Holdings or by way of their inclusion as part of the headcount identified below as subject to transfer to Holdings are deemed to be USX Transtar employees.

BI/B2
Location          Name of Company Transferred to Holdings
--------          ---------------------------------------
QD 216            Duluth, Missabe & Iron Range Railway Company
QG 213            LISS Great Lakes Fleet
QG 280            LISS Great Lakes Fleet - Sault Ste. Marie Warehouse
None              GLF Great Lakes Corporation
QL 211            Bessemer and Lake Erie Railroad Company ("B&LE Company")
QP 222            Pittsburgh & Conneaut Dock Company

The following individuals will transfer from Holdings' B&LE Company to a USX-Transtar Company as of the Closing Date:

                                                    Active
                                                   Employee
CC                   DEPT                           Count
--                   ----                           -----
400                  MECH                             1
607                  TRANS                            2
815                  ASSET                            4
827                  MIS                              17
828                  MIS                              7
829                  MIS                              6
830                  MIS                              8
836                  LABOR                            4
844                  CLAIM                            3
858                  MKTG                             4
872                  ACCTG                            5
873                  ACCTG                            5
874                  ACCTG                            7
875                  FSERV                            10
878                  TAX                              3
884                  GENLS                            3
886                  ENGRG                            11
886                  OSYST                            2
890                  POLIC                            2
---                                                 ---
Subtotal Above                                      103

Additionally, the following employees from Transtar's headquarters location will transfer to a Holdings Company as of the Closing Date:


                                                    Active
                                                   Employee
CC                   DEPT                           Count
--                   ----                            -----
400                  CAR                              1
807                  VPO                              3
819                  PERS                             2
871                  VPF                              2
871                  TREAS                            3
871                  CONSL                            1
---                                                  --
Subtotal Above                                       12

                                                                 Schedule 3.6(b)
                                                                 ---------------

            Union Employees Identified to Holdings and USX Transtar
            -------------------------------------------------------

All union active employees of the following companies as of the Closing Date will become employees of Holdings with the exception of individuals identified from the B&LE to be assigned to USX Transtar and listed below by headcount only. Employees not identified as Holdings' employees either by way of their direct employment in a company being transferred to Holdings or by way of their assignment as a B&LE administrative employee to be transferred to USX Transtar shown by headcount below are deemed to be USX Transtar employees.

B1/B2 Location    Name of Company Transferred to Holdings
--------------    ---------------------------------------

QD 216            Duluth, Missabe & Iron Range Railway Company
QG 213            LISS Great Lakes Fleet
QG 280            LISS Great Lakes Fleet - Sault Ste. Marie Warehouse
None              GLF Great Lakes Corporation
QL 211            Bessemer and Lake Erie Railroad Company ("B&LE Company)
QP 222            Pittsburgh & Conneaut Dock Company


The following employee counts will transfer from Holdings' B&LE Company to a USX-Transtar Company as of the Closing Date or later depending upon when TCIU Approval takes place.

                                                                 Active
                                                                Employee
CC                             DEPT                               Count
--                             ----                               -----
815                            ASSET                                2
819                            BENEF                                3
828                            MIS                                  7
872                            ACCTG                               13
873                            ACCTG                               34
874                            ACCTG                               22
875                            FSERV                                1
878                            TAX                                  1
886                            ENGRG                                2
---                                                                --
Total Union Employee Count                                         85

SCHEDULE 8.1.1



COMPANY                                              STOCKHOLDER                              NO. OF SHARES
-----------------------------------------------------------------------------------------------------------

Bessemer and Lake Erie Railroad Company              Transtar, Inc.                                 100

Birmingham Southern Railroad Company                 Transtar, Inc.                                 100

Cuyahoga Dock, Inc.                                  The Pittsburgh & Conneaut Dock  Company        100

Duluth, Missabe and Iron Range Railway Company       Transtar, Inc.                                 100

Elgin, Joliet and Eastern Railway Company            Transtar, Inc.                                 100

Fairfield Southern Company, Inc.                     Birmingham Southern Railroad Company           100

GLF Credit Corp.                                     USS Great Lakes Fleet, Inc.                    250

GLF Great Lakes Corp.                                USS Great Lakes Fleet, Inc.                    250

The Lake Terminal Railroad Company                   Transtar, Inc.                                 100

McKeesport Connecting Railroad Company               Transtar, Inc.                                 100

Mobile River Terminal Company, Inc.                  Warrior & Gulf Navigation Company              100

Mon Valley Railway Company                           The Pittsburgh & Conneaut Dock Company         100

The Pittsburgh & Conneaut Dock Company               Transtar, Inc.                                 100

Tracks Traffic and Management Services, Inc.         Transtar, Inc.                                 100

Union Railroad Company                               Transtar, Inc.                                 100

USS Great Lakes Fleet, Inc.                          Transtar, Inc.                                 100

Warrior & Gulf Navigation Company                    Transtar, Inc.                                 100




shares
7/27/00


                                                                  Schedule 8.1.9


                                 TRANSTAR, INC.
                 BENEFIT PLANS NOT FILED BY TRANSTAR AS EXHIBITS
                      TO THE TRANSTAR DISCLOSURE DOCUMENTS


Sponsored by Transtar, Inc.

1.  Transtar, Inc Non-Contributory Pension Plan, effective 1/1/89
2.  Transtar, Inc. Savings Plan for Represented Employees, effective 7/1/91
3.  Transtar, Inc. Plan for Employee Insurance Benefits, effective 1/1/89
4.  Transtar, Inc Supplemental Unemployment Benefits Plan, effective1/1/89
5.  Transtar, Inc. Welfare Benefit Plan, effective 1/1/89
6.  Transtar, Inc. VEBA Trust #1, effective 8/29/94
7.  Transtar, Inc.Severance Pay Plan for Represented Employees, Effective 1/1/89
8.  Supplemental Sickness Benefit Plan, effective 7/1/92
9.  Off Track Vehicle Accident Welfare Benefit Plan

Multi-Employer Plans in which Transtar participates
----------------------------------------------------

10.  The Railroad Employees National Early Retirement Major Medical Benefit Plan
11.  The Railroad Employees National Vision Plan
12.  The Railroad Employees National Health and Welfare Plan
13.  The Railroad Employees National Dental Plan
14.  The National Health & Welfare Plan, GA-23000
15.  American Marine Officers 401(k) Plan
16.  American Marine Officers Medical Plan
17.  American Marine Officers Pension Plan and Subsidiary
18.  American Marine Officers Vacation Plan
19.  American Marine Officers Joint Employment Committee
20.  American Marine Officers Safety & Education Plan
21.  Great Lakes Training & Assignment Fund
22.  Seafarers' Welfare, Pension & Vacation Plans

                                                              SCHEDULE 8.1.13(X)





                     EXCLUDED ASSETS OF HOLDINGS COMPANIES




         NONE

                                                              SCHEDULE 8.1.13(Y)





                        EXCLUDED ASSETS OF USX COMPANIES




         NONE

                                                                   SCHEDULE 10.4


                               REQUIRED CONSENTS



TRANSTAR, INC.

Credit Agreement dated as of June 29, 1999 among Transtar, Inc., The Lenders Named Therein and The Chase Manhattan Bank, as Administrative Agent.


BESSEMER AND LAKE ERIE RAILROAD COMPANY

EXPIRATION LESSOR                         UNITS LEASED                   DATE

Heller Financial                          4 Locomotives                10/31/01

BancOne Leasing                           4 Locomotives                12/31/07

BancOne Leasing                           2 Locomotives                6/30/08
                                                                              -

DULUTH MISSABE AND IRON RANGE RAILWAY COMPANY

EXPIRATION LESSOR                         UNITS LEASED                   DATE

Heller Financial                          5 Locomotives                12/31/05

Heller Financial                          5 Locomotives                08/01/06

Heller Financial                          5 Locomotives                12/31/05

PNC Leasing                               5 Locomotives                01/15/04

LaSalle National Leasing                  60 Side Dump Cars            10/31/08

LaSalle National Leasing                  63 Side Dump Cars            07/31/09

                                                                      EXHIBIT A

                                   SUBCHARTER

         THIS SUBCHARTER, effective as of the close of business on June 30, 1981, between USX CORPORATION, a Delaware corporation ("USX") and USS GREAT LAKES FLEET, INC., a Delaware corporation ("Fleet").

                               W I T N E S S E T H

         WHEREAS, USX is the original charterer of the M/V EDGAR B. SPEER (the "Vessel") pursuant to a Charter, dated as of September 1, 1980 between State Street Bank and Trust Company of Connecticut, National Association, the successor to The Connecticut Bank and Trust Company, as Owner Trustee and USX (the "Charter"), as amended by a Charter Amendment dated as of May 26, 1983 (the "Charter Amendment") with The Connecticut Bank and Trust Company, National Association; and

         WHEREAS, the parties intend that Fleet subcharter and operate the Vessel.

         NOW, THEREFORE, the parties hereto, in consideration of the premises, the covenants herein set forth, and intending to be legally bound, agree as follows:

         1. USX hereby subcharters the Vessel to Fleet on the same terms and conditions set forth in the Charter, as amended. In particular, but not by way of limitation, the Subcharter shall be for the same term as that of the Charter. Fleet shall have, with respect to USX, all the rights, duties and obligations of the Charterer under the Charter, as amended, and USX shall have, with respect to Fleet, all the rights, duties and obligations of Owner Trustee under the Charter, as amended. USX and Fleet hereby further agree and stipulate that, for maritime law purposes, USX shall be considered the owner pro hac vice during the term of the Charter, as amended. Furthermore, the Charterer, as owner pro hac vice of the Vessel, has delegated certain rights and powers to the Subcharterer and, in operating the Vessel pursuant to this Subcharter, the Subcharterer is authorized and empowered to act as the owner pro hac vice.

         2. This Subcharter is not intended to be an assignment and shall not release USX from any responsibility under the Charter, as amended. This Subcharter is and shall in all respects be subject and subordinate in priority to the Charter and to all renewals, modifications, consolidations, replacements and extensions of the Charter.

         3. USX and Fleet hereby declare that the Charter, as amended by the Charter Amendment and the Subcharter, is ratified, confirmed and carried forward in all respects and it shall be and remain in full force and effect.

         4. This Subcharter may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and such counterparts, together, shall constitute and be one and the same instrument.

         IN WITNESS WHEREOF, the undersigned parties have executed and delivered this Subcharter as of September 1, 2000.

                                          USX CORPORATION



                                          By: /s/ E. F. Guna
                                             -----------------------------------
                                             Title:   Vice President & Treasurer


                                          USS GREAT LAKES FLEET, INC.



                                          By: /s/ J. Schulte
                                             -----------------------------------
                                             Title:   V P FINANCE & CFO

                                                                 Exhibit B

                               ACCESSION AGREEMENT

     ACCESSION AGREEMENT (this "Agreement"), dated as of the ___ day of October, 2000, by and among PNC Bank, N.A., a national bank acting solely as trustee of the Transtar Management Stock Trust Agreement and, except as specifically set forth herein, not in its individual capacity (the "Trustee"), Transtar, Inc., a Delaware corporation, USX Corporation, a Delaware corporation ("USX"), Transtar Holdings, L.P., a Delaware limited partnership ("Holdings"). This Agreement is entered into pursuant to Section 11.3.5 of the Reorganization and Exchange Agreement (the "Reorganization Agreement") dated as of October ___, 2000 by and among Transtar, Inc., USX and Holdings. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Reorganization Agreement.

                              W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS, it is a condition precedent to the closing of the transactions contemplated in the Reorganization Agreement that the Trustee execute this Agreement; and

     WHEREAS, the Trustee believes that it is in the best interest of the beneficiaries of the Trust for the Trustee to become party to the Reorganization Agreement and effect the transactions contemplated thereby;

     NOW, THEREFORE, it is agreed:

     SECTION 1. Accession. The Trustee hereby agrees to become a party to, to be bound by, and to perform all actions required of the Trustee pursuant to, the Reorganization Agreement, as if the Trustee had been an original signatory thereto. This Agreement shall take effect and shall become a part of the Reorganization Agreement immediately upon execution.

     SECTION 2. Representations and Warranties of the Trustee. The Trustee represents and warrants to USX and Holdings that:

     (a) Existence and Organization. Trustee is a national bank, duly chartered and existing under the laws of the United States.

     (b) Trust Powers and Status as Trustee. Trustee has the power and authority necessary to act as a trustee of the Trust. Trustee was duly appointed as trustee of the Trust on December 28, 1988.

     (c) Authorization.

     (i) The execution and delivery of this Agreement by the Trustee has been approved by the appropriate governing bodies of the Trustee and no other corporate approval or action is required.

     (ii) Solely as trustee and not in its individual capacity, the Trustee represents that the execution and delivery of this Agreement and the consummation of the transactions contemplated herein have been authorized and approved as required under the Trust, and no beneficiary or other similar approval or action is required on the part of the Trustee. This Agreement constitutes a legal, valid and binding obligation of the Trustee enforceable against it in accordance with its terms, except to the extent that its enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights generally and by general equitable principles.

     (d) Conflicts and Consents. Solely as trustee, and not in its individual capacity, the Trustee represents that the execution and delivery by the Trustee of this Agreement and the consummation of the transactions contemplated herein does not conflict with, violate, constitute an event of default, require the consent of any government entity or other third party or result in the creation of a lien or encumbrance under (a) the Trust Agreement and the Management Plans;
(b) any law, regulation, ordinance, judicial decree or administrative order binding upon the Trust or its properties except for approvals required from the STB and under HSR .

     (e) No Prior Discussions. As of the date this Agreement is executed, the Trustee is not party to any agreement, understanding, arrangement or substantial negotiations concerning the sale, transfer or other disposition, either directly or indirectly, of the stock of Transtar or any Transtar Company or substantially all of the assets of Transtar or a Transtar Company and there have been no substantial negotiations concerning such a sale, transfer or other disposition by any partner, officer, employee or advisor or agent (if such advisor or agent is acting pursuant to the direction of such partner, officer or employee) of the Trustee.

     (f) Ownership of Management Stock. The Trustee owns beneficially and of record all of the Management Stock free and clear of any lien claim or encumbrance arising by, through or under any actions taken by the Trustee.

     SECTION 3. Agreement to Deliver Shares.

     The  Trustee  hereby  agrees  to  deliver  certificates   representing  the
Management Stock to Transtar on the Closing Date.

     SECTION 4. Non-Interference. The Trustee hereby agrees that unless required to do so by law or compelled to act by subpoena or other judicial or regulatory process, for a period of five (5) years after the Closing Date, it will not, and shall not permit any of its directors and agents (but only in such individual's capacity as a director or agent), officers, representatives, counsel, subsidiaries or affiliates to (i) comment in an adverse manner or in any manner express an adverse opinion on behalf of any person including, without limitation, by submitting any adverse written, oral or other comments or testimony before any federal, state or local legislative body, court or other tribunal, governmental agency, commission or other instrumentality (each a "Governmental Entity") in respect of any proposed sale or other transaction involving the disposition by the other party of any of Holdings Companies or the USX Companies (a "Unit Sale"); (ii) in any way on behalf of such party or any other person to assist, encourage or provide information to any other person, entity or group seeking to comment in an adverse manner and/or in any manner express an opinion which in any way opposes any proposed Unit Sale; (iii) respond on behalf of such party or any other person in an adverse manner to any investigation, inquiry, or request for comment or information by or from any Governmental Entity or any other person group or entity in respect of any proposed Unit Sale; or (iv) take any action on behalf of such party to oppose a proposed Unit Sale. Nothing in this Section 4 shall be construed or interpreted to prevent or preclude either party from providing exclusively factual information and/or data in response to any request from a Governmental Entity.

     SECTION 5. Miscellaneous.

     (a) Applicable Laws; Consent to Jurisdiction. This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware. The Trust hereby consents to the jurisdiction of the United States District Court for Delaware, the Chancery Court of the State of Delaware or the Court of Common Pleas of New Castle County Delaware for the resolution of any matter under this Agreement. The Trust also waives any right it may have to challenge the venue or to argue the non-convenience of any such court.

     (b) Entire  Agreement.  This  Agreement  and the  Reorganization  Agreement
(including the Exhibits hereto and any document incorporated by reference therein and herein), contains the full agreement between the Trust and the parties to the Reorganization Agreement, supersedes any and all agreements and amendments thereto, which may have been heretofore negotiated or entered into between them. There are no further understandings written or oral between the parties.

     (c) Publicity. Except for such disclosure or as otherwise required by law or pursuant to request of any governmental agency, the Trust agrees that neither it nor its attorneys, advisors, accountants and agents shall make any press release or other disclosure concerning the transactions contemplated herein or in the Reorganization Agreement without the consent of the other parties to the Reorganization Agreement, which consent shall not be unreasonably withheld or delayed. The Trust agrees that prior to making any press release or other disclosure concerning the transactions, it will make available a copy of the proposed press release or other disclosure for the other parties' comments.

     (d) Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and are not intended to indicate all of the matter following them. Accordingly, they shall not control or affect the meaning or construction of any of the provisions hereof.

     (e) Severability. If any provisions of this Agreement shall be determined to be invalid or unenforceable, the remainder of this Agreement shall not be affected thereby and shall remain enforceable to the maximum extent permitted by law.

     (f) Survival. All representations, warranties and covenants of the Trustee shall terminate on the Closing Date except for those covenants specified in
Section 4. Such covenant shall survive until the termination date specified in such section.

     (g) Parties. This Agreement and the Reorganization Agreement are intended solely for the benefit of the parties to the Reorganization Agreement and no rights are created or intended to be created in favor of any third parties. This Agreement and the Reorganization Agreement cannot be assigned by the Trustee without the written consent of each of the other parties to the Reorganization Agreement.

     (h) Amendment. This Agreement may not be amended or modified other than by written agreement executed by each of the parties to the Reorganization Agreement expressly stating that it is a modification of this Agreement.

     (i) Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute but one and the same instrument.


     IN WITNESS WHEREOF, the undersigned parties hereto have duly executed this Accession Agreement as of the date first set above.



                                      PNC Bank, N.A., as trustee of the
                                       Transtar Management Stock Trust Agreement



                                      By:
                                         -------------------------------------
                                          Name:
                                          Title:



                                      TRANSTAR, INC.



                                      By:
                                         -------------------------------------
                                          Name:
                                          Title:



                                      USX CORPORATION



                                      By:
                                         -------------------------------------
                                          Name:
                                          Title:



                                      TRANSTAR HOLDINGS, L.P.

                                      By: BLACKSTONE TRANSPORTATION
                                          COMPANY, INC., its General Partner



                                      By:
                                         -------------------------------------
                                          Name:
                                          Title:

                                                                      EXHIBIT C

                              TAX MATTERS AGREEMENT

         This Tax Matters Agreement ("Agreement") is entered into this __ day of October, 2000, by and among (i) USX Corporation, a Delaware corporation ("USX");
(ii) Transtar Holdings, L.P., a Delaware limited partnership ("Holdings"); (iii) Bessemer and Lake Erie Railroad Company ("B&LE"); Cuyahoga Dock, Inc.; Duluth, Missabe and Iron Range Railway Company ("DM&IR"); GLF Credit Corporation; GLF Great Lakes Corporation; Mon Valley Railway Company; The Pittsburgh & Conneaut Dock Company ("Dock"); and USS Great Lakes Fleet, Inc. ("Fleet") (individually referred to as a "Holdings Company" and collectively as the "Holdings Companies"); and (iv) Transtar, Inc. ("Transtar"); Birmingham Southern Railroad Company; Elgin, Joliet and Eastern Railway Company ("EJ&E"); Fairfield Southern Company, Inc.; The Lake Terminal Railroad Company; McKeesport Connecting Railroad Company; Mobile River Terminal Company; Union Railroad Company; Warrior and Gulf Navigation Company; and Tracks Traffic and Management Services, Inc. (individually referred to as a "USX" Company and collectively as the "USX Companies") (collectively, the "Parties");

         WHEREAS: Transtar, Holdings and USX have entered in the Reorganization and Exchange Agreement, dated as of October __, 2000 (the "Reorganization Agreement");

         WHEREAS: The Parties are entering into this agreement to provide for the allocation of Taxes involving taxable periods (or portions thereof) ending on or before the Closing Date and with respect to Operations on or before the Closing Date, and to provide for various administrative matters relating to Taxes, including:

         1. the preparation and filing of Tax Returns along with the payment of Taxes shown as due and payable thereon;

         2. the retention and maintenance of relevant records necessary to prepare and file appropriate Tax Returns, as well as providing for appropriate access to those records by the Parties;

         3. the conduct of audits, examinations, and proceedings by Taxing Authorities which could result in a redetermination of Taxes; and

         4. the cooperation of the Parties with one another in order to fulfill their duties and responsibilities under this Agreement and under the Code and other applicable law; and

         WHEREAS: it is the intent of the Parties to share in certain Taxes that may result from the transactions described in the Reorganization Agreement in the manner set forth in Section 4.1 of the Reorganization Agreement.

         NOW, THEREFORE, in consideration of the mutual promises, covenants, and conditions contained in this Agreement, and intending to be legally bound hereby, the Parties hereto agree as follows:

                                    Article I
                                   Definitions

         Section 1.1 General. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural of the terms involved). Any capitalized term used but not defined herein shall have the meaning set forth in the Reorganization Agreement.

         "Agreement" shall mean this Tax Matters Agreement.

         "Code" shall mean the Internal Revenue Code of 1986, as amended, and the Treasury regulations promulgated thereunder.

         "Closing Date" shall mean the date that Transtar exchanges the stock of B&LE, DM&IR, Fleet and Dock for all of Holdings' stock in Transtar pursuant to
Section 1.2 of the Reorganization Agreement.

         "Combined Minnesota Corporate Income Tax" shall mean Taxes shown on or due with respect to the combined Minnesota Corporate Income Tax Return filed by Transtar that primarily includes the Operations of DM&IR.

         "Holdings Company" shall have the meaning as defined in the recitals hereto.

         "IRS" shall mean the Internal Revenue Service.

         "Non-FIT Pre-Closing Taxes" shall mean all Taxes, other than Pre-Closing Federal Income Taxes, incurred by or imposed on any Transtar Company with respect to (i) taxable periods ending on or before the Closing Date, (ii) the portion of a Straddle Period ending on and including the Closing Date, and
(iii) Operations on or before the Closing Date. "Non-FIT Pre-Closing Tax Return" shall mean any Tax Return involving Non-FIT Pre-Closing Taxes. "Operations" shall mean any business activity of a Party.

         "Paying Party" shall have the meaning in Section 5.3.

         "Parties" shall have the meaning as defined in the recitals hereto.

         "Post-Closing Carryback" shall have the meaning in Section 2.4(b).

         "Pre-Closing Federal Income Taxes" shall mean all Taxes incurred by or imposed on the Transtar Group or any Transtar Company with respect to the consolidated federal income tax return of the Transtar Group for a taxable period (or portion thereof) ending on or before the Closing Date.

         "Pre-Closing Federal Income Tax Return" shall mean the consolidated federal income tax return of the Transtar Group for a taxable period (or portion thereof) ending on or before the Closing Date.

         "Pre-Closing   Taxes"   shall  mean  Non-FIT   Pre-Closing   Taxes  and
Pre-Closing Federal Income Taxes.

         "Preparing Party" shall have the meaning in Section 3.4.

         "Recipient Party" shall have the meaning in Section 5.3.

         "Reviewing Party" shall have the meaning in Section 3.4.

         "Straddle Period" shall mean any taxable period that begins on or before the Closing Date and ends after the Closing Date.

         "Tax" or "Taxes" shall mean all taxes, assessments or other governmental charges, including, without limitation, all federal, state, local or foreign taxes, charges, fees, duties, levies or other assessments including, without limitation, net or gross income, gross receipts, net or gross proceeds, ad valorem, real and personal property (tangible and intangible), sales, use, franchise, user, transfer, value-added, fuel, excess profits, occupational, employees' income withholding, unemployment, Social Security, Railroad Retirement, Railroad Unemployment Insurance, alternative or add-on minimum, estimated, environmental and franchise taxes, including interest, penalties or additions to tax attributable to or imposed on or with respect to such taxes, which are imposed by any governmental body whether disputed or not, and shall include any liability for such amounts as a result of either being a member of a combined, consolidated, unitary or affiliated group or of a contractual obligation to indemnify any person or other entity. "Tax Adjustment Amount" shall mean the amount of Taxes, excluding interest, that would be owed as the result of (i) filing an amended Non-FIT Pre-Closing Tax Return or (ii) adjustments, assessments or other changes proposed to be made by a Taxing Authority with respect to a Non-FIT Pre-Closing Tax Return determined as if such adjustments, assessments or other changes are appropriate and correct. "Taxing Authority" shall mean a governmental authority or any subdivision, agency, commission or authority thereof or any quasi-governmental or private body having jurisdiction over the assessment, determination, collection or imposition of any Tax.

         "Tax Benefit" shall mean any reduction to Taxes that otherwise would have been due and payable that is actually realized by a Holdings Company or a USX Company and that arises from a correlative adjustment made to a Pre-Closing Federal Income Tax Return as the result of filing an amended Pre-Closing Federal Income Tax Return or as the result of an adjustment or assessment or other change by the IRS, but such reduction shall not be in excess of the amount of Pre-Closing Federal Income Taxes paid after the Closing Date with respect to such adjustment.

         "Tax Return" shall mean any report or return (including information returns, amended returns and refund claims) required to be filed or that may be filed for any period with any Taxing Authority (whether domestic or foreign) in connection with any Tax or Taxes (whether domestic or foreign).

         "Transtar Company" shall mean each and any of the Holdings Companies and the USX Companies.

         "Transtar Group" shall mean Transtar and its directly and indirectly owned corporate subsidiaries that join in the filing of a consolidated federal income tax return for taxable periods ending on or before the Closing Date.

"Unitary Illinois Corporate Income Tax" shall mean Taxes shown on or due with respect to the unitary Illinois Corporate Income Tax Return filed by Transtar that primarily includes the Operations of EJ&E.

         "USX Company" shall have the meaning as defined in the recitals hereto.

         Section 1.2. References: Interpretation. References in this Agreement to any gender shall be deemed to include references to all genders, and references to the singular include references to the plural and vice versa. The words "include," "includes," and "including," when used in this Agreement shall be deemed to be followed by the phrase "without limitation." Unless the context otherwise requires, (i) references in this Agreement to Articles and Sections shall be deemed references to Articles and Sections of this Agreement, and (ii) the words "hereof," "hereby," and "herein" when used in this Agreement refer to this Agreement in its entirety and not to any particular Article, Section or other provision of this Agreement.

                                   Article II
                         Allocation of Pre-Closing Taxes

         Section 2.1 Federal Income Taxes. Any liability for Pre-Closing Federal Income Taxes shall be allocated 56% to the Holdings Companies and 44% to the USX Companies.

         To the extent an IRS adjustment, or an adjustment reflected in an amended Pre-Closing Federal Income Tax Return described in Section 3.2(b)(ii), increasing Pre-Closing Federal Income Taxes results in a Tax Benefit to a Holdings Company for a taxable period (or portion thereof) ending after the Closing Date, such Holdings Company shall pay an amount equal to 44% of such Tax Benefit to USX on or before the due date (including extensions) for filing the federal income tax return for such taxable period in which the Tax Benefit is actually realized.

         To the extent an IRS adjustment, or an adjustment reflected in an amended Pre-Closing Federal Income Tax Return described in Section 3.2(b)(ii), increasing Pre-Closing Federal Income Taxes results in a Tax Benefit to a USX Company for a taxable period (or portion thereof) ending after the Closing Date, such USX Company shall pay an amount equal to 56% of such Tax Benefit to Holdings on or before the due date (including extensions) for filing the federal income tax return for such taxable period in which the Tax Benefit is actually realized.

         Section  2.2  Other  Pre-Closing   Taxes.  Any  liability  for  Non-FIT
Pre-Closing Taxes as reflected on (1) a Tax Return as initially filed (regardless of the due date or the date actually filed) or an initial tax bill or assessment from a Taxing Authority (in the case of property taxes only) or
(2) an amended Tax Return filed after the Closing Date but on or before the due date (including extensions) of the initial return, shall be allocated 56% to the Holdings Companies and 44% to the USX Companies.

         Any liability  for Non-FIT  Pre-Closing  Taxes other than  described in
Section 2.2(a) shall be allocated as follows.

         Except as provided in Section 2.2(b)(3), if the Tax Adjustment Amount is $150,000 or more, such liability shall be allocated 56% to the Holdings Companies and 44% to the USX Companies.

         Except as provided in Section 2.2(b)(3), if the Tax Adjustment Amount is less than $150,000, such liability shall be allocated to or among the Transtar Company or Transtar Companies whose assets or Operations are the subject of such Tax.

         If the total cumulative liability for Non-FIT Pre-Closing Taxes allocated to a Transtar Company under Section 2.2(b)(2) exceeds $400,000, then Sections 2.2(b)(1) and 2.2(b)(2) shall be applied with respect to Tax Adjustment Amounts arising after such threshold has been reached by substituting "$75,000" for each place "$150,000" appears.

         For purposes of this Section 2.2, EJ&E shall be treated as the Trans tar Company whose assets or Operations are the subject of the Unitary Illinois Corporate Income Tax.

         For purposes of this Section 2.2, DM&IR shall be treated as the Transtar Company whose assets or Operations are the subject of the Combined Minnesota Corporate Income Tax.

         Taxes for the portion of a Straddle Period ending on the Closing Date shall be computed (i) in the case of income, franchise, gross receipts, sales and use, payroll, transfer, value added, and withholding taxes, on the basis of an interim closing of the books, and (ii) in the case of all other taxes, on a per diem basis.

         Section 2.3 Split-Off Taxes. Notwithstanding the other provisions of this Article II, any Taxes described in Section 4.1 of the Reorganization Agreement shall be allocated among the Parties as set forth in such Section 4.1.

         Section 2.4 Carrybacks. Each Holdings Company may make an election under Section 172(b)(3) of the Code to relinquish the entire carryback period with respect to any net operating loss attributable to such Holdings Company in any taxable period ending after the Closing Date that could be carried back to a Pre-Closing Federal Income Tax Return.

         Notwithstanding Section 2.1, any refund or credit of Pre-Closing Federal Income Taxes that results from the carryback to any taxable period ending on or before the Closing Date of any net operating loss, capital loss, or tax credit arising in any taxable period ending after the Closing Date (referred to as a "Post-Closing Carryback") shall be allocated entirely to the USX Companies.

         The Holdings Companies shall not be allocated any Pre-Closing Federal Income Taxes if such Taxes would not otherwise have been due and payable but for a Post-Closing Carryback described in (b) above.

         Notwithstanding Section 2.2, any refund or credit of Non-FIT Pre-Closing Taxes that results from the carryback to any taxable period ending on or before the Closing Date of any net operating loss, capital loss, or tax credit arising in any taxable period ending after the Closing Date shall be allocated entirely to the Transtar Company required to file the relevant Tax Return pursuant to Section 3.3.

         Section 2.5 Refunds of Pre-Closing Taxes. Except as provided in Section 2.4, any refund or credit of Pre-Closing Federal Income Taxes shall be allocated 56% to the Holdings Companies and 44% to the USX Companies.

         Except as provided in Section 2.4, any refund or credit of Non-FIT Pre-Closing Taxes shall be allocated as follows.

         To the extent such refund or credit is not in excess of the amount of such Non-FIT Pre-Closing Tax paid after the Closing Date, such refund or credit shall be allocated to each Holdings Company and each USX Company in proportion to such Non-FIT Pre-Closing Tax paid after the Closing Date by such Holdings Company or USX Company.

         To the extent such refund or credit is in excess of the amount of such Non-FIT Pre-Closing Tax paid after the Closing Date, such refund or credit shall be allocated 56% to the Holdings Companies and 44% to the USX Companies.

                                   Article III
             Preparation and Filing of Returns and Payment of Taxes

         Section 3.1 Returns Filed On or Before the Closing Date. Transtar shall prepare and file or cause to be prepared and filed, consistent with past practice, all Tax Returns required to be filed (after taking into account extensions) by any Transtar Company on or before the Closing Date and shall pay or cause to be paid all amounts shown as due and payable thereon. However, after the Closing Date, Transtar shall have no liability to Holdings or any Holdings Company due to the failure of Transtar to timely file or pay or cause to be timely filed or paid any Pre-Closing Tax Return (i) required to be filed or paid (after taking into account extensions) on or before the Closing Date or (ii) actually filed or paid on or before the Closing Date.

         Section 3.2 Federal Consolidated Income Tax Return of Transtar Group. Transtar shall prepare and file or cause to be prepared and filed, consistent with past practice, all Pre-Closing Federal Income Tax Returns required to be filed after the Closing Date and shall pay or cause to be paid all amounts shown as due and payable thereon (with such amounts being subject to allocation under Section 2.1 and reimbursement under Article V).

         Transtar, at the reasonable request of any Party (including itself), and at such Party's expense except for an amended return described in (ii) herein, shall prepare and file an amended Pre-Closing Federal Income Tax Return, provided (i) the filing of such amended return does not increase the amount of Pre-Closing Federal Income Taxes with respect to such return allocated to any Party under Section 2.1(a), (ii) such return is being amended to correct an error or omission to such return as previously filed, provided that all Parties whose Pre-Closing Federal Income Taxes are increased by the amendment reasonably agree such error or omission has occurred, or (iii) the Party requesting that such amended return be filed (x) reimburse any Party for the increase, if any, in the amount of Pre-Closing Federal Income Taxes with respect to such return allocated to such Party under Section 2.1(a) and bear all costs and expenses resulting from such increase or (y) obtain the written consent of such other Party whose Pre-Closing Federal Income Taxes have increased, which consent will not be unreasonably withheld or delayed.

         Section 3.3 Pre-Closing Non-FIT Tax Returns Filed After the Closing Date. Any Non-FIT Pre-Closing Tax Return (i) with a due date (including extensions) on or before the Closing Date but which is not initially filed until after the Closing Date or (ii) with a due date (including extensions) after the Closing Date and any amended Non-FIT Pre-Closing Tax Return filed after the Closing Date, shall be prepared and filed or cause to be prepared and filed, consistent with past practice, by the Transtar Company legally required to file such Tax Return, and such Transtar Company shall pay or cause to be paid all amounts shown as due and payable thereon (with such amounts being subject to allocation under Section 2.2 and reimbursement under Article V).

         A Transtar Company legally required to file a Non-FIT Pre-Closing Tax Return shall not file an amended Tax Return with respect to such Non-FIT Pre-Closing Tax Return after the due date (including extensions) for filing the initial Tax Return unless either (1) or (2) met.

         The Tax Adjustment Amount with respect to such amended Tax Return is less than $150,000, or is less than $75,000 if Section 2.2(b)(3) applies, or

         If the Transtar Company is a Holdings Company, the consent of USX is obtained, and if the Transtar Company is a USX Company, the consent of Holdings is obtained. In each case such consent shall not be unreasonably withheld or delayed.

         Section 3.4 Review and Approval of Pre-Closing Tax Returns. At least thirty (30) days prior to the due date (including extensions) of a Pre-Closing Tax Return, USX, in the case of a Tax Return required to be prepared and filed by a USX Company pursuant to this Article III, shall submit such Tax Return to Holdings if any Holdings Company is allocated any portion of the Taxes shown on such Tax Return pursuant to this Agreement, for the review and approval of Holdings.

         At least thirty (30) days prior to the due date (including extensions) of a Pre-Closing Tax Return, Holdings, in the case of a Tax Return required to be prepared and filed by a Holdings Company pursuant to this Article III, shall submit such Tax Return to USX if any USX Company is allocated any portion of the Taxes shown on such Tax Return pursuant to this Agreement, for the review and approval of USX.

         The Party reviewing the Pre-Closing Tax Return pursuant to Section 3.4(a) or (b) above ("Reviewing Party" ), shall be deemed to approve such Tax Return unless it notifies the Party submitting such Pre-Closing Tax Return ("Preparing Party") within seven (7) days of the receipt of such Tax Return. If such Reviewing Party notifies the Preparing Party of its disapproval of such Tax Return within such 7-day period, and the Preparing Party and the Reviewing Party cannot agree on the matter at issue within seven (7) days after such notification, such matter will be submitted to an independent public accounting firm following the procedure (including the cost sharing procedure) set forth in
Section 4.3. If such matter cannot be resolved before the due date (including extensions) of such Tax Return, such return as submitted by the Preparing Party shall be filed, and after such matter is resolved by the independent public accounting firm, an amended Tax Return shall be prepared and filed if necessary to reflect such resolution.

         Section 3.5 Tax Return Preparation Costs. Except as provided in Section 3.2(b) and Section 4.3, the Holdings Companies shall reimburse Transtar for 56% of the reasonable costs incurred by or on behalf of Transtar after the Closing Date in connection with the preparation and filing of any Pre-Closing Federal Income Tax Return.

         Except as provided in Section 4.3, each Party shall bear all costs incurred by it in preparing and filing any Non-FIT Pre-Closing Tax Return.

         Section 3.6 Returns Filed on Unitary or Combined Basis. For purposes of
Article III and Article IV, EJ&E shall be treated as the Transtar Company legally required to file the Tax Return for the Unitary Illinois Corporate Income Tax.

         For purposes of Article III and Article IV, DM&IR shall be treated as the Transtar Company legally required to file the Tax Return for the Combined Minnesota Corporate Income Tax.

                                   Article IV
                                     Audits

         Section 4.1 Pre-Closing Federal Income Tax Returns. Except as provided in Section 4.1(b), (c) and (d) below, Transtar shall control all matters with respect to the audit of any Pre-Closing Federal Income Tax Return. Holdings and each Holdings Company may cooperate, at their own expense, with Transtar in the resolution of any matters arising from such audit.

         Transtar shall not settle or resolve any issue arising from the audit of any Pre-Closing Federal Income Tax Return if such issue involves Transtar or a USX Company and the Tax Adjustment Amount with respect to such issue (and ignoring all unrelated adjustments and changes) for all Pre-Closing taxable periods in the aggregate is $100,000 or more without the consent of Holdings, which consent shall not be unreasonably withheld or delayed.

         Transtar shall not settle or resolve any issue arising from the audit of any Pre-Closing Federal Income Tax Return if such issue involves a Holdings Company without the consent of Holdings, which consent shall not be unreasonably withheld or delayed.

         Transtar shall not agree to any extension of the statute of limitations for assessment of Pre-Closing Federal Income Taxes for more than six months after such statute would have otherwise expired without extension without the consent of Holdings, which consent shall not be unreasonably withheld or delayed.

         Section 4.2 Non-FIT Pre-Closing Taxes. Except as provided in Section 4.2(b), all matters with respect to the audit of any Non-FIT Pre-Closing Tax Return shall be controlled by the Transtar Company legally required to file such Tax Return. Any other Party may cooperate, at its own expense, with such Transtar Company in the resolution of such matters.

         If the audit of any Non-FIT Pre-Closing Tax Return results in a Tax Adjustment Amount of $150,000 or more (or $75,000 or more if Section 2.2(b)(3) applies), the Transtar Company controlling such audit shall, if a Holdings Company, obtain the consent of USX, or, if a USX Company, obtain the consent of Holdings, before settling or resolving any matters with respect to such audit. Such consent shall not be unreasonably withheld or delayed.

         Section 4.3 Disputes. If Holdings or a Holdings Company fails to give its agreement, approval or consent in a situation described in Section 3.2(b),
Section 3.3 (b)(2), Section 3.4, Section 4.1(b), Section 4.1(c), Section 4.1(d) or Section 4.2(b), or if USX or a USX Company fails to give its agreement or consent in a situation described in Section 3.2(b), Section 3.3(b)(2), Section
3.4 or Section  4.2(b),  or if the Parties  cannot agree on an amount owed under
Section 5.3(a) or the allocation of a refund under Section 5.3(b), the issue involved shall be submitted to an independent public accounting firm acceptable to both USX and Holdings. If USX and Holdings cannot agree on an independent public accounting firm, each shall select an independent public accounting firm which will then select a third independent public accounting firm to resolve the dispute. The decision of independent public accounting firm in resolving the dispute shall be final and binding. The fees and expenses incurred with respect to the independent public accounting firm resolving the dispute shall be allocated 56% to the Holdings Companies and 44% to the USX Companies. All other fees and expenses incurred in resolving the dispute, including the costs of the independent public accounting firms used to select a third independent public accounting firm, shall be borne by the Party which incurs such fees and expenses.

         Section 4.4 Notification of Audits. Transtar or the relevant USX Company and Holdings or the relevant Holdings Company shall promptly notify the other Party or Parties in writing upon the receipt of an actual notice from the relevant Taxing authority of any proposed adjustment, assessment or other change to a Pre-Closing Tax Return that may result in the liability of the other Party or Parties under this Agreement; provided, however, that the failure to provide such notice shall not relieve any Party's requirement to provide indemnity under this Agreement unless such Party is materially prejudiced thereby.

         Section 4.5 Costs and Expenses. Except as provided in Section 4.3, each Party shall bear all fees and expenses incurred by it in resolving a dispute for Pre-Closing Taxes.


                                    Article V
                            Payments Between Parties

         Section 5.1 - Allocation of Taxes, Costs and Expenses and Refunds Among the Holdings Companies. The Holdings Companies' 56% share of (i) Pre-Closing Federal Income Taxes pursuant to Section 2.1, (ii) preparation and filing costs for Pre-Closing Federal Income Tax Returns pursuant to Section 3.5, (iii) fees and expenses of an independent public accountant in resolving a dispute involving Pre-Closing Federal Income Taxes pursuant to Section 4.3 and (iv) refunds or credits of Pre-Closing Federal Income Taxes pursuant to Section 2.5, shall be allocated among the Holdings Companies as follows: B&LE - 15.81%; DM&IR
- 48.20%; Dock - 3.86%; and Fleet - 32.13%.

         The Holdings Companies' 56% share of (i) Non-FIT Pre-Closing Taxes except such Taxes specifically allocated to a Holdings Company pursuant to
Section 2.2(b)(2), (ii) fees and expenses of an independent public accountant in resolving a dispute involving Non-FIT Pre-Closing Taxes pursuant to Section 4.3 and (iii) refunds or credits of Non-FIT Pre-Closing Taxes except such refunds or credits specifically allocated to a Holdings Company pursuant to Section 2.5(b)(1), shall be allocated among the Holdings Companies as follows: B&LE - 30.03%; DM&IR - 66.02%; Dock - 2.90%; and Fleet - 1.05%.

         Each Holdings Company shall severally indemnify and hold harmless USX and each USX Company against such Holdings Company's share of Pre-Closing Taxes, preparation and filing fees for Pre-Closing Federal Income Tax Returns, and fees and expenses of an independent public accountant in resolving a dispute involving Pre-Closing Taxes, allocated to such Holdings Company under this
Section 5.1 or elsewhere in this Agreement; provided further, that Fleet shall have joint and several liability with each Holdings Company for 31.41% of all amounts allocated to such Holdings Company pursuant to Section 5.1(b).

         Each Holdings Company shall pay over to a USX Company any refund or credit of Pre-Closing Taxes received by such Holdings Company that is allocable to such USX Company under Section 5.2 or elsewhere in this Agreement.

         Section 5.2 Allocation of Taxes, Costs and Expenses and Refunds Among the USX Companies. The USX Companies' 44% share of (i) Pre-Closing Federal Income Taxes pursuant to Section 2.1, (ii) Non-FIT Pre-Closing Taxes except such Taxes specifically allocated to a USX Company pursuant to Section 2.2(b)(2),
(iii) refunds or credits of Pre-Closing Federal Income Taxes, (iv) refunds or credits of Non-FIT Pre-Closing Taxes except such refunds or credits that are specifically allocated to a USX Company pursuant to Section 2.5(b)(1) and (v) fees and expenses of an independent public accounting firm in resolving a dispute involving Pre-Closing Taxes pursuant to Section 4.3, shall be allocated among the USX Companies as follows: Birmingham Southern Railroad Company - 17.50%; EJ&E - 51.65%; Fairfield Southern Company, Inc. - .59%; The Lake Terminal Railroad Company - 3.14%; McKeesport Connecting Railroad Company - 1.19%; Mobile River Terminal Company - 7.56%; and Union Railroad Company - 18.37%.

         Each USX Company shall severally indemnify and hold harmless Holdings and each Holdings Company against such USX Company's share of Pre-Closing Taxes and fees and expenses of an independent public accountant in resolving a dispute involving Pre-Closing Taxes allocated to such USX Company under this Section 5.2 or elsewhere in this Agreement.

         Each USX Company shall pay over to a Holdings Company any refund or credit of Pre-Closing Taxes received by such USX Company that is allocable to such Holdings Company under Section 5.1 or elsewhere in this Agreement.

         Section 5.3 Notice and Time of Payment. Except as provided in Section 5.3(b) below, to the extent that one Party (the "Paying Party") owes an amount to another Party ("Recipient Party") pursuant to this Agreement or Section 4.1 of the Reorganization Agreement, the Recipient Party shall notify the Paying Party and shall provide the Paying Party with its calculations of such amount owed. The Paying Party shall pay the amount shown in such notice no later than fifteen (15) days after receiving the notice, unless the Paying Party disagrees with such amount, in which case the Parties agree to reasonably negotiate any difference. If such difference cannot be reasonably negotiated within thirty
(30) days after the Recipient Party indicates its disagreement, then the Parties shall submit the disagreement to an independent public accounting firm following the procedure set forth in Section 4.3.

         Any Party receiving a refund of Pre-Closing Taxes shall, within fifteen
(15) days of receipt, notify any other Party that may be entitled to all or a portion of the refund and provide a calculation of such other Party's share of the refund. Such other Party shall notify the first Party within fifteen (15) days of receiving such notice and calculation of its agreement or disagreement with such calculation of its share of the refund. If the Parties cannot reasonably negotiate the allocation of the refund, the Parties shall submit the disagreement to an independent public accounting firm following the procedure set forth in Section 4.3. Any refund or portion thereof that is paid to another Party more than thirty (30) days after receipt by a Party shall bear interest as set forth in Section 5.5.

         Section 5.4 Agreement to Settle Taxes on a Quarterly or More Frequent Basis. Holdings and USX may agree in a signed writing to settle all payments of Pre-Closing Taxes made during the 12-month period immediately following the Closing Date on a quarterly or more frequent basis.

         Section 5.5 Interest on Late Payments. If the Paying Party makes any payment to a Recipient Party beyond the 15-day period in Section 5.3(a) above (or such other time as agreed pursuant to Section 5.4), or in the case of a refund, beyond the 30-day period in Section 5.3(b) above, such Paying Party shall pay interest on the amount unpaid (after resolution of any disagreement as to such amount), starting with the first day after such 15-day period (or such other time as agreed pursuant to Section 5.4) or 30-day period, based on the interest rate for tax underpayments in Section 6621(a) of the Code.

         Section 5.6 Payments Treated as Distributions and Contributions. To the extent permitted by law, all amounts payable to a Party under this Agreement, or pursuant to Section 4.1 of the Reorganization Agreement, shall be deemed to be made immediately prior to the termination of the Transtar Group, and shall be treated as a distribution by the Paying Party to Transtar, and as a contribution by Transtar to the Recipient Party.

         Section 5.7 Gross Up of Payments. All payments to a Recipient Party under this Agreement shall include the payment of such amount, if any, as shall be necessary to hold the Recipient Party harmless on an after-Tax basis from all Taxes required to be paid by the Recipient Party or the Paying Party with respect to such payments (including any payments made under this Section 5.7).

                                   Article VI
                             Tax Return Information

         Section 6.1 Information and Assistance to be Provided by Holdings. Holdings and each Holdings Company shall provide to the relevant USX Company all information in its possession in the ordinary course of business and other assistance, in each case, that is reasonably requested to enable such USX Company to prepare and file all Tax Returns required to be filed by it pursuant to Article III of this Agreement. Each Holdings Company agrees to make any election, consent or other agreement reasonably required in order for Transtar to prepare any Pre-Closing Federal Income Tax Return in accordance with this Agreement.

         Section 6.2 Information and Assistance to be Provided by USX. USX and each USX Company shall provide to the relevant Holdings Company all information in its possession in the ordinary course of business and other assistance, in each case, that is reasonably requested to enable such Holdings Company to prepare and file all Tax Returns required to be filed by it pursuant to Article III of this Agreement in accordance with this Agreement.

                                   Article VII
             Access to Records and Retention of Records and Returns

         Section 7.1 Access to Records. Beginning on the Closing Date, each Party shall provide to any other Party reasonable access to such records, documents, accounting data and other information (including computer data) relating to pre-Closing Date periods and to its personnel and premises, for the purposes of the review or audit of any Pre-Closing Tax Return to the extent relevant to an obligation of such other Party under this Agreement.

         Section 7.2 Retention of Records and Returns. For at least seven (7) years after the Closing Date, each Party shall retain such records, documents, accounting data and other information (including computer data) in its possession in the ordinary course of business reasonably necessary for (i) the preparation and filing of all Pre-Closing Tax Returns required to be filed by, on behalf of, or with respect to, another Party under this Agreement, and (ii) any audits and litigation relating to such Pre-Closing Tax Returns or to any Pre-Closing Taxes payable by, on behalf of, or with respect to, another Party to this Agreement.

         For at least seven (7) years after the Closing Date, each Party shall not permit any other Person to dispose of or destroy any Pre-Closing Tax Returns involving another Party, or other business records and files relating to such Tax Returns.

         After the close of the 7-year period described in (a) and (b) above, each Party shall not dispose of or destroy, or permit any other Person to dispose of or destroy (i) such records, data, documents and other information described in (a) above with respect to another Party or (ii) any Pre-Closing Tax Returns described in (b) above with respect to another Party, without first offering to turn over possession thereof to such other Party by written notice to such other Party at least thirty (30) days prior to the proposed date of such disposition or destruction.

                                  Article VIII
                                  Miscellaneous

         Section 8.1 Confidentiality. Subject to any contrary requirement of law and the right of each Party to enforce its rights hereunder in any legal action, each Party agrees that it shall keep strictly confidential, and shall cause its employees and agents to keep strictly confidential, any information which it or any of its employees or agents may acquire pursuant to, or in the course of performing its obligations under, any provision of this Agreement.

         Section 8.2 Complete Agreement; Construction. This Agreement and the Reorganization Agreement shall constitute the entire agreement between the Parties with respect to the subject matter hereof and shall supersede all previous negotiations, commitments and writings with respect to such subject matter.

         Section 8.3 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the Parties and delivered to the other Parties.

         Section 8.4 Survival of Agreements. All covenants and agreements of the Parties contained in this Agreement shall survive the Closing Date.

         Section 8.5 Expenses. Except as otherwise set forth in this Agreement, each Party shall bear its own costs and expenses incurred in connection with this Agreement.

         Section 8.6 Notices. All notices and other communications hereunder shall be in writing and hand delivered or mailed by registered or certified mail (return receipt requested) or sent by any means of electronic message transmission with delivery confirmed (by voice or otherwise) to the Parties at the following addresses (or at such other addresses for a Party as shall be specified by like notice) and will be deemed given on the date on which such notice is received:

         (a) If to USX or a USX Company, then to:

             USX Corporation
             600 Grant Street
             Pittsburgh, PA  15219-4776
             Attention:  Scott A. Krebs
                         Manager - Tax Accounting


             With copy to:

             Michael J. Hosler
             Senior General Tax Attorney
             USX Corporation
             600 Grant Street
             Pittsburgh, PA  15219-4776

         (b) If to Holdings or a Holdings Company, then to:

             Transtar Holdings, L.P.
             345 Park Avenue
             New York, NY 10154-0191
             Attention:  James Mossman
                         President

             With a copy to:

             William F. Wynne, Jr., Esquire
             White & Case LLP
             1155 Avenue of the Americas
             New York, NY 10036-2787

         Section 8.7 Waivers. The failure of any Party to require strict performance by any other Party of any provision in this Agreement will not waive or diminish that Party's right to demand strict performance thereafter of that or any other provision hereof.

         Section 8.8 Amendments. This Agreement may not be modified or amended except by an agreement in writing signed by each of the Parties.

         Section 8.9 Assignment. This Agreement shall not be assignable, in whole or in part, directly or indirectly, by any Party without the prior written consent of the other Parties, which consent shall not be unreasonably withheld or delayed, and any attempt to assign any rights or obligations arising under this Agreement without such consent shall be void.

         Section 8.10 Successors and Assigns. The provisions to this Agreement shall be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and permitted assigns.

         Section 8.11 Termination. This Agreement shall not terminate except by an agreement in writing signed by the Parties. Following termination of this Agreement, no Party shall have any liability under this Agreement.

         Section 8.12 Third Party Beneficiaries. This Agreement is solely for the benefit of the Parties and should not be deemed to confer upon third parties any remedy, claim, liability, reimbursement, claim of action or other right in excess of those existing without reference to this Agreement.

         Section 8.13 Title and Headings. Title and headings to sections herein are inserted for the convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

         Section 8.14 Pre-Closing Date Earnings and Profits. The Holdings Companies and the USX Companies agree to allocate pre-Closing Date earnings and profits in accordance with Treasury Regulation Sections 1.312-10 and 1.1502-33.

         Section 8.15. Governing Law. THIS AGREEMENT AND ALL DEALINGS OF THE PARTIES WITH RESPECT TO THE MATTERS ADDRESSED HEREIN SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE (WITHOUT REGARD TO THE PRINCIPLES OF THE CONFLICTS OF LAWS THEREOF) APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN SUCH STATE.

         IN WITNESS WHEREOF, each of the parties hereto has caused its name to be hereunto subscribed by its duly authorized officer as of the date first written above.



                                          USX CORPORATION


                                          By:
                                             -----------------------------------
                                             Name:
                                             Title:


                                          TRANSTAR HOLDINGS, L.P.

                                          By:  BLACKSTONE TRANSPORTATION
                                               COMPANY, INC., its General
                                               Partner


                                          By:
                                             -----------------------------------
                                             Name:
                                             Title:


                                          HOLDINGS COMPANIES:

                                          BESSEMER AND LAKE ERIE RAILROAD
                                          COMPANY


                                          By:
                                             -----------------------------------
                                             Name:
                                             Title:


                                          CUYAHOGA DOCK, INC.


                                          By:
                                             -----------------------------------
                                             Name:
                                             Title:


                                          DULUTH, MISSABE AND IRON RANGE RAILWAY
                                          COMPANY


                                          By:
                                             -----------------------------------
                                             Name:
                                             Title:


                                          GLF CREDIT CORPORATION


                                          By:
                                             -----------------------------------
                                             Name:
                                             Title:


                                          GLF GREAT LAKES CORPORATION


                                          By:
                                             -----------------------------------
                                             Name:
                                             Title:


                                          MON VALLEY RAILWAY COMPANY


                                          By:
                                             -----------------------------------
                                             Name:
                                             Title:


                                          THE PITTSBURGH & CONNEAUT DOCK COMPANY


                                          By:
                                             -----------------------------------
                                             Name:
                                             Title:


                                          USS GREAT LAKES FLEET, INC.


                                          By:
                                             -----------------------------------
                                             Name:
                                             Title:


                                          USX COMPANIES:

                                          TRANSTAR, INC.


                                          By:
                                             -----------------------------------
                                             Name:
                                             Title:


                                          BIRMINGHAM SOUTHERN RAILROAD COMPANY


                                          By:
                                             -----------------------------------
                                             Name:
                                             Title:


                                          ELGIN, JOLIET AND EASTERN RAILWAY
                                          COMPANY


                                          By:
                                             -----------------------------------
                                             Name:
                                             Title:


                                          FAIRFIELD SOUTHERN COMPANY, INC.


                                          By:
                                             -----------------------------------
                                             Name:
                                             Title:


                                          THE LAKE TERMINAL RAILROAD COMPANY


                                          By:
                                             -----------------------------------
                                             Name:
                                             Title:


                                          MCKEESPORT CONNECTING RAILROAD COMPANY


                                          By:
                                             -----------------------------------
                                             Name:
                                             Title:


                                          MOBILE RIVER TERMINAL COMPANY


                                          By:
                                             -----------------------------------
                                             Name:
                                             Title:


                                          UNION RAILROAD COMPANY


                                          By:
                                             -----------------------------------
                                             Name:
                                             Title:


                                          WARRIOR AND GULF NAVIGATION COMPANY


                                          By:
                                             -----------------------------------
                                             Name:
                                             Title:


                                          TRACKS TRAFFIC AND MANAGEMENT
                                          SERVICES, INC.


                                          By:
                                             -----------------------------------
                                             Name:
                                             Title:

                                                                     EXHIBIT D

                                    AMENDMENT
                                       OF
                        TRANSPORTATION SERVICES AGREEMENT

         THIS AMENDMENT is made and entered into this ____ day of October, 2000, by and between USX CORPORATION - U.S. STEEL GROUP, a Delaware Corporation with an office at 600 Grant Street, Pittsburgh, Pennsylvania 15219-2749 (hereinafter "USS"); REPUBLIC TECHNOLOGIES INTERNATIONAL, LLC, a Delaware limited liability company with offices at 3770 Embassy Parkway, Akron, Ohio 44333 (hereinafter "RTI"); and USS GREAT LAKES FLEET, INC., a Delaware Corporation with an office at 400 Missabe Building, Duluth, Minnesota 55082-1990 (hereinafter "CARRIER").

                                   WITNESSETH:

         WHEREAS, USS, RTI (successor to USS/KOBE Steel Company) and CARRIER are parties to a Transportation Services Agreement, effective July 1, 1998 (hereinafter the "Agreement"); and WHEREAS, USS, RTI and CARRIER desire to amend the Agreement;

         NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth, the parties hereto, intending to be legally bound, agree as follows:

         1. This Amendment shall be effective on the date first set forth above.

         2. The term of the Agreement, as set forth in section 1 of the Agreement, is hereby extended until March 15, 2009 (end of 2008 SHIPPING SEASON).

         3. Except as provided herein, all terms and conditions of the Agreement shall remain in full force and effect.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized representatives on the date first above written.

                                          USX CORPORATION - U.S. STEEL GROUP


                                          By:
                                             -----------------------------------
                                             Name:
                                             Title:


                                          USS GREAT LAKES FLEET, INC.


                                          By:
                                             -----------------------------------
                                             Name:
                                             Title:


                                          REPUBLIC TECHNOLOGIES INTERNATIONAL,
                                          LLC


                                          By:
                                             -----------------------------------
                                             Name:
                                             Title:

                                                                      EXHIBIT E

                                    AMENDMENT
                                       OF
                        TRANSPORTATION SERVICES AGREEMENT

         THIS AMENDMENT is made and entered into this ___ day of October, 2000, by and between USX Corporation - U.S. Steel Group, a Delaware corporation with offices at 600 Grant Street, Pittsburgh, Pennsylvania 15219 (hereinafter "USS"); Transtar, Inc, a Delaware corporation with offices at 135 Jamison Lane, Monroeville, Pennsylvania 15146 (hereinafter "Transtar"); and Transtar Holdings L.P., a Delaware limited partnership (hereinafter "Holdings").

                                   WITNESSETH:

         WHEREAS, USS and Transtar are parties to a Transportation Services Agreement, effective July 1, 1998 (hereinafter the "TSA"); and

         WHEREAS, the TSA sets forth certain duties and obligations between USS and certain Transtar subsidiaries, including the Duluth, Missabe and Iron Range Railway Company (hereinafter "DMIR") and the Bessemer and Lake Erie Railroad Company (hereinafter "Bessemer"); and

         WHEREAS, Transtar, Holdings and USS have entered into a "Reorganization and Exchange Agreement", pursuant to which Holdings has obtained ownership and control of DMIR and Bessemer; and

         WHEREAS, Transtar, with the consent of USS, desires to assign to Holdings, Transtar's rights and obligations under the TSA, insofar as they pertain to DMIR and Bessemer, and Holdings desires to accept such assignment; and

         WHEREAS, USS and Holdings desire to extend the term of the TSA, to the extent that it pertains to DMIR and Bessemer.

         NOW, THEREFORE, the parties hereto, intending to be legally bound, and in consideration of the mutual agreements herein contained, hereby agree as follows:

         The Amendment shall be effective on the date first set forth above.

         Transtar hereby assigns to Holdings Transtar's rights and obligations under the TSA, but only to the extent that such rights and obligations pertain to the DMIR and Bessemer. Holdings accepts and USS consents to this assignment.

         The terms and conditions of the TSA, to the extent that they pertain to DMIR and Bessemer, are hereby incorporated herein by reference.

         Section 2 of the TSA, to the extent that it pertains to DMIR and Bessemer, is hereby deleted, and the following Section 2 is substituted in its place:

         2. TERM. This Agreement shall become effective on July 1, 1998 and shall remain in effect through June 30, 2008 ("Initial Term"). At the end of the Initial Term of this Agreement or at the end of the Additional Term established in Section 3 herein, if any of the services previously performed by DMIR and/or Bessemer pursuant to this Agreement are subject to competitive bidding, the DMIR and/or Bessemer shall be offered an opportunity to participate in any competitive bidding for such services.

         5. Except as assigned and modified herein, all terms and conditions of the TSA shall remain in full force and effect.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized representatives on the date first above written.

TRANSTAR, INC.                            USX CORPORATION-
                                          U.S. STEEL GROUP


By:                                       By:
   ------------------------------            -----------------------------------
   Name:                                     Name:
   Title:                                    Title:

TRANSTAR HOLDINGS, L.P.

By:  BLACKSTONE TRANSPORTATION
     COMPANY, INC., its General
     Partner


By:
   ------------------------------
   Name:  James J. Mossman
   Title: President

                                                                 EXHIBIT F

                     TERMINATION OF STOCKHOLDERS' AGREEMENT

          TERMINATION AGREEMENT (this "Agreement") dated as of _____ __, [2000] by and among USX CORPORATION, a Delaware corporation ("USX"), TRANSTAR HOLDINGS, L.P., a Delaware limited partnership ("Holdings") and TRANSTAR, INC., a Delaware corporation (the "Company").

                              W I T N E S S E T H:
                              - - - - - - - - - -

          WHEREAS,  the Company, USX and Holdings are parties to a Stockholders'
Agreement   dated  as  of  December  28,  1988  (the   "Existing   Stockholders'
Agreement"); and

          WHEREAS, the Company, Holdings and USX have entered into that certain Reorganization and Exchange Agreement (the "Reorganization Agreement") dated as of October __, 2000; and

          WHEREAS, pursuant to the terms of the Reorganization Agreement, simultaneous with the execution of this Agreement the Company will redeem all of its currently outstanding capital stock held by Holdings;

          NOW, THEREFORE, in consideration of good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

          1. Termination. The Existing Stockholders' Agreement shall be terminated and have no further force and effect, effective as of the Closing.
Notwithstanding any provision to the contrary contained in the Existing Stockholders' Agreement, none of the rights, obligations and liabilities of the parties under the Existing Stockholders' Agreement shall survive the termination of the Existing Stockholders ' Agreement.

          2. Resignations of Directors. Holdings agrees to use its reasonable efforts to cause each of James J. Mossman, Peter G. Peterson and Stephen A. Schwarzman (or any of such directors' replacements) to resign.

          3. Applicable Law. This Agreement shall be governed by, and construed and enforced in accordance with and subject to, the laws of the State of New York applicable to agreements made and to be performed entirely within such State.

          4. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

          5. Entire Agreement. This Agreement contains the entire understanding of the parties hereto with respect to the subject matter hereof. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

          6. Third Party Beneficiaries. Each party hereto intends that this Agreement shall not benefit or create any right or cause of action in or on behalf of any person other than the parties hereto.

                                     * * * *

          IN WITNESS WHEREOF, USX, Holdings and the Company have each executed and delivered this Agreement as of the date first above written.





                                 USX CORPORATION



                                 By:
                                    ------------------------------------
                                    Name:
                                    Title:


                                 TRANSTAR HOLDINGS, L.P.

                                 By: BLACKSTONE TRANSPORTATION
                                       COMPANY, INC., its General Partner



                                   By:
                                      ----------------------------------
                                      Name:   James J. Mossman
                                      Title:  President



                                 TRANSTAR, INC.



                                 By:
                                    ------------------------------------
                                    Name:
                                    Title:

                                                                     EXHIBIT G

         AMENDED AND RESTATED ASSUMPTION AND INDEMNIFICATION AGREEMENT

          AMENDED AND RESTATED ASSUMPTION AND INDEMNIFICATION AGREEMENT (this "Agreement") dated as of _____ __, [2000] among USX CORPORATION, a Delaware corporation ("USX"), USS GREAT LAKES FLEET, INC., a Delaware corporation ("Fleet") and TRANSTAR, INC., a Delaware corporation ("Transtar").

          WHEREAS, Transtar, Fleet and certain other corporations entered into, and USX consented to, that certain Asset Purchase Agreement dated as of December 15, 1988 (the "Asset Purchase Agreement"); and

          WHEREAS, USX, Fleet, Transtar and Great Lakes Fleet Acquisition, Inc. ("Transtar Sub") entered into an Assumption and Indemnification Agreement dated as of December 28, 1988 (the "Original Agreement"); and

          WHEREAS, Fleet merged with and into Transtar Sub and Transtar Sub changed its name to Fleet pursuant to a Certificate of Merger dated [December 28, 1988] ; and

          WHEREAS, Transtar, Transtar Holdings, L.P. ("Holdings") and USX have entered into that certain Reorganization and Exchange Agreement (the "Reorganization Agreement") dated as of October __, 2000, the transactions pursuant to which shall take place on the closing date specified therein (the "Reorganization Closing Date"); and

          WHEREAS, under the terms of the Original Agreement, USX, Transtar, Fleet and Transtar Sub agreed to a certain allocation of obligations for losses, liabilities, claims, damages, costs and expenses (including counsel fees) allegedly resulting directly from the use or existence of or exposure to asbestos (including any product or material containing asbestos) (collectively "Asbestos Claims"); and

          WHEREAS, pursuant to the terms of the Reorganization Agreement, the parties hereto desire to amend and restate the Original Agreement in its entirety to provide that (i) USX shall continue its indemnification obligations and (ii) Fleet's and Transtar's indemnification obligations shall be modified as set forth herein;

          NOW,   THEREFORE,   in  consideration  of  the  mutual  covenants  and
obligations and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

          1. USX agrees to assume, indemnify and hold Fleet harmless against any and all Asbestos Claims as to which legal proceedings were commenced under applicable laws, regulations or court rules before the Closing Date (as defined in the Asset Purchase Agreement).

          2. (a) Fleet agrees to assume, indemnify and hold USX harmless against any and all Asbestos Claims relating to activities, vessels or properties of the Fleet or the USX Lake Shipping Division as to which legal proceedings were commenced under applicable laws, regulations or court rules on or after the Closing Date (as defined in the Asset Purchase Agreement); provided, however, with respect to Asbestos Claims relating to activities, vessels or properties of the Fleet or the USX Lake Shipping Division as to which legal proceedings were commenced under applicable laws, regulations or court rules on or after the Closing Date (as defined in the Asset Purchase Agreement) but prior to the Reorganization Closing Date, Fleet shall assume, indemnify and hold USX harmless for only 56% of all liabilities associated with such Asbestos Claims.

          (b) With respect to Asbestos Claims relating to activities, vessels or properties of the Fleet as to which legal proceedings were commenced under applicable laws, regulations or court rules on or after the Closing Date (as defined in the Asset Purchase Agreement) but prior to the Reorganization Closing Date, Transtar shall assume, indemnify and hold Fleet harmless for 44% of all liabilities associated with such Asbestos Claims.

          (c) For the purposes of this Agreement, proceedings with respect to claims which have been filed prior to the Reorganization Closing Date and which have been " administratively dismissed" by a court of competent jurisdiction and which are subsequently re-filed or otherwise revived by the plaintiff shall be deemed to have been commenced on the date on which the original claim with respect to which such re-filed or revived claim relates was first filed.

          (d) Other than as set forth in this Section 2, Transtar is hereby released from any obligation it may previously have had under the Original Agreement to assume, indemnify and hold USX harmless against any Asbestos Claim.

          3. The parties agree that all shall cooperate with each other and make available to the responsible party all records and documents which, and all employees who, are reasonably necessary to defend any proceeding without charge other than reimbursement of out-of-pocket expenses actually incurred by the indemnified party.

          4. The interpretation and construction of this Agreement, and all other matters relating hereto, shall be governed by the laws of the Commonwealth of Pennsylvania.

          5. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns.

          6. This Agreement sets forth the entire agreement and understanding of the parties hereto relating to the subject matter contained herein and merges all prior discussions between the parties, and neither party shall be bound by any previous agreements, negotiations, commitments and writings, including, but not limited to the Original Agreement, other than as expressly stated in this Agreement.

          IN WITNESS WHEREOF, each of Transtar, Fleet and USX has caused its corporate name to be hereunder subscribed by its officer duly authorized as of the date first above written.

                                            USX CORPORATION



                                            By:
                                               -------------------------------
                                               Name:
                                               Title:

                                            USS GREAT LAKES FLEET, INC.



                                            By:
                                               -------------------------------
                                               Name:
                                               Title:

                                            TRANSTAR, INC.




                                            By:
                                               -------------------------------
                                               Name:
                                               Title:

                                                                 EXHIBIT H

                     ENVIRONMENTAL INDEMNIFICATION AGREEMENT

     ENVIRONMENTAL INDEMNIFICATION AGREEMENT (this "Agreement"), dated as of _____ __, [2000], among USX CORPORATION, a Delaware corporation ("USX"), TRANSTAR HOLDINGS, L.P., a Delaware limited partnership ("Holdings") and each of the subsidiaries of Holdings signatory hereto listed under the caption "Holdings Companies" (collectively, the "Holdings Companies").

                              W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS, Transtar, Inc., a Delaware corporation ("Transtar") entered into that certain Asse t Purchase Agreement dated as of December 15, 1988 (the "Purchase Agreement") among Transtar and each of the subsidiaries of USX listed on Exhibit I hereto (the "USX Subs") pursuant to which Transtar agreed to purchase substantially all of the assets of the USX Subs and to acquire such assets by mergers of the USX Subs into each of the subsidiaries of Transtar listed on Exhibit II hereto (collectively, the "Transtar Subs"); and

     WHEREAS, USX received, as consideration for such purchase, payments of cash and subordinated notes of Transtar; and

     WHEREAS, it was a condition to the obligation of Transtar to consummate such purchase that USX indemnify Transtar and the Transtar Subs against certain liabilities; and

     WHEREAS, to effect that indemnification, USX, Transtar and the Transtar Subs entered into an Environmental Indemnification Agreement dated as of December 28, 1988 (the "Original Agreement"); and

     WHEREAS, Transtar, Holdings and USX have entered into that certain Reorganization and Exchange Agreement (the "Reorganization Agreement") dated as of October __, 2000; and

     WHEREAS, pursuant to the terms of the Reorganization Agreement, the parties hereto desire to terminate the Original Agreement and enter into this Agreement to provide that Holdings and the Holdings Companies are the only beneficiaries of the indemnification obligation of USX; and

     WHEREAS, USX, Transtar and the Transtar Subs have agreed to terminate the Original Agreement by means of a Termination Agreement dated as of the date hereof.

     NOW, THEREFORE, the parties hereto agree as fol-lows:

     Section 1. Indemnity. USX agrees to indemnify Holdings and each of the Holdings Companies, and hold each of them harm-less from and against any and all claims, losses, liabili-ties, obligations, damages, deficiencies, costs and expenses, including, without limitation, expenses of inves-tigation and reasonable attorneys' fees and disbursements, suffered or paid directly or by application of any assets of Holdings or any Holdings Company after the Closing Date (as defined in the Purchase Agreement), arising out of or re-lating to (a) any environmental condition of any kind or na-ture existing prior to the Closing Date at any of the locations listed in Exhibit III hereto (each such location a "Cleanup Site"), (b) any pollution of the environment, including without limitation, ambient air, surface water ground water or land, waste, hazardous or toxic substances, whether relating to manufacture, storage, disposal, transport, handling or reporting, or any other environmental condition of any kind or nature existing prior to the Closing Date on any real property including, with limitation, the sites listed on Exhibit IV hereto owned by any of the Existing Transportation Units (as defined in Purchase Agreement) and leased to a third party, including, without limitation,, USX (the " Leased Sites") which Holdings or any Holdings Company is required by law to remediate and after reasonable efforts, Holdings and the relevant Holdings Company are unable to have such remediation performed by lessee, and (c) any event occurring before the Closing Date or condition existing as of the Closing Date involving any Cleanup Site or Leased Site which constitutes or is all to constitute a violation of any currently applicable Federal, state or local environmental law, regulation or ordinance including, without limitation, CERCLA, the Resource Conservation and Recovery Act, the Superfund Amendments Reauthorization Act of 1986, the Clean Air Act, the Clean Water Act and the Toxic Substances Control Act, to the extent that such claims, losses, liabilities, obligations, damages, deficiencies, costs and expenses, in the case of clauses (a), (b) and (c) exceed, in the aggregate, $1,158,826 ("USX Deductible Amount"), in which event USX shall be liable for indemnification hereunder only for 75 of every $1 in excess of the USX Deductible Amount; provided that USX shall be liable for indemnification hereunder for the full amount (subject to no USX Deductible Amount) of all claims, losses, liabilities, obligations, damages, deficiencies, costs and expenses, arising out of or relating to events, conditions or other matters described in clause (b) above to the extent USX is the lessee of the Leased Site in question.

     Section 2. Arbitration. If USX and Holdings are unable to agree upon the apportionment of responsibility for, or the date of existence of, any environmental condition covered by the terms of this Agreement, the dispute shall be referred to binding arbitration by an arbitral tribunal (the
"Tribunal") composed of three arbitrators, of whom USX shall nominate one, Holdings shall nominate one and the two arbitrators so nominated shall agree upon a third. If either USX, on the one hand, or Holdings, on the other, fails to nominate an arbitrator within thirty (30) days of receiving notice of the nomination of such arbitrator by the other nominating party, such arbitrator shall at the written request of any party be appointed by the American Arbitration Association's office in Washington, D.C. As soon as practicable after its appointment, the Tribunal shall convene a meeting with USX, and Holdings or their representatives. Not less than ten (10) Business Days prior to such meeting, each of USX, on the one hand, or Holdings, on the other, shall make a written submission to the Tribunal with regard to the issues to be resolved. At such meeting, the Tribunal shall hear oral presentations by each of USX, on the one hand, or Holdings, on the other, or its representative and shall have an opportunity to question each of USX and Holdings with respect thereto. The Tribunal may issue a decision to resolve the dispute at any time. Alternatively, the Tribunal may, at its option, schedule one or more further meetings and request that the parties to the dispute provide further oral testimony or written submissions with respect to the issues to be resolved. The Tribunal shall endeavor to complete its review of the issues and issue its decision with respect to the dispute as soon as practicable. In the event any party fails to cooperate with the Tribunal or comply with its requests for oral testimony or written submissions, the Tribunal shall be entitled to draw appropriate conclusions from such failure and consider such conclusions in reaching its decision on the dispute. The Tribunal shall issue its final decision in a written statement addressed to each of USX and Holdings. The procedural decision of the Tribunal shall be made by a majority of the Tribunal.

     Section 3. Expenses. The parties shall cooperate with each other to develop cost effective and business-justified solutions to the matters described herein. Holdings and the Holdings Companies shall give USX notice prior to incurring any expenses for which USX shall be responsible hereunder.

     Section 4. Benefits. This Agreement shall inure to the benefit of Holdings and each of the Holdings Companies and their successors and assigns.

     Section 5. Amendments. No changes, amendments or modi-fications of this Agreement shall be valid unless in writing and signed by all of the parties hereto affected by any such change, amendment or modification.

     Section 6. Notices. All notices, consents, requests, instructions, approvals and other communications provided for herein and all legal process in regard hereto shall be validly given, made or served, if in writing and delivered by any reasonable means, including but not limited to per-sonal delivery, overnight courier, telex or registered or certified mail, return-receipt requested and postage pre-paid:

                               (a)  if to Holdings, to:

                               Transtar Holdings, L.P.
                               345 Park Avenue
                               New York, New York 10154-0191
                                  Attention:  James J. Mossman

                               with a copy to:

                               THE BLACKSTONE GROUP
                               345 Park Avenue
                               30th Floor
                               New York, New York  10154
                                  Attention:  James J. Mossman

                               and to:

                               WHITE & CASE LLP
                               1155 Avenue of the Americas
                               New York, New York  10036
                                 Attention:  William F. Wynne Jr., Esq.

                               (b)  if to USX, to:

                               USX CORPORATION
                               600 Grant Street
                               Pittsburgh, Pennsylvania  15219-4776
                                  Attention:  President

                               with a copy to:

                               USX Corporation
                               600 Grant Street
                               Pittsburgh, Pennsylvania  15219-4776
                                  Attention:  General Counsel

or to such other address as any such party hereto may, from time to time, designate in writing delivered in a like manner.

     Section 7. Governing Law. This Agreement shall be governed by the law of the Commonwealth of Pennsylvania.

     IN WITNESS WHEREOF, USX, Holdings and the Holdings Companies have each executed and delivered this Agreement as of the date first above written.

                                   USX CORPORATION


                                   By:
                                      --------------------------
                                      Name:
                                      Title:


                                   TRANSTAR HOLDINGS, L.P.
                                   By: BLACKSTONE TRANSPORTATION
                                        COMPANY, INC., its General Partner


                                   By:
                                      --------------------------
                                      Name:
                                      Title:




                                   HOLDINGS COMPANIES:

                                   BESSEMER AND LAKE ERIE RAILROAD COMPANY


                                   By:
                                      --------------------------
                                      Name:
                                      Title:


                                  DULUTH, MISSABE AND IRON RANGE RAILWAY COMPANY


                                   By:
                                      --------------------------
                                      Name:
                                      Title:


                                   USS GREAT LAKES FLEET, INC.


                                   By:
                                      --------------------------
                                      Name:
                                      Title:


                                   PITTSBURGH & CONNEAUT DOCK COMPANY


                                   By:
                                      --------------------------
                                      Name:
                                      Title:

                                USX SUBSIDIARIES

Bessemer Acquisition, Inc.
Birmingham Southern Acquisition, Inc.
DM&IR Acquisition, Inc.
EJ&E Acquisition, Inc.
Lake Terminal Acquisition, Inc.
McKeesport Acquisition, Inc.
P&C Dock Acquisition, Inc.
Union Railroad Acquisition, Inc.
Great Lakes Fleet Acquisition, Inc.
Warrior & Gulf Acquisition, Inc.
Fairfield Southern Acquisition, Inc.
MRT Acquisition, Inc.
Mon Valley Merger, Inc.
Tracks Traffic Acquisition, Inc.
Transall Acquisition, Inc.

                              TRANSTAR SUBSIDIARIES

Bessemer and Lake Erie Railroad  Company
Birmingham  Southern  Railroad Company
Duluth, Missabe and Iron Range Railway Company
Elgin, Joliet and Eastern Railway Company
The Lake  Terminal  Railroad  Company
McKeesport  Connecting  Railroad Company
The Pittsburgh & Conneaut Dock Company
Union Railroad  Company
USS Great Lakes Fleet, Inc.
Warrior & Gulf Navigation Company
Fairfield Southern Company, Inc.
Mobile River Terminal Company
Mon Valley Railway Company
Tracks Traffic and Management Services, Inc.
Transall, Inc.

                  List of Existing Environmental Cleanup Sites

BESSEMER AND LAKE ERIE RAILROAD Company

1. Douglassville National Superfund Site a/k/a Berks Associates, Inc. Cleanup Site, Douglassville, Pennsylvania. B&LE's contributed diesel lube oil to this site -- 4,032 gallons in 1973 and 2,600 gallons in 1975. Federal EPA involvement.

2. Delta Chemicals Cleanup Site, Worthington, Pennsylvania. B&LE contributed used solvents and waste oil to the site in 1985. Both state and federal authorities are involved.

DULUTH, MISSABE AND IRON RANGE RAILWAY COMPANY

1. Arrowhead Refinery National Superfund Site, Hermantown, Minnesota. DM&IR's contribution is 9,000 gallons waste oil. Federal EPA involvement.

2. Proctor Cleanup Site. Waste oil and PCB con-tamination at DM&IR facility in Proctor, Minnesota. Removal is being coordinated with state agency.

3. Two Harbors Facility - Abex Site. Two Har-bors, Minnesota. Hazardous foundry sludge has been discovered on property owned by the DM&IR.

ELGIN, JOLIET AND EASTERN RAILWAY COMPANY

1. Lenz Oil Cleanup Site, DuPage County, Illi-nois. EJ&E's contributed 3,985 gallons of waste oil; groundwater contamination has resulted. State agency involved.

PITTSBURGH AND CONNEAUT DOCK COMPANY

1. Laskin/Poplar Oil National Superfund Site, Jefferson, Ohio. United States of America vs. Alvin Laskin, et al. and General Motors, et al. vs. A.A. Automotive Ser-vice & Parts, et al. (including P&C Dock). P&C Dock contributed 16,315 gallons waste oil to this site. Federal EPA involvement. (See also USS Great Lakes Fleet.)

UNION RAILROAD COMPANY

1. Swissvale National Superfund Site, Swissvale, Pennsylvania. Ben Kalik and Frances Kalik d/b/a Swissvale Auto Surplus Co. vs. Allis-Chalmers Corp., et al. (including URR). Swissvale Auto Surplus Company site involves cleanup of PCBs and contaminated soil. Federal EPA involvement.

2. Delta Chemicals Cleanup Site, Worthington, Pennsylvania. Union contributed used solvents and waste oil to the site in 1985. Both state and federal authorities are involved.

USS GREAT LAKES FLEET, INC.

1. Laskin/Poplar Oil National Superfund Site, Jefferson, Ohio. United States of America vs. Alvin Laskin, et al. and General Motors, et al. vs. A.A.
     Automotive Service & Parts, et al. (including the Fleet). The Fleet contributed 342,000 gallons of waste oil to the site. Federal EPA involvement.

                              Certain Leased Sites

1. Albion, Pennsylvania Cleanup Site. A solid waste site at the Bessemer' s car clean-out site currently leased to a third party may necessitate the cleanup and disposal of soil. The state's Department of Environmental Resources has app roved the on-going remediation.

2. Endion Yard Cleanup Site. Duluth, Minnesota. Contaminated soil has been discovered on property formerly owned and/or leased by the DM&IR. State agency involvement.

                                                                 EXHIBIT I

             TERMINATION OF ENVIRONMENTAL INDEMNIFICATION AGREEMENT

          TERMINATION AGREEMENT (this "Agreement") dated as of _____ __, [2000] by and among USX CORPORATION, a Delaware corporation ("USX"), TRANSTAR, INC., a Delaware corporation ("Transtar") and each of the subsidiaries of Transtar signatory hereto listed under the caption "Transtar Subs" (collectively, the "Transtar Subs").

                              W I T N E S S E T H:
                               - - - - - - - - - -

          WHEREAS, USX, Transtar and the Transtar Subs are parties to an Environmental Indemnification Agreement dated as of December 28, 1988 (the "Existing Agreement"); and

          WHEREAS,  Transtar,  Transtar Holdings, L.P. ("Holdings") and USX have
entered  into  that  certain   Reorganization   and  Exchange   Agreement   (the
"Reorganization Agreement") dated as of October __, 2000; and

          WHEREAS, USX, Holdings and certain subsidiaries of Holdings are parties to an Environmental Indemnification Agreement dated as of the date hereof which Transtar, Holdings and USX intend to replace the Existing Agreement; and

          WHEREAS, pursuant to the terms of the Reorganization Agreement, the parties hereto desire to terminate the Existing Agreement;

          NOW, THEREFORE, in consideration of good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

          1. Termination. The Existing Agreement shall be terminated and have no further force and effect, effective as of the Closing. Notwithstanding any provision to the contrary contained in the Existing Agreement, none of the rights, obligations and liabilities of the parties under the Existing Agreement shall survive the termination of the Existing Agreement.

          2. Applicable Law. This Agreement shall be governed by, and construed and enforced in accordance with and subject to, the laws of the State of Pennsylvania applicable to agreements made and to be performed entirely within such State.

          3. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

          4. Entire Agreement. This Agreement contains the entire understanding of the parties hereto with respect to the subject matter hereof. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

          5. Third Party Beneficiaries. Each party hereto intends that this Agreement shall not benefit or create any right or cause of action in or on behalf of any person other than the parties hereto.

                                     * * * *

          IN WITNESS WHEREOF, USX, Holdings and the Company have each executed and delivered this Agreement as of the date first above written.





                                  USX CORPORATION



                                  By:
                                     --------------------------------------
                                     Name:
                                     Title:



                                  TRANSTAR, INC.



                                  By:
                                     --------------------------------------
                                     Name:
                                     Title:



                                  TRANSTAR SUBS:

                                  BESSEMER AND LAKE ERIES RAILROAD COMPANY



                                  By:
                                     --------------------------------------
                                     Name:
                                     Title:



                                  BIRMINGHAM SOUTHERN RAILROAD COMPANY



                                  By:
                                     --------------------------------------
                                     Name:
                                     Title:



                                  DULUTH, MISSABE AND IRON RANGE RAILWAY COMPANY



                                  By:
                                     --------------------------------------
                                     Name:
                                     Title:



                                  ELGIN, JOLIET AND EASTERN RAILWAY COMPANY



                                  By:
                                     --------------------------------------
                                     Name:
                                     Title:



                                  THE LAKE TERMINAL RAILROAD COMPANY



                                  By:
                                     --------------------------------------
                                     Name:
                                     Title:



                                  MCKEESPORT CONNECTING RAILROAD COMPANY



                                  By:
                                     --------------------------------------
                                     Name:
                                     Title:



                                  THE PITTSBURGH AND CONNEAUT DOCK COMPANY



                                  By:
                                     --------------------------------------
                                     Name:
                                     Title:



                                  UNION RAILROAD COMPANY



                                  By:
                                     --------------------------------------
                                     Name:
                                     Title:



                                  USS GREAT LAKES FLEET, INC.



                                  By:
                                     --------------------------------------
                                     Name:
                                     Title:



                                  WARRIOR & GULF NAVIGATION COMPANY



                                  By:
                                     --------------------------------------
                                     Name:
                                     Title:



                                  FAIRFIELD SOUTHERN COMPANY, INC.



                                  By:
                                     --------------------------------------
                                     Name:
                                     Title:



                                  MOBILE RIVER TERMINAL COMPANY



                                  By:
                                     --------------------------------------
                                     Name:
                                     Title:



                                  MON VALLEY RAILWAY COMPANY



                                  By:
                                     --------------------------------------
                                     Name:
                                     Title:



                                  TRACKS TRAFFIC AND MANAGEMENT SERVICES, INC.



                                  By:
                                     --------------------------------------
                                     Name:
                                     Title:



                                  TRANSALL , INC.



                                  By:
                                     --------------------------------------
                                     Name:
                                     Title:

                                                                    EXHIBIT J

                         AMENDMENT TO LICENSE AGREEMENT

          AMENDMENT (this "Amendment"), dated as of _____ __, [2000], between USX CORPORATION, a Delaware corporation ("Licensor") on the one hand, and USS GREAT LAKES FLEET, INC., a Delaware corporation ("Fleet"). All capitalized terms used herein and not otherwise defined shall have the respective meanings provided such terms in the License Agreement referred to below.

                              W I T N E S S E T H:
                               - - - - - - - - - -

          WHEREAS, Licensor and Fleet are parties to a License Agreement dated as of December 28, 1988 (the "License Agreement"); and

          WHEREAS, USX, Transtar, Inc. and Transtar Holdings, L.P. have entered into that certain Reorganization and Exchange Agreement (the "Reorganization Agreement") dated as of October __, 2000; and

          WHEREAS, pursuant to the terms of the Reorganization Agreement, the parties hereto desire to amend certain provisions of the License Agreement;

          NOW, THEREFORE, it is agreed:

          1. Section 8 of the License Agreement is hereby amended by deleting such section in its entirety and inserting the following text in lieu thereof:

          "TERM, TERMINATION. This Agreement shall continue in effect until the second anniversary of execution of this Agreement, except that Licensee shall be permitted a period of one year there-after in which (i) to remove all use of the USS in Circle from its ships, (ii) to obtain replace-ment station-ery, business cards and the like deleting all references to USS, and (iii) to destroy all bro-chures, labels, advertising and the like or obliterate or remove therefrom all uses of the Names."

          2. Section 8 of the License Agreement is hereby amended by deleting such section in its entirety and inserting the following text in lieu thereof:

          "POST TERMINATION. After the termination of this Agreement [or in the event of cancellation of this Agreement by Licensor for material default by Licensee], Licensee shall thereafter cease using the Names except for the period of one year as expressly provided above in Section 8. Within one year after termination, Licensee shall take prompt and immediate action to notify all Federal, State and local governmental bodies of its change in corporate name and shall take such further action as may be necessary to eliminate all references to the designation USS in connection with records of the corporate name of Licensee.]"

          3. This Amendment is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the License Agreement.

          4. This Amendment shall be governed and construed in accordance with the laws of the Commonwealth of Pennsylvania, with-out regard to such State's choice of law provision. This Amendment may be executed simul-tane-ously in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute but one and the same instrument.

                                      * * *

          IN WITNESS WHEREOF, each of the parties hereto has caused its name to be hereunto subscribed by its duly authorized officer as of the date first written above.


                                         USX CORPORATION



                                         By:
                                            -------------------------------
                                            Name:
                                            Title:


                                         USS GREAT LAKES FLEET, INC.



                                         By:
                                            -------------------------------
                                            Name:
                                            Title:

                                                                 EXHIBIT K

                      AMENDMENT TO ASSET PURCHASE AGREEMENT

          AMENDMENT (this "Amendment"), dated as of _____ __, [2000], among USX CORPORATION, a Delaware corporation ("USX"), TRANSTAR, INC., a Delaware corporation ("Transtar"), the subsidiaries of Transtar signatory hereto under the caption "USX Companies" (the "USX Companies"), Transtar Holdings LP, a Delaware limited partnership ("Holdings") and the subsidiaries of Holdings signatory hereto under the caption "Holdings Companies" (the "Holdings Companies"). All capitalized terms used herein and not otherwise defined shall have the respective meanings provided such terms in the Asset Purchase Agreement referred to below.

                              W I T N E S S E T H:
                              - - - - - - - - - -

          WHEREAS, USX, Transtar, the USX Companies and the Holdings Companies are parties to an Asset Purchase Agreement dated as of December 28, 1988 (the "Asset Purchase Agreement"); and

          WHEREAS, USX, Transtar, Inc. and Holdings have entered into that certain Reorganization and Exchange Agreement (the "Reorganization Agreement") dated as of October __, 2000; and

          WHEREAS, pursuant to the terms of the Reorganization Agreement, the parties hereto desire to amend certain provisions of the Asset Purchase Agreement;

          NOW, THEREFORE, it is agreed:

          1. Section 10.11 of the Asset Purchase Agreement is hereby amended by deleting such section in its entirety and inserting the following text in lieu thereof:

          "Section 10.11 Pension Liability by Reason of Subsequent Events. In the event that the employment of any Employee employed by Holdings or a Holdings Company has been terminated after December 28, 1988 or is terminated in the future as a direct or indirect result of a job elimination, or by reason of a shutdown or relocation of the business, department or any subdivision thereof, or by reason of a break in continuous service due to layoff, and such Employee has been or is granted an immediate non-contributory and/or contributory pension under the USX Pension Plan, as amended, or in the event that an arbitrator or court of competent jurisdiction has ruled or rules that such a Holdings or Holdings Company Employee is entitled to such a pension or to severance pay from USX, USX shall be reimbursed for the total cost of benefits, including its immediate non-contributory and contributory pension or severance payment. The total costs to be reimbursed include the benefits paid to such Employee as severance pay and the pension benefits paid to such Employee during the period between the date the pension commenced or commences and earlier of the date on which the Employee attains age 62 or the date on which such Employee is re-employed by Holdings or a Holdings Company, USX or a USX Company. To the extent that such reimbursement has not been made, such reimbursement is to be made by Holdings or the Holdings Company, as the case may be, as and when USX or the USX Pension Plan, as amended, makes payment for such benefits; provided that in the event an Employee elects to receive a lump sum distribution under the USX Pension Plan, as amended, Holdings or the Holdings Company, as the case may be, shall reimburse, to the extent such reimbursement has not been made, the monthly pension amount that would have been payable for each month prior to the attainment of age 62.

          2. This Amendment is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Asset Purchase Agreement.

          3. This Amendment shall be governed and construed in accordance with the laws of the Commonwealth of Pennsylvania, with-out regard to such State's choice of law provision. This Amendment may be executed simul-tane-ously in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute but one and the same instrument.

                                      * * *

          IN WITNESS WHEREOF, each of the parties hereto has caused its name to be hereunto subscribed by its duly authorized officer as of the date first written above.



                                  USX CORPORATION



                                  By:
                                     ------------------------------------
                                     Name:
                                     Title:



                                  TRANSTAR, INC.



                                  By:
                                     ------------------------------------
                                     Name:
                                     Title:

                                  TRANSTAR HOLDINGS, LP

                                  By: BLACKSTONE TRANSPORTATION
                                        COMPANY, INC., its General Partner



                                  By:
                                     ------------------------------------
                                     Name:   James J. Mossman
                                     Title:  President




                                  HOLDINGS COMPANIES:



                                  BESSEMER AND LAKE ERIE RAILROAD COMPANY



                                  By:
                                     ------------------------------------
                                     Name:
                                     Title:



                                  DULUTH, MISSABE AND IRON RANGE RAILWAY COMPANY



                                  By:
                                     ------------------------------------
                                     Name:
                                     Title:



                                  USS GREAT LAKES FLEET, INC.



                                  By:
                                     ------------------------------------
                                     Name:
                                     Title:



                                  THE PITTSBURGH & CONNEAUT DOCK COMPANY



                                  By:
                                     ------------------------------------
                                     Name:
                                     Title:



                                  MON VALLEY RAILWAY COMPANY



                                  By:
                                     ------------------------------------
                                     Name:
                                     Title:



                                  CUYAHOGA DOCK COMPANY



                                  By:
                                     ------------------------------------
                                     Name:
                                     Title:




                                  COMPANIES:



                                  BIRMINGHAM SOUTHERN RAILROAD COMPANY



                                  By:
                                     ------------------------------------
                                     Name:
                                     Title:



                                  ELGIN, JOLIET AND EASTERN RAILWAY COMPANY



                                  By:
                                     ------------------------------------
                                     Name:
                                     Title:



                                  THE LAKE TERMINAL RAILROAD COMPANY



                                  By:
                                     ------------------------------------
                                     Name:
                                     Title:



                                  MCKEESPORT CONNECTING RAILROAD COMPANY



                                  By:
                                     ------------------------------------
                                     Name:
                                     Title:



                                  UNION RAILROAD COMPANY



                                  By:
                                     ------------------------------------
                                     Name:
                                     Title:



                                  WARRIOR & GULF NAVIGATION COMPANY



                                  By:
                                     ------------------------------------
                                     Name:
                                     Title:



                                  FAIRFIELD SOUTHERN COMPANY, INC.



                                  By:
                                     ------------------------------------
                                     Name:
                                     Title:



                                  MOBILE RIVER TERMINAL COMPANY



                                  By:
                                     ------------------------------------
                                     Name:
                                     Title:



                                  TRACKS TRAFFIC AND MANAGEMENT SERVICES, INC.



                                  By:
                                     ------------------------------------
                                     Name:
                                     Title:



                                  [TRANSALL, INC.



                                  By:
                                     ------------------------------------
                                     Name:
                                     Title:]

                                                                    EXHIBIT L

         AMENDMENT NO. 1 TO SERVICES AND TECHNICAL ASSISTANCE AGREEMENT

          AMENDMENT (this "Amendment"), dated as of _____ __, [2000], by and between USX CORPORATION, a Delaware corporation ("USX"), and TRANSTAR INC., a Delaware corporation ("Transtar"), on behalf of itself and of each of the Direct Corresponding Companies and Indirect Corresponding Companies (each as defined in the Asset Purchase Agreement, and hereinafter referred to collectively as the "Corresponding Companies"). All capitalized terms used herein and not otherwise defined shall have the respective meanings provided such terms in the Services and Technical Assistance Agreement (defined below).

                              W I T N E S S E T H:
                              - - - - - - - - - -

          WHEREAS, USX and Transtar, on behalf of itself and each of the Corresponding Companies, are parties to a Services and Technical Assistance Agreement dated as of December 28, 1988 (the "1988 Services Agreement"); and

          WHEREAS, USX, Transtar and Transtar Holdings, LP, a Delaware limited partnership, have entered into a Reorganization and Exchange Agreement (the "Reorganization Agreement") dated September __, 2000; and

          WHEREAS, pursuant to the terms of the Reorganization Agreement, the parties hereto desire to amend certain provisions of the 1988 Services Agreement;

          NOW, THEREFORE, in consideration of the foregoing premises, and intending to be legally bound, the parties hereto agree as follows:

          1. Transtar hereby represents that it has not assigned any, nor all, of its rights pursuant to Section 4.2 of the 1988 Services Agreement.

          2. The 1988 Services Agreement is hereby amended by deleting all references to the Direct Corresponding Companies, the Indirect Corresponding Companies, the Corresponding Companies, and their respective agents, successors and assigns.

          3. Section 4.6 of the 1988 Services Agreement is hereby amended by deleting such section in its entirety and inserting the following text in lieu thereof:

          "Nothing expressed by or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation other than USX and Transtar any legal or equitable right, remedy or claim under or in respect of this Agreement or any provisions herein, this Agreement being intended to be and being for the sole and exclusive mutual benefit of USX and Transtar."

          4. This Amendment is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the 1988 Services Agreement.

          5. This Amendment shall be governed and construed in accordance with the laws of the Commonwealth of Pennsylvania, without regard to such State's choice of law provision.

          6. This Amendment may be executed simultaneously in counterpart, each of which shall be deemed an original but both of which together shall constitute but one and the same instrument.

                                      * * *

          IN WITNESS WHEREOF, each of the parties hereto has caused its name to be hereunto subscribed by its duly authorized officer as of the date first written above.


                                  USX CORPORATION



                                  By:
                                     ------------------------------------
                                     Name:
                                     Title:


                                  TRANSTAR, INC.



                                  By:
                                     ------------------------------------
                                     Name:
                                     Title:

                                                                 EXHIBIT O

                     BILLING METHODOLOGY FOR SHARED SERVICES

          The parties to each of the Services Agreement and the B&LE Services Agreement agree to determine initial billing rates for such services on the basis of Transtar's 2000 Business Plan, Transtar's current Service and Investment Plan ("SIP"), current salary and fringe benefit rates for employees of Transtar and its subsidiaries as of the Closing Date, and the matters reflected in the B&LE lease rental expense (as further described below). Holdings shall have the right to participate in the development of future SIPs for periods covered by the Services Agreement. The parties shall review, or cause to be reviewed, billing results for all costs outlined below every six months. Based upon such review, the parties shall retroactively adjust billing rates for the Services to reflect actual experience and such billing rates as adjusted, shall constitute the billing rates for the next six month billing period.

          1. MIS COSTS

          (a) Application Development and Support

          The projected cost for each project itemized in any SIP which relates to both the USX Companies and the Holdings Companies shall be allocated among the USX Companies and the Holdings Companies scheduled to benefit from the project based upon actual revenues for the previous fiscal year of the companies to which such project relates. Any special project that requires an adjustment to the SIP shall be jointly approved by a representative from each of the USX Companies and the Holdings Companies.

          (b) Network and Communications

          These costs shall be allocated among the USX Companies and the Holdings Companies based upon the number of nodes (network connections) attached to the Transtar Enterprise Network that are attributed to each company, such allocation to be subject to adjustment at each semi-annual review.

          (c) Centralized Production, Support and Administration

          These costs shall be divided evenly between the USX Companies and the Holdings Companies at all times and shall not be subject to adjustment at each semi-annual review.

          2. ENGINEERING, OPERATING SYSTEMS AND LEGAL COSTS

          Initially, the USX Companies and the Holdings Companies will each pay 50% of the incurred costs of these three departments between the USX Companies and the Holdings Companies. The party providing these Services shall cause its employees to maintain time sheets to record actual work performed for the benefit of each operating company. The parties shall use such time sheets as the basis of a each semi-annual review to determine any adjustment to the original 50/50 allocation. All hourly billing rates of a department shall represent the composite rate for such department. All billing costs for union-represented employees shall be represented by a standard composite union-represented employee. All other incurred costs excluding employment costs shall be the actual costs of each department.

          3. PAYROLL, BENEFITS AND CLAIMS COSTS:

          The costs of the Payroll, Benefits Administration and Claims departments for an employee of such departments shall reflect, in the case of a union represented employee, a standard composite union-represented employee (as determined by Transtar for purposes of the relevant collective bargaining agreements, and the actual payroll expense of a management employee. All other incurred costs of a department shall be the actual costs of such department. The costs of these departments shall be allocated on the basis of a moving average of actual active employees (both union-represented employees and management employees). The allocation of these costs shall initially be billed at on a 50/50 basis and shall be subject to adjustment at each semi-annual review.

          4. BUILDING RENTAL

          Holdings shall bill Transtar its share of the building costs of the main office building of B&LE pursuant to the terms of the Monroeville Building Lease. Transtar shall allocate such costs to each of the departments noted above according to their relative usage of Transtar's space. Each department shall charge the USX Companies and the Holdings Companies the portion of such costs allocated to such department according to their respective use of the services of such department.

                                                                     EXHIBIT P

                     MEDIATION, ARBITRATION & FORCE MAJEURE

          1. MEDIATION. At any time prior to the commencement of any arbitration provided under Section 2 of this agreement a party may submit a dispute arising hereunder to non-binding mediation. The mediator shall be selected by the party submitting the dispute with the concurrence of the other party (not to be unreasonably withheld). Neither submission of a dispute to mediation nor conclusion of the mediation process shall be a condition precedent to exercise of the arbitration procedures available to the parties under this agreement. If a dispute is submitted to mediation:

          1) the parties shall mediate the dispute in good faith;

          2) mediation shall occur in Allegheny County, Pennsylvania;

          3) final decision makers for each party on any matter in dispute shall personally attend all mediation sessions;

          4) the mediator shall have complete control of the mediation timing and process, provided, however, that the mediation shall conclude no later than fourteen (14) calendar days from the day of the initial meeting between the mediator and the parties;

          5) all agreements reached in mediation shall be reduced to writing before concluding the mediation process;

          6) the parties may, but shall not be obligated to, jointly agree to have the mediator make a final and binding decision;

          7) no discovery will be taken during the mediation process; and -

          8) the mediation process shall be confidential and each party participating shall have the right to designate any information provided to the mediator as "Confidential and Proprietary".

          2. ARBITRATION. All disputes arising under this agreement shall, upon the good faith election of one of the parties, be referred to binding arbitration conducted expeditiously in accordance with CPR Rules for Non-Administered Arbitration of Business Disputes ("CPR Rules") by a three person panel of arbitrators, each party choosing one arbitrator and the two arbitrators so chosen selecting a third, neutral arbitrator. The failure or inability of either party to choose an arbitrator or of the arbitrators chosen by the parties to select a third neutral arbitrator shall be resolved in accordance with the CPR Rules. Arbitration shall be conducted at a mutually convenient location in Allegheny County, Pennsylvania or at such other location as the parties may agree. The award in writing signed by any two of the arbitrators shall be final and binding. In order to resolve any disputes hereunder, the arbitrators shall implement the specific rights and obligations set forth in this agreement while fulfilling the intent stated in Section 4 hereof. Either party shall have the right to seek, and the arbitrators shall determine, declaratory relief of the nature generally set forth in the Uniform Declaratory Judgments Act (as in effect in the Commonwealth of Pennsylvania and as the same may be amended from time to time) including, but not limited to, questions of construction of this agreement, or a declaration of rights, status or other legal relations hereunder. The arbitrators shall apply the substantive statutory and common law of the Commonwealth of Pennsylvania to the dispute and the evidentiary laws of the Commonwealth of Pennsylvania to the arbitration proceeding. The arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. Sections 1-16, and judgment upon the award entered by the arbitrators may be entered by any court having jurisdiction thereof. The arbitrators shall not award damages in excess of compensatory damages (such damages may include, without limitation, the cost of obtaining reasonable replacement services and other reasonable mitigation costs). The costs and expenses of the arbitration (other than attorneys' fees, if any) shall be borne one-half by Holdings and one-half by Transtar. The arbitrators shall be permitted to review existing documents or records of any party to the extent that, in the sole discretion of the arbitrators, such documents and/or records are deemed to be relevant. Either party shall have the right to designate any information sought in discovery or provided to the arbitrators at their request as confidential and/or proprietary, in which case the party so designating such information may require the execution of a customary confidentiality agreement with respect to such information prior to providing such information to the other party.

          3. FORCE MAJEURE. In the event Transtar's performance hereunder is delayed or made impossible or commercially impracticable due to war, flood, riot, fire, explosion, strike, lockout or other difference with workers, shortage of energy sources, material or labor, delay in or compliance with or other action taken to carry out the intent or purpose of any law, regulation or other requirement of any governmental authority, Acts of God, or any cause beyond Transtar's control, Transtar shall have additional time within which to perform this agreement as may be reasonably necessary under the circumstances. Nothing contained in this paragraph shall be interpreted to extend the term of this agreement or to require Transtar to provide services for longer than the periods specified herein. ] In case of any dispute as to the reasonableness of a resulting delay in performance, the parties shall submit the matter to dispute resolution in accordance with the procedures set forth in Sections 1 and 2 above.

          4. INTENT OF AGREEMENT. This agreement, and all agreements implementing this agreement, shall be administered and interpreted in order to fulfill the intent stated in this Section 4. Any arbitrator(s) considering disputes pursuant to Section 2 hereof shall attempt to render a decision which fulfills the express terms of this agreement, while attempting to fulfill the intent stated in this Section 4. Such intent includes the following principles:

          (a) The parties hereto intend that no party, successor or assign shall be either unreasonably enriched or unreasonably harmed by any implementation and/or interpretation of said terms, conditions and provisions of this agreement.

          (b) Services should be provided to both the USX Companies and the Holdings Companies on a non-discriminatory basis and, unless otherwise mutually agreed, based on the same priorities as those on which services were provided immediately prior to the date of this agreement.

          (c) The Services provider shall be responsible for maintaining consistent quality levels for all Services. Services will be provided on the basis of (including frequency, schedule, level of detail and other matters), and at least at, the quality at which they were provided immediately prior to the date of this agreement.

          (d) Other than to assist and cooperate with the migration to a new service provider, the Services provided pursuant to this agreement do not include transition or installation services. Further, it is understood and agreed that the transactions outlined in the Reorganization and Exchange Agreement contemplate that each Holdings Company, and Holdings to the extent it receives Services, will eventually incur the cost to transition and migrate its Services needs to another service provider.

          (e) No warranty, implied or otherwise, is provided with any Service or transition service. USX and the USX Companies disclaim all liability, including that arising from the negligence of USX and the USX Companies or any of their directors, officers, employees, agents, contractors or suppliers for any Service provided, or any failure to perform under the Services Agreement, except for that which arises out of bad faith, gross negligence or intentional misconduct

                                                                  Exhibit Q

                                Lease Term Sheet

         The following represent the material terms of the lease of the Monroeville premises currently occupied by the USX Companies. Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Reorganization and Exchange Agreement to which this Term Sheet is an Exhibit.

Lessor........................ Bessemer & Lake Erie Railroad Company ("B&LE")

Lessee........................ Transtar, Inc. ("Transtar")

Premises...................... Approximately 115,153 square feet of office space located in the B&LE's headquarters building located at 135 Jamison Lane in Monroeville, Pennsylvania.

Term..........................  Commencing  on the date of the  split-off of the
     Holding Companies and coterminous with the Services Agreement (excluding renewals under Section 7.3(e)(iii) of the Reorganization and Exchange Agreement).

Renewals...................... No renewal options will be included in the lease.

Rent..........................  $13.881(1)  per square foot (the "Basic  Rent").
     Basic Rent will reflect the costs of floor space, property tax expense, ordinary course repair and maintenance, cafeteria subsidy, utilities, janitorial and cleaning services, depreciation, landscaping, snow removal, medical service provided by the building, mail delivery provided by the building and all other building services currently provided and all other costs associated with the leased premises. In the event that the square footage utilized by the Lessee is reduced as a result of a service reduction by the Holdings Companies pursuant to the Services Agreement, then the aggregate Basic Rent will be adjusted to reflect such reduction in utilized square footage.
(1) This rent calculation will be subject to confirmation by USX and Holdings prior to the execution of the lease.

CPI  Adjustment................  The  Lessor  shall have the right to adjust the
     Basic Rent upward at any time after the first anniversary of the commencement of the lease term by a factor equal to the percentage increase in the average CPI Urban Cities Average over the trailing six months over the average CPI Urban Cities Average over the trailing six months as of the month and year of the last increase in the Basic Rent, or if there has been no such increase, the date of the commencement of the lease term; provided that not more than one such increase shall be effected in any six month period.

MajorRepairs/CapEx...........  Relocation  of offices  shall be mutually  agreed upon and shall be paid for by the party initiating the move. Any maintenance project with a total projected cost of more than $100,000 shall be discussed and jointly approved by the Lessor and the Lessee prior to the actual commencement of any project; such approval not to be unreasonably withheld; provided that the Lessee shall not have the right to approve repairs or maintenance which are, in the judgment of Holdings, reasonably necessary to preserve the structural soundness of the building or the protect the safety of the occupants. Unless otherwise agreed, the cost of any major repair shall not be included in Basic Rent and shall be borne separately by the parties and shall be allocated based upon their relative utilization of the building.

Default.......................  The  lease  shall  contain  customary  events of default. The Lessor shall have the right to retake the leased premises and to terminate the lease in the event of a default that goes uncured after thirty days' notice and opportunity to cure.

Dispute  Resolution............  The  lease  will  contain  dispute   resolution
     provisions similar to those set forth in the Services Agreement.